                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                        22-1807533                                          3842
(State or other jurisdiction of             (I.R.S. Employer Identification No.)                 (Primary Standard Industrial
incorporation or organization)                                                                      Classification Number)

                         TWO NATIONWIDE PLAZA, SUITE 760
                              COLUMBUS, OHIO 43215
                                 (614) 221-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                                1013 CENTRE ROAD
                         WILMINGTON, DELAWARE 19805-1297
                                 (302) 998-0595
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
            AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                                BECOMES EFFECTIVE
                     ---------------------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box.                                     [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                                [ ]



                         CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed               Amount of
Title of Each Class of              Amount           Maximum Offering        Maximum Aggregate       Registration
Securities to be Registered      to be Registered     Price per Unit           Offering Price             Fee
---------------------------      ----------------     --------------           --------------             ---
Preferred Stock, Series 1,
  $1.00 par value per share,
  $20.00 stated value                385,000                $20                  $7,700,000              $2,280

PROSPECTUS


                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                            SERIES 1 PREFERRED STOCK

         This Prospectus relates to 385,000 shares of preferred stock of The Wendt-Bristol Health Services Corporation, a Delaware corporation (the "Company"), designated Series 1, with a par value $1.00 per share and a stated value of $20.00 per share, entitled to cumulative dividends at a rate of $1.20 per share per annum and convertible to shares of common stock of the Company at a rate of 6 2/3 common shares per Series 1 preferred share (the "Preferred Shares"). The Preferred Shares, conditioned upon acceptance of an application for listing, will be traded on the American Stock Exchange ("AMEX").

         AN INVESTMENT IN THE PREFERRED SHARES INVOLVES CERTAIN RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "INVESTMENT CONSIDERATIONS" BEGINNING ON PAGE 7.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                     Underwriting Discounts     Proceeds to issuer
                              Price to Public        and Commissions            or other persons (before expenses)

Per Preferred Share           $20                             $0.00                     $20
Total                         $7,700,000                      $0.00                     $7,700,000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

AVAILABLE INFORMATION.............................................................................................2

SUMMARY...........................................................................................................3
         THE COMPANY..............................................................................................3
         THE OFFERING.............................................................................................4
         MANAGEMENT SHARE OWNERSHIP...............................................................................5
         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
                  STATEMENTS......................................................................................5
         SELECTED FINANCIAL INFORMATION...........................................................................6

INVESTMENT CONSIDERATIONS.........................................................................................7
         PREFERRED SHARE PRICE....................................................................................7
         EXCHANGE LISTING.........................................................................................7
         MERGERS..................................................................................................7
         MANAGEMENT SHARE OWNERSHIP...............................................................................8
         VOTING RIGHTS............................................................................................8
         REDEMPTION...............................................................................................8
         USE OF PROCEEDS..........................................................................................8
         OPERATIONS OF THE COMPANY................................................................................8
         COMPANY ORGANIZATIONAL DOCUMENTS.........................................................................9
         REGULATORY CONCERNS......................................................................................9

THE OFFERING......................................................................................................9
         THE PREFERRED SHARES.....................................................................................9
         MANNER OF OFFERING.......................................................................................9
         HOW TO SUBSCRIBE........................................................................................10

USE OF PROCEEDS..................................................................................................10

CERTAIN INFORMATION CONCERNING THE COMPANY.......................................................................11
         PROPERTIES..............................................................................................15

MANAGEMENT OF THE COMPANY........................................................................................16
         DIRECTORS AND OFFICERS OF THE COMPANY...................................................................16
         EXECUTIVE COMPENSATION..................................................................................18
         GENERAL.................................................................................................18
         OPTIONS.................................................................................................19
         STOCK OPTION PLAN.......................................................................................20
         SPLIT-DOLLAR INSURANCE POLICIES.........................................................................22
         SECTION 401(K) PLAN.....................................................................................23

         COMPENSATION OF DIRECTORS...............................................................................24
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                  AND MANAGEMENT.................................................................................25
         CERTAIN INFORMATION CONCERNING COMPANY STOCK............................................................27
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................27

INDEMNIFICATION..................................................................................................28

LEGAL MATTERS....................................................................................................28
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1
APPENDIX A - TERMS OF SERIES 1 CUMULATIVE DIVIDEND PREFERRED STOCK..............................................A-1

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of the site is http://www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of shares of the Preferred Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the Exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

         The Company's securities are listed on the American Stock Exchange and reports and other information concerning the Company can be inspected at 86 Trinity Place, New York, New York 10006-1881.

--------------------------------------------------------------------------------

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Prospectus or in documents incorporated herein by reference. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements included or incorporated by reference in this Prospectus. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

         The Wendt-Bristol Health Services Corporation (the "Company"), a Delaware corporation, was originally organized under the laws of the State of New Jersey on January 19, 1966, under the name of Temco Products, Inc. and assumed its present name on October 26, 1992. The Company has evolved through the years into an outpatient health care provider. The Company operates one nursing home in Springfield, Ohio and is the owner or managing partner of several multi-disciplinary diagnostic/radiology centers and a radiation therapy center. Additionally, the Company owns and operates a retail pharmacy.

        The Company operates its businesses through a number of subsidiary entities. The Company owns 100% of The Wendt-Bristol Company, a Delaware corporation ("W-B"), which in turn is the parent of several companies that also have subsidiary entities. For a more detailed description, see "CERTAIN INFORMATION CONCERNING THE COMPANY."

        The Company plans to selectively and aggressively expand its diagnostics and radiation therapy business activity. During 1998, the Company has commenced construction of a two-building center that will include radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET Scanner in central Ohio), and a therapy and rehab center. A subsidiary of the Company has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. The Company also broke ground on previously acquired land adjacent to its Kenny Road diagnostic and radiology facility, to construct a Women's Health Center dedicated to the early detection of breast disease including an ambulatory surgery unit for breast surgery.

         The Company intends to use the proceeds from the Offering, in part, in conducting potential future acquisitions of complementary businesses in the fields of diagnostic and radiation therapy services. See, "USE OF PROCEEDS."

         The Company's address and phone number are as follows: Two Nationwide Plaza, Suite 760, Columbus, Ohio 43215, (614) 221-6000.

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
--------------------------------------------------------------------------------

THE OFFERING
Securities offered.................385,000 shares of Series 1 preferred stock, with a $1.00 par value and a $20.00 stated
                                   value per share(the "Preferred Shares"). See
                                   "THE OFFERING - THE PREFERRED SHARES."

Dividends..........................Cash dividends are cumulative from the date of issuance and are payable quarterly.
                                   See "THE OFFERING - THE PREFERRED SHARES."

Convertible........................Each Preferred Share may be converted into 6 2/3 shares of the common stock of the
                                   Company (the "Common Shares"). See "THE
                                   OFFERING - THE PREFERRED SHARES."

Redemption.........................The Preferred Shares are subject to redemption by the Company at a rate of $24.00
                                   per Preferred Share. See "THE OFFERING -
                                   THE PREFERRED SHARES."

Ranking............................The Preferred Shares rank senior to the
                                   Common Shares with respect to rights upon
                                   liquidation and dissolution. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Voting Rights......................The Preferred Shares are nonvoting, but the Common Shares are voting. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Listing............................The Company intends to list the Preferred
                                   Shares on the American Stock Exchange
                                   ("AMEX"), conditioned upon acceptance of
                                   its application for listing. The Common
                                   Shares are already traded on AMEX. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Use of Proceeds....................For general corporate purposes and for acquisition. See "USE OF PROCEEDS."

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

--------------------------------------------------------------------------------

Preemptive Rights.............................................None.

Termination Date..............................................May 31, 1999.

MANAGEMENT SHARE OWNERSHIP

         In considering your investment in the Preferred Shares, you should be aware of the fact that certain members of the management of the Company have an ownership interest in the Company. Moreover, the Company and its affiliates share management and the Company will be issuing Preferred Shares in connection with the merger of several of these affiliates. For a more detailed discussion of these matters, see "INTERESTS OF CERTAIN PERSONS IN THE OFFERING" and "INVESTMENT CONSIDERATIONS - MERGERS."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

                  (i) Certain statements, including possible or assumed future results of operations of the Company contained in this Prospectus including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to herein, and certain statements incorporated by reference from documents filed with the Commission by the Company including any statements contained herein or therein regarding the development or possible or assumed future results of operations of the Company's businesses, the markets for the Company's services and products, regulatory developments, and the effects of the Partnership Merger and Corporate Merger;

                  (ii) any statements preceded by, followed by or that include the words "believes," "expects," anticipates," "intends" or similar expressions; and

                  (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

         Among the factors that could cause actual results to differ materially are: customer growth, the speed and degree to which competition enters those markets in which the Company competes, acceptance by AMEX of the Company's application for listing, state and federal regulatory and/or legislative initiatives, the ability of the Corporate Merger and Partnership Merger to successfully enhance the uniformity of the Company's activities and bolster its esteem among investors, the economic climate, and other risks detailed from

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

time to time in the reports filed with the SEC by the Company and further discussed in this Prospectus. See, "INVESTMENT CONSIDERATIONS."

         The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf. Except for its ongoing obligation to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SELECTED FINANCIAL INFORMATION

                                           WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                           SELECTED HISTORICAL FINANCIAL INFORMATION
                                              (IN THOUSANDS, EXCEPT SHARE DATA)

                                          AT OR FOR THE
                                           SIX MONTHS               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                              ENDED       ---------------------------------------------------------
                                          JUNE 30, 1998     1997        1996        1995        1994        1993
                                          -------------   ---------   ---------   ---------   ---------   ---------
                                           (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues...............................   $   5,471     $  20,819   $  21,341   $  20,856   $  19,487   $  19,488
  Income (loss) from continuing
    operations...........................   $     107     $   1,782   $    (246)  $     217   $     204   $    (238)
  Income (loss) from continuing
    operations per common share(A).......   $    0.02     $    0.26   $   (0.04)  $    0.04   $    0.03   $   (0.03)
  Cash dividends declared per common
    share................................   $      --     $      --   $      --   $      --   $      --   $      --
  Ratio of earnings to fixed charges.....       1.248         2.213       0.810       1.183       1.141       0.815
BALANCE SHEET DATA:
  Total assets...........................   $  21,556     $  21,997   $  23,918   $  22,807   $  26,508   $  23,920
  Long-term debt.........................   $   9,781     $   9,152   $  12,081   $   7,881   $   7,965   $   9,249
  Redeemable preferred stock.............   $      --     $      --   $      --   $      --   $      --   $      --
  Stockholders' equity (deficit).........   $   6,330     $   6,445   $   4,742   $   4,543   $   7,200   $   6,964
  Shares outstanding at end of period....   6,023,479     6,181,226   6,236,020   5,719,758   8,195,244   8,141,796


---------------
(A) Calculated on a diluted share basis

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


                            INVESTMENT CONSIDERATIONS

         In addition to the other information contained in this Prospectus, the following factors should be carefully considered before purchasing the Preferred Shares offered hereby.

PREFERRED SHARE PRICE

         There is no guarantee as to the prices at which the Preferred Shares will trade after the Offering is concluded. This risk is exacerbated by the fact that the Company will be simultaneously issuing and registering Preferred Shares in connection with the mergers of several of its subsidiaries. See, "INVESTMENT CONSIDERATIONS - MERGERS." Moreover, the price at which the Common Stock may trade at the time of the conversion of Preferred Shares to Common Shares is uncertain and there is the possibility the price of the Common Shares could decrease.

EXCHANGE LISTING

         The listing of the Preferred Shares on AMEX is conditioned upon the acceptance of the Company's application for listing on the AMEX.

MERGERS

         The Company will be simultaneously issuing and registering Preferred Shares in connection with the mergers of several of its subsidiaries. More specifically, up to 42,857 Preferred Shares will be issued in connection with the merger of Wendt-Bristol Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Wendt-Bristol Diagnostics Company ("WBDC"), an Ohio corporation and wholly-owned subsidiary of W-B. In addition, up to 71,921 Preferred Shares will be issued as the consideration for the merger of Wendt-Bristol Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, with and into the Wendt-Bristol Diagnostics Company L.P.(the "Partnership"), a Delaware limited partnership of which WBDC is the general partner (the "Mergers"). Thus, there is the possibility that the Preferred Shares may trade at prices other than the value assigned to the Preferred Shares for purposes of the Offering. Also, the realization of all the potential benefits by the Company of the Offering and the Mergers is partially dependent upon the approval of the Mergers and there is no assurance that both Mergers will be approved.

         The Company believes that the exchange of the common stock of WBDC and the Depositary Units of the Partnership, both of which lack an established trading market, for the Preferred Shares, which (upon the approval of the Company's listing application) will be traded on the AMEX, will result in greater trading activity in the Company's securities, thereby bolstering investor interest in the Company. Additionally, the Preferred Shares are also convertible into the Common Shares, which may increase the demand for the Common Shares and bolster the price of the Common Shares.

         The Merger will also afford the Company a greater degree of control over its business operations and enhance the uniformity of its activities, which has the potential to increase the efficiency of the Company and favorably impact revenues and growth. It is hoped that unifying the Company's holdings will facilitate future restructurings and allow the Company to better position itself to compete in the various markets in which it is involved. The Company believes that these factors, when coupled with the Company's efforts over the past several years to focus more directly on those markets which it believes to be the most promising, may help bolster the Company's stock price and better face the competitive challenges of the markets in which it competes.

MANAGEMENT SHARE OWNERSHIP

         Certain members of the management of the Company are shareholders of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

VOTING RIGHTS

         The Preferred Shares are nonvoting and will not allow the holders of the Preferred Shares to participate in the selection of the management of the Company. However, if converted, the Common Shares do have voting rights.

REDEMPTION

         The Preferred Shares are subject to redemption by the Company.

USE OF PROCEEDS

         The Company intends to use the net proceeds of the Offering to fund potential business acquisitions. For further discussion of this matter, see "USE OF PROCEEDS." There is no guarantee that the Company's efforts to acquire complementary businesses will come to fruition or that if the Company does acquire another business, that such an acquisition will be successfully integrated with or favorably impact the Company's operations.

OPERATIONS OF THE COMPANY

         The health care industry is highly competitive and the Company faces competition from other entities and institutions, both public and private. Some of these institutions have greater financial and other resources than the Company. Moreover, changes in economic, political or market conditions could have an adverse impact upon the Company's financial performance.

COMPANY ORGANIZATIONAL DOCUMENTS

         Certain components of the Company's organizational structure also present risks. The Company's Certificate of Incorporation contains provisions limiting the remedies shareholders of the Company may seek for breaches of fiduciary duties by its directors. The Company has also elected in its Certificate of Incorporation not to be governed by the provisions of Delaware Corporation Law, which limit the types and timing of business combinations with interested shareholders of the Company.

REGULATORY CONCERNS

         The health care industry is subject to extensive state and federal regulation and changes in these regulations or a failure to comply with them could have an adverse impact on the Company's business. See "REGULATION OF HEALTH CARE INDUSTRY" and "REQUIREMENT OF CERTIFICATE OF NEED."

                                  THE OFFERING

THE PREFERRED SHARES

         Pursuant to the Company's Certificate of Incorporation, the total amount of shares of capital stock the Company is authorized to issue is 12,500,000, consisting of 12,000,000 shares of common stock, par value $.01 per share and 500,000 shares of preferred stock, par value $1.00 per share. The board of directors of the Company is authorized by the Certificate of Incorporation to determine the power, preferences and rights of any preferred shares issued by the Company. The board of directors by resolution and as set forth in The Wendt-Bristol Health Services Corporation Terms of Series 1 Cumulative Dividend Convertible Preferred Stock, attached hereto as Appendix A, has determined that the Preferred Shares will be nonvoting, preferred stock, designated Series 1, with a par value of $1.00 and a stated value of $20.00 and redeemable by the Company at a price of $24.00 per Preferred Share. The Preferred Shares are entitled to quarterly cumulative dividends at a rate of $1.20 per Preferred Share per annum on such conditions and at such times as set forth in the board of directors' resolutions declaring such dividends. The Preferred Shares may be converted into Common Shares at a rate of 6 2/3 Common Shares per Preferred Share. The board of directors has authorized the issuance of 385,000 Preferred Shares to be sold through the Offering and up to 115,000 Preferred Shares in connection with the Mergers. The Preferred Shares are not entitled to preemptive rights. There are no restrictions on the repurchase or redemption of the Preferred Stock by the Company while there is an arrearage in the payment of dividends or sinking fund installments.

MANNER OF OFFERING

         The Company intends to sell the Preferred Shares for cash in sales to non-U.S. residents. No underwriter will be used to conduct the Offering.

HOW TO SUBSCRIBE

         Those persons interested in subscribing for the Preferred Shares may do so, prior to May 31, 1999 (the "Offering Termination Date") by submitting the following items to the Company to subscribe for the Preferred Shares:

         - Complete the appropriate portions and sign a subscription agreement that will be provided by the Company (the "Subscription Agreement") to subscribe for the Preferred Shares;

         - Make full payment of the aggregate purchase price for the Preferred Shares in United States currency by check, bank draft, wire transfer or money order payable to "The Wendt-Bristol Health Services Corporation"; and

         - Deliver the Subscription Agreement together with full payment of the purchase price to the Company at its principal office.

         Subscriptions are not binding until accepted by the Company. The Company reserves the right to accept or reject subscriptions, in whole or in part, or to cancel the Offering, in its sole discretion. Certificates representing the Preferred Stock purchased in the Offering will be issued by the Company and mailed to subscribers as soon as is practicable after acceptance of subscriptions.


                                 USE OF PROCEEDS

         The net proceeds from the Offering are estimated to be $7,650,000, net of estimated offering expenses. The Company intends to use the net proceeds of the Offering principally to fund potential business acquisitions and any amounts remaining for working capital for ongoing operations.

         The Company expects to pursue discussions and formulate courses of action with respect to possible business acquisitions. While it has no present commitments or agreements and has not engaged in any negotiations with respect to any material acquisition, the Company is actively investigating acquisitions of firms engaged in businesses that the Company believes will complement its existing business, particularly businesses that provide multi-disciplinary diagnostic and radiation therapy services. No assurance can be given that such transactions can be successfully negotiated or completed or that any business acquired can be efficiently integrated with the Company's ongoing operations. No assurance can be given that the net proceeds from the Offering will be sufficient to fund any acquisition identified by the Company and that the Company will not need to obtain additional funds through borrowings or other financing arrangements. In the event that substantially less than the maximum proceeds are obtained and sufficient funds are not procured through other means, the Company will use the proceeds as working capital for ongoing operations, including expansion through addition of locations other than through acquisition.

         Pending such uses, the net proceeds will be invested in short term investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States government.


                   CERTAIN INFORMATION CONCERNING THE COMPANY

        The Company, through its 100% subsidiary W-B, has evolved through the years as an outpatient health care provider. The Company's operations consist of ownership and operation of a nursing home, a retail pharmacy, acting as managing partner of two multi-disciplinary diagnostic/radiology centers and a radiation therapy center, and wholly-owning a third diagnostic center. These centers provide diagnostic imaging techniques, including magnetic resonance imaging
(MRI), CT Scans, ultra-sound, x-ray, bone densitometry, mammography, fluoroscopy, out-patient angiography and, where applicable, radiation therapy.

        In 1997, the Company, through its subsidiaries, sold two of its three nursing homes, including its Alzheimer's and related syndromes facility, and two of its three retail pharmacies. The Company also ceased operations of its Medicare-certified home health agency, which had conducted business through Wendt-Bristol Home Health Care Company, a wholly-owned subsidiary of the Company. Additionally, in the fourth quarter of 1997, the Company opened a radiation therapy center in which it is the managing partner.

        The Company plans to selectively and aggressively expand its diagnostics and radiation therapy business activity. During 1998, the Company has commenced construction of a major 31,000 square feet, two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET Scanner in central Ohio), and a therapy and rehab center. WBDC has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. WBDC also has a 50% interest in the land and buildings associated to the new center. The Company also broke ground on previously acquired land adjacent to its Kenny Road diagnostic and radiology facility, to construct a Women's Health Center dedicated to the early detection of breast disease including an ambulatory surgery unit for breast surgery.

        The Company receives a fee (a percentage of collected revenues) for those operations where it serves as a managing partner.

        The Company's primary activities are currently located in Central Ohio.

        NURSING HOMES. The Company owned and operated two nursing homes in Columbus, Ohio (147 beds and 75 beds) until December 31, 1997 and leases (with an option to buy) the premises and operates the one remaining nursing home in Springfield, Ohio (100 beds).

        MEDICAL AND RELATED SERVICES. During February 1987, W-B formed WBDC for the purpose of establishing an outpatient medical diagnostic imaging center. The center was financed through the formation of the Partnership, of which WBDC is the general partner and currently receives management fees in addition to its share of the profits. The center opened in April 1988 in Columbus, Ohio. The center specializes in diagnostic imaging techniques, including magnetic resonance imaging (MRI), CT Scans, Ultrasound, X-ray, Mammography, Bone Densitometry and 3-D imaging. In the fourth quarter of 1996, the Center opened a suite to accommodate a new angiography/fluoroscopy unit.

         PHARMACIES. The Company operates one retail pharmacy in a downtown Columbus department store.

         EMPLOYEES: LABOR RELATIONS. The Company had approximately 200 employees at June 30, 1998. The Company considers its relations with its employees to be good.

        PATENTS AND TRADEMARKS. The Company owns registered trademarks, including "the Best of Health!", which are utilized in connection with the marketing of Company services and products.

         INDUSTRY SEGMENTS. The operations of the Company and its subsidiaries fall within two industry segments: Nursing homes; and Medical services and other. Additional information about each of the industry segments, for the respective periods indicated, follows:

         Financial information by industry segments for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                                   YEAR ENDED DECEMBER 31
                                                                   ----------------------
                                                        1997                        1996                   1995
                                                        ----                        ----                   ----

Revenues/sales to unaffiliated
customers:
  Nursing homes                                       $13,428,624                 $13,147,964         $12,604,828
  Medical services and other                            7,390,267                   8,193,238           8,251,370

Operating income or (loss):
  Nursing homes                                         1,560,091                     865,837             857,040
  Medical services and other                            (552,308)                    (79,340)             508,625

Equity in earnings of unconsolidated
  affiliates
  Nursing homes                                          -                           -                    -
  Medical services and other                              198,680                    -                    -

Identifiable assets:
  Nursing homes                                         9,291,623                  13,311,345          12,353,302
  Medical services and other                           12,704,896                  10,606,760          10,454,023

Investment in net assets of
  unconsolidated affiliates
  Nursing homes                                          -                           -                    -
  Medical services and other                              640,980                    -                    -

Depreciation expense:
  Nursing homes                                           209,502                     354,152             365,780
  Medical services and other                              613,861                     610,563             536,912

Capital expenditures:
  Nursing homes                                           278,606                     184,143             178,880
  Medical services and other                            1,233,485                   1,236,352             968,133

        REGULATION OF THE HEALTH CARE INDUSTRY. The Company must comply with extensive federal, state and local government regulations applicable to the health care industry and the pharmacy business.

        Nursing homes are subject to federal and state government regulation, including the necessity of obtaining and maintaining a license, certification for participating in the Medicare and/or Medicaid programs, and/or registration. There are also licensing requirements for nurses and other professional staff of the nursing home. The operations and activities of nursing homes are also affected by the Medicare/Medicaid conditions of participation and other relevant federal and local laws. Activities of nursing homes which are regulated, include, but are not limited to, release of medical records, patient confidentiality rights and the dispensing of drugs. In addition, there are federal and state requirements as to patient rights. Failure to abide by the federal and state laws governing the operations of nursing homes, including the requirements governing the foregoing areas, leads to termination of licensure and/or decertification and loss of reimbursement, private enforcement rights by the patient, and other sanctions.

        The State of Ohio currently licenses nursing homes which are privately owned and operated. A private owner cannot operate a nursing home without a license. In addition to licensure requirements, in the case of long-term care facilities, the Ohio Department of Health, the Ohio Department of Human Services, and the United States Department of Health and Human Services are the principal regulatory agencies to whose jurisdiction the Company is subject.

        The Company remains in good standing with all requisite agencies.

        There are substantial federal laws and regulations which impact the pharmacy business. Federal laws include the Federal Food, Drug and Cosmetic Act, the Federal Trade Commission Act, the Consumer Product Safety Act, the Poison Prevention Packaging Act, and the Hazardous Substances Act.

        States generally require that pharmacies and pharmacists be licensed or registered by applicable state agencies. In addition, there are state laws and regulations issued pursuant thereto governing aspects of retail pharmacy operations, including (i) who may write and dispense prescriptions, (ii) how prescriptions must be filled, (iii) how prescription drugs and controlled substances must be stored and safeguarded, (iv) when generic drugs may be substituted, and (v) the uses for which certain drugs may be prescribed. These laws are generally designed to insure the identity, strength, quality and purity and to regulate the packaging, labeling and dispensing of drugs. Regulations are issued by an administrative body in each state, typically a pharmacy board. These agencies are empowered to impose sanctions, including license or registration revocations for noncompliance. In addition, each pharmacy and pharmacist is bound by standards of professional practice. The Company has not experienced, nor does it expect to experience, any difficulties in compliance with regulations promulgated by these agencies.

        The Company also may be affected, directly or indirectly, by legislation affecting medical cost reimbursements. In recent years, Congress has enacted legislation aimed at controlling the cost to certain patients of medical products and services through the regulation of the primary federal and state reimbursement programs: Medicare, a federal program for certain elderly or disabled patients and certain patients suffering from end stage renal disease, and Medicaid, a jointly sponsored federal and state program which focuses on assisting certain qualified recipients.

        Legislative proposals to regulate or control health care costs and to institute a national health insurance program have been made from time to time and are currently receiving further consideration. Because these proposals vary, their potential effect on the health care industry also vary. If, in the future, legislation or regulations were to be adopted that would significantly reduce governmental reimbursement rates or rates charged to private-pay patients, such legislation or regulations could have a material adverse effect on the Company. Because a significant portion of all nursing home revenues on an industry-wide basis are derived from the federal and state governments, the Company and the industry as a whole will continue to be affected by changes in government programs and regulations.

        REQUIREMENT OF CERTIFICATE OF NEED. Under the current Certificate of Need ("CON") law, there is a moratorium on the approval of new nursing home beds until June 30, 1999. In recent years, CON laws and regulations have been relaxed and even eliminated in certain instances.

        The acquisition of an MRI does not require a CON and is not reviewable (unless the cost is $2 million or more), but does require filing a notice of intent with the Director of Health and the local health care agency 60 days prior to the purchase.

        New construction or renovation of a nursing home costing $2 million or more requires a CON. Capital expenditures of $2 million or more on behalf of a health care facility in connection with the provision of a health service do require filing a notice of intent with the Director of Health and the local health agency 60 days prior to obligating the capital expenditure.

        The Company's business operations and plans must comply with the foregoing laws. There can be no guarantee that such laws will not be expanded in the future.

        MANUFACTURE OF MEDICAL EQUIPMENT. Until October 1991, the Company was also engaged in the business of manufacturing durable medical equipment and furniture through its Healthcare Division located in Passaic, New Jersey.

        On October 1, 1991, the Company sold all of the assets (other than the real estate and plant thereon, which is presently leased to the buyer) of its Healthcare Division to a wholly-owned subsidiary of Graham-Field Health Products, Inc., pursuant to an Agreement dated August 31, 1991, between the Company and Graham-Field, Inc., as amended on October 1, 1991.

        The New Jersey Department of Environmental Protection and Energy (the "Department") determined that the Passaic, New Jersey, real estate of the Company did not completely comply with applicable New Jersey laws and regulations pertaining to the environment. The contamination in question had resulted primarily from underground tanks, long abandoned by prior owners of the site, and the contents thereof. All of such tanks have been removed by the Company. In part the contamination was also attributable to the method, initiated by prior operators, of disposal of solvents. The Company has incurred total costs of $1,078,000 related to environmental matters in New Jersey, of which $241,000 was spent in the five fiscal (calendar) years ended December 31, 1997.

PROPERTIES

         The Company leases approximately 7,200 square feet of space in a downtown Columbus, Ohio, office building which serves as the Company's, WBDC's, LLC's and the Partnership's general offices.

        The pharmacy operated by W-B is a leased premises located in a department store in downtown Columbus, Ohio (3,300 square feet). In addition, a warehouse (3,200 square feet) is leased in Columbus, Ohio to store records and durable medical equipment used at the pharmacy. The Company closed two pharmacies during 1997: one leased premises in Columbus, Ohio (4,000 square feet) and one leased premises in Canal Winchester, Ohio (4,000 square feet).

        The facilities of the Partnership consist of an 8,000 square foot, two-story building in Columbus, Ohio, which serves as its general offices and diagnostic and radiology center; such owned facilities are subject to mortgage indebtedness in the amount of approximately $683,000 at June 30, 1998.

        In February 1998, a subsidiary of the Company opened a 3,200 square feet diagnostic center in Granville, Ohio. This one story center, Wendt-Bristol Erinwood, operates on leased premises.

        The nursing homes of the Company operated during 1997 consist of one owned 147-bed home in Columbus, Ohio, (sold at December 31, 1997), one owned 75-bed Alzheimer's and related syndromes center (sold at December 31, 1997) and one 100-bed home with leased facilities in Springfield, Ohio. The lease expires in July, 2015. In November, 1994 the Company acquired approximately 2 acres of land adjacent to the Alzheimer's center for approximately $144,000. The property is not subject to any mortgage indebtedness and is being considered by the Company for the future development of a diagnostic, Women's Health and/or radiation therapy center.

         The present aggregate annual rentals of all remaining property leases referred to are approximately $528,000 and their terms have expiration dates ranging through July 2015.

        The Company believes that the facilities described or referred to above are adequate and sufficient for its present needs and requirements. It should also be noted that, in 1998, the Company has been pursuing the acquisition/lease of facilities to accommodate the operations of additional radiological and diagnostic ventures formed with unrelated third parties.

        The Company owns land and a plant located in Passaic, N.J., which were formerly used by its Healthcare Division (manufacturer of durable medical equipment), which was sold on October 1, 1991. This property was leased to the purchaser at the time of the transaction and the mortgage amortization schedule coincides with the term of the lease.

                            MANAGEMENT OF THE COMPANY

DIRECTORS AND OFFICERS OF THE COMPANY

         The following table and the text following the table set forth certain information with respect to the Directors and Executive Officers (being all of the directors of the Company, except for Dr. Penn, Mr. Del Ponte, Mr. Levine and Mr. Fernie) of the Company. Each Director serves until the next annual meeting of stockholders of the Company and until his successor is elected and qualifies, unless such Director resigns or dies prior thereto. Each Executive Officer serves at the pleasure of the Board of Directors.

                  NAME              AGE              CURRENT POSITIONS WITH COMPANY
                  ----              ---              ------------------------------
         Marvin D. Kantor           70               Chairman of the Board, Director

         Sheldon A. Gold            55               President, Treasurer, Chief Executive
                                                      Officer, Director, member of Audit
                                                      Committee

         Reed A. Martin             44               Executive Vice President, Chief Operating
                                                      Officer and Director

         Harold T. Kantor           65               Vice Chairman of the Board, Director

         Paul H. Levine             58               Director, member of Audit Committee

         Gerald M. Penn             61               Director, Vice President of Medical Affairs
                                                      (1998)

         Clemente Del Ponte         47               Director

         Charles R. Cicerchi        38               Vice President of Finance, Principal
                                                      Financial and Accounting Officer

         David E. Fernie            50               Director; member of Audit Committee

         Marvin D. Kantor has been Chairman of the Board since May 1988; prior to June 1993 he had also been President and Chief Executive Officer of the Company and W-B since May 1988. In addition, he is a Director of all of the Company's subsidiaries. He is a brother of Harold T. Kantor.

         Sheldon A. Gold is a certified public accountant and has been President and Chief Executive Officer of the Company since June 1993. Prior thereto and since March 1992 he had been Vice Chairman of the Board and since May 1988 he had been Executive Vice President, Treasurer, and Chief Financial and Accounting Officer of the Company. He again became Treasurer and Chief Financial and Accounting Officer of the Company in July 1992, until May, 1996. In addition, he has been a Director of the Company since May 1988. He has also been the President of W-B since June 1993, Executive Vice President between 1979 and June 1993, and Chief Financial and Accounting Officer of W-B since 1979 through May 1996.

         Reed A. Martin, elected as a Director in May 1992, has since June 1993 been Executive Vice President and Chief Operating Officer, since May 1991 he had been a

Senior Vice President of the Company supervising operations. Mr. Martin is a son-in-law of Marvin D. Kantor.

         Harold T. Kantor has been Vice-Chairman since June 1993 and a Director of the Company since May 1988. In addition, he has been Vice President of W-B since October 1985. He is a brother of Marvin D. Kantor.

         Paul H. Levine has been a Director since January, 1990 and serves on the audit and stock option committee. He is President of Nichols and Levine Asset Management, Inc., a registered investment advisor. Mr. Levine is an attorney and a certified public accountant and has been active in venture capital, investment banking and financial consulting since 1972. He is also a Director of Learning Technologies, Inc.

         Dr. Gerald M. Penn, M.D., Ph.D., was elected as a director on February 8, 1995 and became the Vice President of Medical Affairs of the Company on January 1, 1998. He serves on the stock option committee and also served on the audit committee through December 31, 1997. Dr. Penn was previously Chairman and Medical Director of the Department of Pathology at Grant Medical Center 1981-1996. Educated at The Ohio State University, Doctor Penn received his medical degree from the College of Medicine and a doctoral degree in biochemistry. He completed a pathology residency at University Hospital and postgraduate training at The Rockefeller University, New York, NY. He is board certified in clinical and anatomical pathology, immunopathology and hematopathology. He serves on the Board of Trustees of the Columbus Medical Association Foundation.

         Clemente Del Ponte was elected as a director of the Company on June 18, 1997. For the past five years he has been the managing director of McBridge Advisory, Ltd., an import/export consulting agency. Prior thereto, he was an independent consulting agent. Mr. Del Ponte resides in Lugano, Switzerland.

         Charles R. Cicerchi is a certified public accountant and has been Vice President of Finance since joining the Company in September, 1994. Prior thereto, he was Controller of Speer Industries, a mechanical contractor, where he was responsible for all accounting and treasury functions from the period 1990 to 1994. Since May, 1996 he has been the Principal Financial and Accounting Officer of the Company.

         David E. Fernie was elected a director of the Company on July 30, 1998 and is a member of the Audit Committee. He has been Professor of Education at Ohio State University since 1984. Prior to that, he was an Assistant Professor at the University of Houston. He received his Ed.D. from University of Massachusetts at Amherst and his Bachelors degree in political theory from Harvard College.

EXECUTIVE COMPENSATION

GENERAL

         The following table sets forth the total annual compensation paid or accrued by the Company and its subsidiaries to or for the account of (i) the President (the chief executive officer) of the Company and (ii) for the Company's most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 1997 and with respect to each of whom such compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                              LONG-TERM
                                                              COMPENSATION
                                                              ------------

                              ANNUAL COMPENSATION             AWARDS
                              -------------------             ------

                                                              SECURITIES
                                                              UNDERLYING
    NAME AND                                                  OPTIONS/          ALL OTHER
PRINCIPAL POSITION         YEAR             SALARY ($)        SARS (#)         COMP. ($)**
------------------         ----             ----------        --------         -----------

Sheldon A. Gold            1997             $160,000              *            $15,532
President and Chief        1996             $150,000          50,000/0            -
Executive Officer          1995             $140,000              *               -

Marvin D. Kantor           1997             $140,000              *            $65,028
Chairman of the            1996             $130,000              *            $75,866
Board                      1995             $127,404              *            $65,028

--------------
*   Not applicable

** Includes life insurance premiums paid by the Company for each of named persons (see Note 11 of the Notes to the Consolidated Financial Statements herein). For the fiscal year ended December 31, 1997, the amounts paid by the Company for each of the named persons is:

                                              LIFE
NAME                                        INSURANCE
----                                        ---------
Sheldon A. Gold                             $15,532
Marvin D. Kantor                            $65,028

OPTIONS

         The following table sets forth information respecting the grant by the Company of options to purchase shares of its Common Stock and other information related to options granted by the Company:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                                INDIVIDUAL GRANTS
                                -----------------

               NUMBER OF            % OF TOTAL
               SECURITIES           OPTIONS/SARS     EXERCISE
               UNDERLYING           GRANTED TO       OR BASE                   GRANT DATE
               OPTIONS/SARS         EMPLOYEES IN     PRICE       EXPIRATION    PRESENT
NAME           GRANTED (#)          FISCAL YEAR      ($/SH)      DATE          VALUE ($)
----           -----------          -----------      ------      ----          ---------

None


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               ---------------------------------------------------
                          AND FY-END OPTION/SAR VALUES
                          ----------------------------

                                                                                        VALUE OF
                                                                     NUMBER OF          UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS/SARS AT    OPTIONS/SARS
                                                                     FY-END-# SHRS      AT FY END-S

                                 SHARES
                                 ACQUIRED              VALUE         EXERCISABLE/       EXERCISABLE/
                                 ON EXERCISE           REALIZED      UNEXERCISABLE      UNEXERCISABLE
                                 -----------           --------      -------------      -------------
Sheldon A. Gold                  0                        0          50,000/0           $62,500/0

--------------------

         All options held by Mr. Sheldon A. Gold were exercisable at December 31, 1997. All were "in-the-money". American Stock Exchange reported quotations for the Common Stock of the Company on December 31, 1997, are: high, $1.25; low $1.1875; and close, $1.25; such prices on July 31, 1998 are: high, $1,4375; low, $1.4375; and close, $1.4375. The exercise price of each of the options of Mr. Sheldon A. Gold is $.875 and the options expire on May 23, 2001.

STOCK OPTION PLAN

         In 1983, the Company adopted an Incentive Stock Option Plan which was amended in 1989 and 1998 (as amended, the "Plan"). Pursuant to the Plan, the Company is authorized to grant stock options to purchase up to 500,000 shares of Common Stock of the Company, subject to anti-dilution provisions, to key personnel, including eligible directors, officers and employees of the Company. In the event that any option granted under the Plan shall terminate prior to its exercise in full for any reason, then the shares subject to the option not acquired by exercise of the option shall be added to the shares otherwise available for the grant of options under the Plan. Options granted under the Plan may be those intended to qualify as "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those not intended so to qualify. At July 31, 1998, options to purchase an aggregate of 347,000 shares of Common Stock of the Company, subject to anti-dilution provisions, could still be granted under the Plan.

         The Plan is currently administered by a Committee of the Board of Directors of the Company consisting of Messrs. Levine and Penn, which have the authority (except with respect to stock options to non-employee directors which are mandated by the Plan) to determine the grantees of the options, whether options granted are to be "incentive stock options" or non-incentive stock options except that non-employee directors must receive non-incentive stock options, the number of shares to be covered by each option, the time at which each option is exercisable, the method of payment, and certain other provisions of the option. Options may be granted for a term not to exceed 10 years (five years with respect to a 10% stockholder) and are not transferable or assignable other than by will or the laws of descent and distribution.

         An option may be exercised within twelve months after the death or disability of the optionee, to the extent the option was exercisable at the time of death or disability. The exercise price of all options (other than non-incentive stock options granted to persons other than non-employee directors) must be at least equal to the fair market value of shares of Common Stock of the Company on the date of grant, or 110% of such fair market value with respect to any optionee who is a 10% stockholder of the Company.

         The Plan will terminate on April 25, 2001. The Board of Directors of the Company may, however, terminate the Plan at any time prior to such date. Termination of the Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations under any option theretofore granted under the Plan.

         The Plan provides that no option granted thereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body of the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of the option is suspended and is not effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

         The Plan also provides that the Board or, if so designated, the Committee (of directors of the Company appointed to administer the Plan) may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, the representation, warranties and agreements to the effect that the shares acquired upon exercise of such options are being purchased by the option holder only for investment and without any present intention to sell or otherwise distribute such shares and that the option holder will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933 and the rules and regulations thereunder. The certificates issued to evidence such shares will bear appropriate legends summarizing such restriction on the disposition thereof.

SPLIT-DOLLAR INSURANCE POLICIES

         The following table sets forth information as of December 31, 1997, concerning split-dollar insurance policies on the lives of the named persons in the Summary Compensation Table (1):

                           INITIAL FACE                       INSURANCE PREMIUMS
                           AMOUNT OF                          ADVANCED IN EXCESS OF
NAME OF INSURED (2)        POLICY                    ISSUED   CASH VALUE (5)
-------------------        ------                    ------   --------------

Marvin D. Kantor           $1,500,000        (3)     06/08/92          $421,000
Sheldon A. Gold            $  375,000        (4)     09/11/86          $ 67,000

         The Company, pursuant to split-dollar agreements, has purchased life insurance on the lives of certain officers (including named persons in the Summary Compensation Table) and key employees on a "split-dollar" basis. The program is designed so that advances of premium payments (the "advances") the Company makes on behalf of each insured are collateralized by assignment of the related life insurance policy (i.e., the accumulated policy cash value and the policy death benefit).

         The insured person owns the policy and, with the consent of the Company, is permitted to borrow from the cash surrender value of the policy.

         Under the "split-dollar" agreements, the Company upon death or other separation from service of the insured receives the return of the advances from the death benefits or cash surrender value, if any, of the policy, as the case may be.

-------------------------

(1) See footnote to the Summary Compensation Table for information respecting Company premium payments for the fiscal year ended December 31, 1997.

(2)      The beneficiaries of the policies are the spouses of the insured.

(3) The policy is an increasing death benefit policy (through use of dividends) and has replaced a previous universal life policy.

(4) The policy is of the universal life nature, whereby the cash value is added to the face value at all times, including death.

(5) Represents monies advanced by the Company in excess of cash value available in the policies.

         The Company has represented its intention and obligation to maintain the policies. The individuals have enhanced the realization of these receivables by pledging a portion of their common stock ownership in the Company.

SECTION 401(K) PLAN

         Effective July 1, 1989, the Company established a Plan and Trust (the "401(k) Plan") intended to comply with the provisions of Section 401(k) of the Internal Revenue Code.

         All full-time (as defined) employees of the Company and of its subsidiaries (collectively referred to under this sub-caption as the "Company") who were employees on July 1, 1989, and persons who became employees thereafter and are continuously employed for one year are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an eligible employee who elects to participate defers a portion (the "Portion") of his compensation, as defined, the Portion being up to the maximum which will not cause the 401(k) Plan to favor Highly-Compensated Employees, as defined, or cause the 401(k) Plan to exceed the maximum amount allowable as a deduction to the company under Section 404 of the Code. The Company contributes under the 401(k) Plan, for the account of such eligible employee, an amount equal to the Portion; in substance the contribution is being made by the eligible employee.

         The 401(k) Plan provides that the Company shall make a contribution (which is in addition to the contribution referred to in the preceding sentence and shall be in shares of Common Stock of the Company) equal to 10% of the aggregate amount of all contributions made by participants, except that for this purpose a maximum of 10% of the compensation of each participant is taken into account. The 401(k) Plan also provides that the Company may contribute a discretionary amount to all participants out of its current or accumulated Net Profit, as defined, for the applicable Fiscal Year, as defined.

         All contributions of the participant vest immediately. Contributions of the Company vest in accordance with the number of years of service of the participant with vesting of

20% after one year of service and thereafter increasing by 20% increments for each year so that after five years or more of service, the Company's contributions become fully vested. Notwithstanding the foregoing, the Company's contributions fully vest upon the retirement, death, disability of a participant (all as defined in the 401(k) Plan) or in the event that the 401(k) Plan is terminated in whole, or to the extent particular participants are affected thereby, in part.

         The Trustee under the 401(k) Plan, Merrill Lynch Trust Company, invests cash contributed or otherwise held under the Plan as it is instructed by the employee participants, who have the discretion of fund selection.

         Distributions from the 401(k) Plan are made on a participant's retirement, death, disability, or the termination of employment for any reason other than the foregoing. Advance distributions on account of hardship may be made in limited circumstances as provided in the 401(k) Plan.

         Payment of vested amounts are made available in accordance with directions of the Committee, appointed by the Company to act under the 401(k) Plan, either in one lump sum payment or in annual cash installments over a period not to exceed 10 years.

COMPENSATION OF DIRECTORS

         Non-employee Directors of the Company receive $650 for each meeting of the Board of Directors of the Company which they attend and such Directors are also reimbursed for any expenses incurred. In addition, beginning January 1, 1995 all non-employee directors are compensated $500 per month for serving as director of the Company. No additional amounts are paid for committee participation.

         In addition, Non-Employee Directors have been granted stock options under the Plan to purchase shares of Common Stock of the Company. "Non-Employee Directors" are defined in the Plan as Directors of the Company who are not also employees of the Company, who have served as Directors for twelve consecutive full months, and who at the end of such period are continuing to serve as Directors. Dr. Gerald M. Penn was elected as a director in February, 1995 and was granted options on February 1, 1995 to purchase up to an aggregate of 10,000 shares, subject to anti-dilution provisions, at a price of $.375 per share. David E. Fernie was elected as a director in July of 1998 and was granted options on July 30, 1998 to purchase up to an aggregate of 10,000 shares subject to anti-dilution provisions at a price of $1.375 per share. The Plan also provides for a grant of additional stock options to each Director who received an option ("initial option") as hereinbefore described, each of such additional options to provide for the purchase of an aggregate maximum of 1,000 shares of Common Stock of the Company at a price per share equal to the fair market value of the Common Stock of the Company on the date of grant, subject to anti-dilution provisions, one of such additional options to be granted on each successive anniversary of the date of grant of the initial option, provided that such Director continues on such anniversary to be a Non-Employee Director. Pursuant to the

Second Amendment of the Stock Option Plan, on each fifth anniversary of receiving the initial 10,000 stock option, such Non-Employee Director will receive an option for 10,000 shares instead of 1,000 shares. Pursuant to the provisions of the Plan, Mr. Levine received on July 11, 1994, options to purchase an aggregate of 1,000 shares of the common stock of the Company at a price of $.6875 per share, subject to anti-dilution provisions; he received on July 11, 1995, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $.4375 per share, subject to anti-dilution provisions; he received on July 11, 1996, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $.875 per share, subject to anti-dilution provisions, he received on July 11, 1997, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $1.3125 per share, subject to anti-dilution provisions; and on July 30, 1998 he received options to purchase an aggregate of 10,000 shares of common stock of the Company at a price of $1.375 per share, subject to anti-dilution provisions. Dr. Penn received on February 1, 1996, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $.375 per share, subject to anti-dilution provisions, he received on February 1, 1997, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $1.435, subject to anti-dilution provisions and he received on February 1, 1998, options to purchase an aggregate of 1,000 shares of common stock of the Company at a price of $1.25 per share, subject to anti-dilution provisions. Each of the stock options referred to in this paragraph are exercisable commencing on the date of grant and ending on the fifth anniversary of such date. None of the options referred to in this paragraph have been exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below presents as of July 31, 1998, certain information (1) with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and (2) as to each class of equity securities of the Company or any of its parents or subsidiaries, other than directors' qualifying shares, beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                     AMOUNT AND NATURE AND      PERCENT
TITLE OF CLASS    NAME                               BENEFICIAL OWNERSHIP (1)   OF CLASS (2)
--------------    ----                               ------------------------   ------------

Common Stock      Marvin D. Kantor                   872,920                    13.88%
                  Two Nationwide Plaza
                  Suite 760
                  Columbus, Ohio 43215

Common Stock      Harold T. Kantor                   222,475                     3.54%

Common Stock      Sheldon A. Gold                    106,375    (3)              1.69%

Common Stock      Reed A. Martin                        15,751   (4)      -

Common Stock      Paul H. Levine                        15,500   (5)      -

Common Stock      Dr. Gerald M. Penn                    16,000   (6)      -

Common Stock      Clemente Del Ponte                   658,200   (7)    10.47%
                  Dollard House
                  Wellington Quay
                  Dublin 2 Ireland

Common Stock      David E. Fernie                       10,000   (8)      -

Common Stock      All Directors and                  1,917,221   (9)    30.49%
                  Executive Officers
                  As a Group (7 persons)

Common Stock      Gerald F. Schroer                    413,800  (10)     6.58%
                  25109 Detroit Road
                  Westlake, Ohio 44145

-------------------

(1) The individuals named have direct ownership and sole voting and investment power, except as otherwise indicated.

(2) Percent of class shown net of treasury shares (see (9) below). Except as otherwise indicated, shares owned by the individuals named represent less than 1% of the outstanding shares of Common Stock of the Company.

(3) Includes 25,000 shares which Mr. Kantor may acquire by exercising options granted to him under the Company's Stock Option Plan.

(4) Includes 13,750 shares of Common Stock which Mr. Gold may acquire by exercising Warrants and 50,000 shares of common stock which Mr. Gold may acquire by exercising options granted to him under the Company's stock option plan.

(5) Includes 1,100 shares of Common Stock which Mr. Martin may acquire by exercising Warrants and 10,000 shares of Common Stock which he may acquire by exercising options granted to him under the Company's Stock Option Plan.

(6) Includes 15,000 shares of Common Stock which Mr. Levine may acquire by exercising options granted under the Company's Stock Option Plan.

(7) All of the shares are in the record name of McBridge Advisory, Ltd. of which Mr. Del Ponte is the managing director of said company.

(8) Includes 13,000 shares of Common Stock which Dr. Penn may acquire by exercising options granted under the Company's Stock Option Plan.

(9) Includes 14,850 shares of Common Stock which may be acquired by exercise of Warrants and 128,000 shares which may be acquired by exercise of options granted under the Company's Stock Option Plan.

(10)     Pursuant to a July 6, 1998 letter received from Mr. Schroer.

CERTAIN INFORMATION CONCERNING COMPANY STOCK

     Price Range of Common Stock of the Company:

                            1996                              HIGH        LOW
                            ----                              ----        ---
1st Quarter.................................................    3/4        7/16
2nd Quarter.................................................   1 1/2        1/2
3rd Quarter.................................................   1 3/4        5/8
4th Quarter.................................................   1 3/4       1 1/8

                            1997                              HIGH        LOW
                            ----                              ----        ---
1st Quarter.................................................   1 5/8       1 1/4
2nd Quarter.................................................   1 7/16      1
3rd Quarter.................................................   1 1/2       1
4th Quarter.................................................   1 7/16      1 1/16

                            1998
                            ----
1st Quarter.................................................   1 3/8       1 1/16
2nd Quarter.................................................   1 5/8       1 1/8

                               PERFORMANCE GRAPHS

      This chart shows the Company's performance in the form of cumulative total return to shareholders from December 31, 1992 until December 31, 1997 in comparison to Standard and Poor's 500 and Standard and Poor's 500 Healthcare Composite Index.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                                             ANNUAL RETURN PERCENTAGE
                                                                   YEARS ENDING
                                                  ----------------------------------------------
            COMPANY/INDEX                         DEC93     DEC94     DEC95     DEC96     DEC97
            -------------                         ------    ------    ------    ------    ------
WEDNT-BRISTOL, HEALTH SVC CP..................    (25.00)   (41.73)    28.60    166.90    (16.67)
HEALTH CARE-500...............................     (8.40)    13.12     57.85     20.75     43.72
S&P 500 INDEX.................................     10.08      1.32     37.58     22.96     33.36

                                                                 INDEXED RETURNS
                                                                   YEARS ENDING
                                         BASE     ----------------------------------------------
                                        PERIOD
            COMPANY/INDEX               DEC92     DEC93     DEC94     DEC95     DEC96     DEC97
            -------------               ------    ------    ------    ------    ------    ------
WENDT-BRISTOL HEALTH SVC CP...........   100       75.00     43.70     56.20    150.00    125.00
HEALTH CARE -- 500....................   100       91.60    103.61    163.55    197.49    283.82
S&P 500 INDEX.........................   100      110.08    111.53    153.45    188.66    251.63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MHK Corp., of which Marvin D. Kantor and Harold T. Kantor are the sole shareholders, has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1997 was $799,718; 1996 was $809,435; and 1995 was $773,638. On June 30, 1998, the amount of such indebtedness, exclusive of interest, outstanding was approximately $724,000. Interest at 9% totaling $68,328 and $61,823 has been charged, through December 31, 1997 and 1996, respectively. A significant portion of this indebtedness arose effective January 1, 1995, when the Company sold the operating assets of a subsidiary's retail liquor store and two lounges in Florida to MHK Corp. The purchase price was equivalent to the net book value of the net assets which totaled $574,949 as adjusted for certain 1995 transactions. Additional advances were made in 1995 and 1996. Collateral for this indebtedness includes the operating assets of MHK Corp. and additional commercial real estate property owned by the Kantors in Dayton, Ohio.

         The President and CEO of the Company has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1997 was $243,412; 1996 was $243,412; and 1995 was $204,975. On June 30, 1998, the amount of such indebtedness was approximately $199,000. No interest is paid or charged on such indebtedness. The President/CEO has granted collateral to the Company to enhance the realization of the indebtedness, which is evidenced by a promissory note providing for minimum annual payments of $15,000, as amended.

         Certain executive officers and directors of the Company are limited partners owning less than an aggregate 10% interest in the Partnership and WBDC is the general partner of the Partnership.

                                 INDEMNIFICATION

         The Company is required to indemnify the directors, officers, employees and agents of the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Company. In the case of a criminal action, indemnification will be provided if the individual had no reason to believe his conduct was unlawful. However, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless the court in which such action or suit was brought determines otherwise. If successful on the merits, such persons shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the matter.

         Whether an individual has met the standards of conduct set forth above is left to the determination of a majority of the disinterested members of the board of directors, unless a quorum is not available or an independent legal opinion dictates otherwise, in which case the determination will be reached by the shareholders of the Company. The payment of such expenses may be made prior to the final disposition of the matter, upon the authorization of the board of directors and the receipt of an undertaking by such individual to repay the advance amount if indemnification is ultimately determined to be inappropriate. For further discussion of these matters, see the Company's Certificate of Incorporation attached hereto as Appendix A. Though these provisions do not directly address Security Act of 1933 liability, they do indirectly implicate indemnification under such circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

         American Health Care Centers, Inc. ("AHCC") had filed a complaint for Declaratory Judgment action against Ethan Allen Care Center, Inc. ("EACC") on June 26, 1995 in the Court of Common Pleas, Clark County, Ohio (Case No. 95-CV-0326). EACC is a subsidiary of W-B. AHCC is the landlord under a lease with EACC for its nursing home facility doing business as Bristol House of Springfield. AHCC seeks a Declaration that EACC is in default of the lease and seeks the right to repurchase the license for the nursing home. AHCC's Motion for Summary Judgment was denied by the court. EACC is presently current on its rent obligation but is disputing the calculation of late rent charges imposed under the lease.

         Although not directly subject to the aforementioned complaint, the Company has filed a complaint seeking payment of a receivable related to a Share Transfer Agreement with AHCC. Such amounts became due in February 1996, one year after final settlement of certain State of Ohio Medicaid receivables, as provided in the Agreement. Both cases are currently scheduled for different trial dates during 1998.

                                                                      APPENDIX A

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                      TERMS OF SERIES 1 CUMULATIVE DIVIDEND
                           CONVERTIBLE PREFERRED STOCK

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
        TERMS OF SERIES 1 CUMULATIVE DIVIDEND CONVERTIBLE PREFERRED STOCK


         Resolved, that pursuant to the authority vested in the board of directors of The Wendt-Bristol Health Services Corporation by its Certificate of Incorporation, as amended, the board of directors hereby assigns the attributes of previously authorized preferred stock, a series of preferred stock designated as Series 1 Cumulative Dividend Convertible Preferred Stock ("Series"), consisting of 500,000 shares, $1 par value each, with a stated value of $20.00 per share, of which the preferences and other special rights and the qualifications, limitations, or restrictions on such preferences and rights shall be as follows:

                                    DIVIDENDS

         The holders of record of shares of this Series shall be entitled to receive, when and as declared by the board of directors out of funds legally available therefor, cash dividends at the rate of $1.20 per share per annum, payable quarterly on such dates as may from time to time be determined by the board of directors, in preference to and in priority over dividends upon the Common Stock of the Corporation and all other shares of Preferred Stock of the Corporation that are by their terms expressly made junior as to dividends to this Series. The holders of shares of this Series shall not be entitled to any dividends other than the cash dividends provided for in this Section. No dividends shall be declared or paid on the Common Stock of the Corporation during any period when the Corporation has failed to pay a quarter-annual dividend on this Series for any preceding quarter.

                                   LIQUIDATION

         In the event of a liquidation, dissolution, or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation an amount equal to $20 per share, plus any accrued and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon the Common Stock of the Corporation and all other shares of Preferred Stock of the Corporation that are by their terms expressly made junior as to liquidation preferences to this Series. If the assets of the Corporation are not sufficient to pay such amounts in full to the holders of this Series and all other Series of Preferred Stock of the Corporation ranking equally as to liquidation preferences with the shares of this Series, the holders of this Series and of all such other Series shall share ratably in any such distribution of assets in accordance with the amounts that would be payable on such distribution if the amounts to which the holders of this and all such other Series are entitled were paid in full.

                                   REDEMPTION

         This Series may be redeemed, in whole or in part, at the option of the Corporation by resolution of its board of directors, at any time and from time to time, at the redemption price per share of $24 plus any accrued and unpaid dividends thereon to the date fixed for redemption.

         In the event that less than the entire number of the shares of this Series outstanding is at any one time redeemed by the Corporation, the shares to be redeemed shall be selected by lot in a manner determined by the board of directors of the Corporation.

         Not less than thirty nor more than sixty days prior to the date fixed for any redemption of this Series or any part thereof, a notice specifying the time and place of such redemption shall be given by first-class mail, postage prepaid, to the holders of record of the shares of this Series selected for redemption at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for redemption. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

         After the giving of any notice of voluntary redemption and prior to the close of business on the date fixed for such redemption, the holders of shares of this Series called for redemption may convert such stock into Common Stock of the Corporation in accordance with the conversion privileges set forth below in "Conversion Privilege and Price." After the date fixed for the redemption of shares of this Series by the Corporation, the holders of shares selected for redemption shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for all shares of this Series designated for redemption and not yet redeemed, plus any accrued and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for this Series, as a trust fund for the benefit of the holders of the shares of this Series designated for redemption.

         From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Such deposit shall not impair the right of conversion provided for herein. Any moneys deposited by the Corporation pursuant to this Section for the redemption of shares thereafter converted into Common Stock shall be returned to the Corporation forthwith upon their conversion, and any balance of such moneys remaining unclaimed at the end of the five years commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its board of directors, subject to applicable escheat laws.

                                   NON-VOTING

         Except as otherwise expressly provided below or as required by Law, this Series shall be non-voting.

                        CHANGES IN PREFERRED STOCK TERMS

         The Corporation may, by resolution of its board of directors or as otherwise permitted by law, from time to time alter or change the preferences, rights, or powers of this Series. However, no such alteration or change shall be made that adversely affects the preferences, rights, or powers of the shares of all outstanding Series of Preferred Stock of the Corporation without the affirmative vote or the written consent as provided by law of the holders of at least two thirds of the outstanding shares of all Series of Preferred Stock, voting as a single class. No alteration or change shall be made that adversely affects the preferences, rights, or powers of this but not all outstanding Series of Preferred Stock of the Corporation, without the affirmative vote or written consent as provided by law of the holders of at least two thirds of the outstanding shares of this and any other Series so affected by such alteration or change, voting as a single class. The holders of this Series shall not be entitled to participate in any such class vote if, at or prior to the time when any such alteration or change is to take effect, provision is made pursuant to "Redemption" above for the redemption of all shares of this Series at the time outstanding. Nothing in this paragraph shall require a class vote or consent in connection with the authorization, designation, increase, or issuance of any shares of any class or series of stock (including additional shares of this Series) that ranks junior to or on a parity with shares of this Series as to dividends and liquidation rights, or in connection with the authorization, designation, increase, or issuance of any bonds, mortgages, debentures, or other obligations of the Corporation.

                         CONVERSION PRIVILEGE AND PRICE

         The holders of shares of this Series shall have the right, at their option, to convert such shares into full-paid and nonassessable shares of Common Stock of the Corporation. Each share of this Series shall be convertible into 6 and 2/3rds share of Common Stock. See Adjustment of Conversion Ratio below.

         In case shares of this Series are called for redemption by the Corporation pursuant to "Redemption" above, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption by the Corporation.

                              CONVERSION PROCEDURE

         In order to convert shares of this Series into Common Stock, the holder shall surrender at the office of any transfer agent for this Series designated for that purpose by the board of directors, or at any such other office as may be designated by the board of directors, the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and shall give written notice to the Corporation at said office that he elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a payment in lieu of any fraction of a share, as hereafter provided, to the person or persons entitled to receive the same.

         No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share that would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock at the close of business on the day of conversion. The market value of a share of Common Stock shall be the last reported sale price on the American Stock Exchange on the last business day prior to the conversion date when the American Stock Exchange is open, or, if there is no reported sale on such day, the last reported closing bid price on the American Stock Exchange at the close of trading on that day. If the Common Stock is not then listed on the American Stock Exchange, the market value shall be the prevailing market value of the Common Stock on any other securities exchange or in the open market, as determined by the Corporation, which determination shall be conclusive.

         The Corporation will pay any and all documentary, stamp, or similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series. The

Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or held in treasury), for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

                         ADJUSTMENT OF CONVERSION RATIO

         If the Corporation subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of this Series shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

         If the Corporation is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holders of this Series may receive, in lieu of the Common Stock otherwise issuable to them upon conversion of this Series, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the Common Stock.

         If the Corporation at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of shares of common stock issuable upon the conversion of Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

         If the Corporation at any time pays any dividend or makes any distribution on its Common Stock in property (other than cash or Common Stock of the Corporation), then the number of shares of Common Stock issuable upon the conversion of this Series shall be equitably adjusted at the close of business on the record date for determination of the holders of the Common Stock entitled to said dividend or distribution.

         These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio of this Series into Common Stock shall be made by reason of:

                  (a) the payment of a cash dividend on the Common Stock or on any other class of stock of the Corporation;

                  (b) the purchase, acquisition, redemption, or retirement by the Corporation of any shares of common stock or of any other class of stock of the Corporation, except as provided above in connection with a subdivision or combination of the outstanding Common Stock of the Corporation;

                  (c) the issuance, other than as provided above, of any shares of Common Stock, or of any securities of the Corporation convertible into common stock or into other securities of the Corporation, or of any rights, warrants or options to subscribe for or purchase shares of Common Stock or other securities of the Corporation.

                    NOTICE TO HOLDERS OF CERTAIN TRANSACTIONS

         The Corporation shall cause a notice to be mailed to the transfer agent or agents for this Series, and to the holders of record of shares of this Series at their respective addresses as the same shall appear on the books of the Corporation, in case of any transaction which would result in a change in the conversion formula.

                                 NO OTHER RIGHTS

         The shares of this Series shall not have any relative, participating, optional, or other special rights or powers other than as set forth above and in the Certificate of Incorporation of the Corporation, as amended.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
PRO FORMA FINANCIAL STATEMENTS OF WENDT-BRISTOL HEALTH
  SERVICES CORPORATION AND SUBSIDIARIES
  Pro Forma Consolidated Balance Sheet at June 30, 1998
     (Unaudited)............................................   F-2
  Pro Forma Consolidated Statement of Operations for the Six
     Months Ended June 30, 1998 (Unaudited).................   F-3
  Pro Forma Consolidated Statement of Operations for the
     Year Ended December 31, 1997 (Unaudited)...............   F-4
  Computation of Pro Forma Earnings Per Share for the Six
     Months Ended June 30, 1998 and Year Ended December 31,
     1997 (Unaudited).......................................   F-5
  Notes to Pro Forma Financial Statements (Unaudited).......   F-6
FINANCIAL STATEMENTS OF WENDT-BRISTOL HEALTH SERVICES
  CORPORATION AND SUBSIDIARIES
  Consolidated Balance Sheets as of June 30, 1998
     (Unaudited) and December 31, 1997......................   F-7
  Consolidated Statements of Operations (Unaudited) for the
     Three and Six Months Ended June 30, 1998 and 1997......   F-8
  Consolidated Statements of Cash Flows (Unaudited) for the
     Six Months Ended June 30, 1998 and 1997................   F-9
  Notes to Consolidated Financial Statements for the Six
     Months Ended June 30, 1998 and 1997....................  F-10
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Six Months
     Ended June 30, 1998 and 1997...........................  F-14
  Report of Independent Auditors............................  F-17
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-18
  Consolidated Statements of Operations for the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-19
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1997, 1996 and 1995...........  F-20
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-21
  Notes to Consolidated Financial Statements for the Years
     ended December 31, 1997, 1996 and 1995.................  F-22
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-43
FINANCIAL STATEMENTS OF WENDT-BRISTOL DIAGNOSTICS COMPANY
  AND SUBSIDIARIES
  Consolidated Balance Sheets as of June 30, 1998
     (Unaudited) and December 31, 1997......................  F-45
  Consolidated Statements of Operations (Unaudited) for the
     Three and Six Months ended June 30, 1998 and 1997......  F-46
  Consolidated Statements of Cash Flows (Unaudited) for the
     Six Months Ended June 30, 1998 and 1997................  F-47
  Notes to Consolidated Financial Statements for the Six
     Months Ended June 30, 1998 and 1997....................  F-48
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Six Months
     Ended June 30, 1998 and 1997 and the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-49
  Report of Independent Auditors............................  F-51
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-52
  Consolidated Statements of Operations for the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-53
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1997, 1996 and 1995...........  F-54
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995.......................  F-55
  Notes to Consolidated Financial Statements for the Years
     Ended December 31, 1997, 1996 and 1995.................  F-57
FINANCIAL STATEMENTS OF WENDT-BRISTOL DIAGNOSTICS
  COMPANY L.P.
  Balance Sheets as of June 30, 1998 (Unaudited) and
     December 31, 1997......................................  F-67
  Statements of Operations (Unaudited) for the Three and Six
     Months ended June 30, 1998 and 1997....................  F-68
  Statements of Cash Flow (Unaudited) for the Six Months
     Ended June 30, 1998 and 1997...........................  F-69
  Notes to Financial Statements for the Six Months Ended
     June 30, 1998 and 1997.................................  F-70
  Report of Independent Auditors............................  F-72
  Balance Sheets as of December 31, 1997 and 1996...........  F-73
  Statements of Operations for the Years Ended December 31,
     1997, 1996 and 1995....................................  F-74
  Statement of Changes in Partner's Capital for the Years
     Ended December 31, 1997 and 1996.......................  F-75
  Statements of Cash Flows for the Years Ended December 31,
     1997, 1996 and 1995....................................  F-76
  Notes to Financial Statements for the Years ended December
     31, 1997, 1996 and 1995................................  F-77

                        PRO FORMA FINANCIAL INFORMATION

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS AT JUNE 30, 1998
                                  (UNAUDITED)

                                     ASSETS

                                                        DIAGNOSTICS                      DIAGNOSTICS    PREFERRED
                                                          COMPANY        PRO FORMA        CO. L.P.      FOR CASH      PRO FORMA
                                                         PRO FORMA    WITH DIAGNOSTICS    PRO FORMA     PRO FORMA      WITH ALL
                                          HISTORICAL    ADJUSTMENTS     COMPANY ONLY     ADJUSTMENTS   ADJUSTMENTS   TRANSACTIONS
                                          -----------   -----------   ----------------   -----------   -----------   ------------
Current assets:
  Cash..................................  $ 2,118,463    $ (77,142)     $ 2,041,321      $   21,884    $7,007,000    $ 9,070,205
  Restricted Cash.......................      191,297                       191,297                                      191,297
  Receivables:
    Trade, net of allowance for doubtful
      accounts of $185,000..............    2,426,566                     2,426,566                                    2,426,566
    Notes receivable....................      332,435                       332,435                                      332,435
    Allocation due from limited
      partnership.......................      628,000                       628,000        (628,000)
    Miscellaneous.......................      933,028                       933,028                                      933,028
                                          -----------    ---------      -----------      ----------    ----------    -----------
                                            4,320,029                     4,320,029        (628,000)                   3,692,029
                                          ===========    =========      ===========      ==========    ==========    ===========
  Inventories...........................      187,912                       187,912                                      187,912
  Prepaid expenses and other............      163,632                       163,632                                      163,632
                                          -----------    ---------      -----------      ----------    ----------    -----------
        Total current assets............    6,981,333      (77,142)       6,904,191        (606,116)    7,007,000     13,305,075
                                          -----------    ---------      -----------      ----------    ----------    -----------
Property, plant and equipment, at
  cost..................................   14,394,625                    14,394,625         716,295                   15,110,920
  Less: Accumulated depreciation and
    amortization........................   (5,056,926)                   (5,056,926)        (95,132)                  (5,152,058)
                                          -----------    ---------      -----------      ----------    ----------    -----------
                                            9,337,699                     9,337,699         621,163                    9,958,862
                                          -----------    ---------      -----------      ----------    ----------    -----------
Investments and other assets:
  Notes and other receivables, net of
    current portion.....................      398,734                       398,734                                      398,734
  Notes receivable from officers,
    employees and related parties, net
    of amounts payable..................      866,941                       866,941                                      866,941
  Life insurance premiums receivable....    1,026,027                     1,026,027                                    1,026,027
  Investment in unconsolidated
    affiliates..........................      627,043                       627,043                                      627,043
  Advances to unconsolidated affiliates,
    net.................................      677,854                       677,854                                      677,854
  Excess of cost over assets of
    businesses and subsidiaries
    acquired, less amortization.........      348,167      398,214          746,381         835,566                    1,581,947
  Deferred charges......................      962,658                       962,658                                      962,658
  Other assets..........................      330,012                       330,012         229,194                      559,206
                                          -----------    ---------      -----------      ----------    ----------    -----------
        Total investments and other
          assets........................    5,237,436      398,214        5,635,650       1,064,760                    6,700,410
                                          -----------    ---------      -----------      ----------    ----------    -----------
                                          $21,556,468    $ 321,072      $21,877,540      $1,079,807    $7,007,000    $29,964,347
                                          ===========    =========      ===========      ==========    ==========    ===========

                                                           LIABILITIES
Current liabilities:
  Accounts payable......................  $ 3,287,550                   $ 3,287,550                                  $ 3,287,550
  Accrued expenses and other liabilities
    Salaries and wages..................      215,993                       215,993                                      215,993
    Taxes, other than federal income
      taxes.............................      160,017                       160,017                                      160,017
    Interest............................      122,803                       122,803                                      122,803
    Other...............................      293,600                       293,600                                      293,600
  Long-term obligations classified as
    current.............................      987,001                       987,001                                      987,001
  Federal income taxes payable..........       40,000                        40,000                                       40,000
                                          -----------    ---------      -----------      ----------    ----------    -----------
        Total current liabilities.......    5,106,964                     5,106,964                                    5,106,964
                                          -----------    ---------      -----------      ----------    ----------    -----------
Long-term obligations, less amounts
  classified as current.................    9,780,951                     9,780,951                                    9,780,951
                                          -----------    ---------      -----------      ----------    ----------    -----------
        Total liabilities...............   14,887,915                    14,887,915                                   14,887,915
                                          -----------    ---------      -----------      ----------    ----------    -----------
Minority interests......................      338,712     (554,463)        (215,751)        215,751
                                          -----------    ---------      -----------      ----------    ----------    -----------
Stockholders' equity:
  Preferred stock.......................                   857,140          857,140       1,438,420     7,700,000      9,995,560
  Common stock..........................       82,485                        82,485                                       82,485
  Capital in excess of par..............   10,244,985                    10,244,985                                   10,244,985
  Retained earnings (deficit)...........   (1,230,094)      18,395       (1,211,699)       (574,364)     (693,000)    (2,479,063)
                                          -----------    ---------      -----------      ----------    ----------    -----------
                                            9,097,376      875,535        9,972,911         864,056     7,007,000     17,843,967
  Treasury stock, at cost...............   (2,767,535)                   (2,767,535)                                  (2,767,535)
                                          -----------    ---------      -----------      ----------    ----------    -----------
        Total stockholders' equity......    6,329,841      875,535        7,205,376         864,056     7,007,000     15,076,432
                                          -----------    ---------      -----------      ----------    ----------    -----------
                                          $21,556,468    $ 321,072      $21,877,540      $1,079,807    $7,007,000    $29,964,347
                                          ===========    =========      ===========      ==========    ==========    ===========

                        PRO FORMA FINANCIAL INFORMATION

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                 DIAGNOSTICS                      DIAGNOSTICS    PREFERRED
                                                   COMPANY        PRO FORMA        CO. L.P.      FOR CASH      PRO FORMA
                                                  PRO FORMA    WITH DIAGNOSTICS    PRO FORMA     PRO FORMA      WITH ALL
                                    HISTORICAL   ADJUSTMENTS     COMPANY ONLY     ADJUSTMENTS   ADJUSTMENTS   TRANSACTIONS
                                    ----------   -----------   ----------------   -----------   -----------   ------------
Revenues:
  Net sales.......................  $  548,432                    $  548,432                                   $  548,432
  Service income..................   4,922,457                     4,922,457                                    4,922,457
                                    ----------    --------        ----------       ---------    ----------     ----------
                                     5,470,889                     5,470,889                                    5,470,889
                                    ----------    --------        ----------       ---------    ----------     ----------
Cost and expenses:
  Cost of sales...................     415,668                       415,668                                      415,668
  Selling, general and
     administrative expenses,
     net..........................   4,470,657      14,749         4,485,406          30,947                    4,516,353
                                    ----------    --------        ----------       ---------    ----------     ----------
                                     4,886,325      14,749         4,901,074          30,947                    4,932,021
                                    ----------    --------        ----------       ---------    ----------     ----------
Operating income before
  depreciation....................     584,564     (14,749)          569,815         (30,947)                     538,868
Depreciation......................     372,419                       372,419          31,711                      404,130
                                    ----------    --------        ----------       ---------    ----------     ----------
Operating income..................     212,145     (14,749)          197,396         (62,658)                     134,738
Other income (expense):
  Minority interests in loss
     (earnings), net of tax.......     169,456      11,745           181,201        (181,201)
  Interest expense, net...........    (264,717)                     (264,717)                                    (264,717)
  Equity in earnings of
     unconsolidated affiliates....     (18,937)                      (18,937)                                     (18,937)
  Other, net......................      12,942                        12,942                                       12,942
                                    ----------    --------        ----------       ---------    ----------     ----------
                                      (101,256)     11,745           (89,511)       (181,201)                    (270,712)
                                    ----------    --------        ----------       ---------    ----------     ----------
Income before income taxes........     110,889      (3,004)          107,885        (243,859)                    (135,974)
Income tax benefit (expense)......      (3,500)                       (3,500)         82,912                       79,412
                                    ----------    --------        ----------       ---------    ----------     ----------
Net income........................  $  107,389    $ (3,004)       $  104,385       $(160,947)   $              $  (56,562)
                                    ==========    ========        ==========       =========    ==========     ==========
Income per common share:
  Basic...........................  $     0.02    $               $     0.01       $            $              $    (0.06)
                                    ==========    ========        ==========       =========    ==========     ==========
  Diluted.........................  $     0.02    $               $     0.01       $            $              $    (0.06)
                                    ==========    ========        ==========       =========    ==========     ==========
Weighted average shares
  outstanding:
  Basic...........................   6,092,009                     6,092,009                                    6,092,009
                                    ==========    ========        ==========       =========    ==========     ==========
  Diluted.........................   6,136,807                     6,136,807                                    6,136,807
                                    ==========    ========        ==========       =========    ==========     ==========
Ratio of earnings to fixed
  charges.........................       1.248                                                                      0.424
                                    ==========                                                                 ==========

                        PRO FORMA FINANCIAL INFORMATION

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                DIAGNOSTICS                      DIAGNOSTICS    PREFERRED
                                                  COMPANY        PRO FORMA        CO. L.P.      FOR CASH      PRO FORMA
                                                 PRO FORMA    WITH DIAGNOSTICS    PRO FORMA     PRO FORMA      WITH ALL
                                  HISTORICAL    ADJUSTMENTS     COMPANY ONLY     ADJUSTMENTS   ADJUSTMENTS   TRANSACTIONS
                                  -----------   -----------   ----------------   -----------   -----------   ------------
Revenues:
  Net sales.....................  $ 2,435,334                   $ 2,435,334                                  $ 2,435,334
  Service income................   18,383,557                    18,383,557                                   18,383,557
                                  -----------    --------       -----------       ---------    ----------    -----------
                                   20,818,891                    20,818,891                                   20,818,891
                                  -----------    --------       -----------       ---------    ----------    -----------
Cost and expenses:
  Cost of sales.................    1,820,352                     1,820,352                                    1,820,352
  Selling, general and
     administrative expenses,
     net........................   17,167,393      29,497        17,196,890          61,894                   17,258,784
                                  -----------    --------       -----------       ---------    ----------    -----------
                                   18,987,745      29,497        19,017,242          61,894                   19,079,136
                                  -----------    --------       -----------       ---------    ----------    -----------
Operating income before
  depreciation..................    1,831,146     (29,497)        1,801,649         (61,894)                   1,739,755
Depreciation....................      823,363                       823,363          63,421                      886,784
                                  -----------    --------       -----------       ---------    ----------    -----------
Operating income................    1,007,783     (29,497)          978,286        (125,315)                     852,971
Other income (expense):
  Minority interests in loss
     (earnings), net of tax.....      176,888     128,038           304,926        (304,926)
  Interest expense, net.........   (1,264,878)                   (1,264,878)                                  (1,264,878)
  Equity in earnings of
     unconsolidated
     affiliates.................      198,680                       198,680                                      198,680
  Gain on sale of nursing homes
     assets.....................    1,778,007                     1,778,007                                    1,778,007
  Other, net....................       84,633                        84,633                                       84,633
                                  -----------    --------       -----------       ---------    ----------    -----------
                                      973,330     128,038         1,101,368        (304,926)                     796,442
                                  -----------    --------       -----------       ---------    ----------    -----------
Income before income taxes......    1,981,113      98,541         2,079,654        (430,241)                   1,649,413
Income tax benefit (expense)....     (199,500)                     (199,500)        146,282                      (53,218)
                                  -----------    --------       -----------       ---------    ----------    -----------
Net income......................  $ 1,781,613    $ 98,541       $ 1,880,154       $(283,959)   $             $ 1,596,195
                                  ===========    ========       ===========       =========    ==========    ===========
Income per common share:
  Basic.........................  $      0.29    $              $      0.29       $            $             $      0.16
                                  ===========    ========       ===========       =========    ==========    ===========
  Diluted.......................  $      0.26    $              $      0.27       $            $             $      0.16
                                  ===========    ========       ===========       =========    ==========    ===========
Weighted average shares
  outstanding:
  Basic.........................    6,224,241                     6,224,241                                    6,224,241
                                  ===========    ========       ===========       =========    ==========    ===========
  Diluted.......................    6,916,241                     7,201,954                                   10,248,091
                                  ===========    ========       ===========       =========    ==========    ===========
Ratio of earnings to fixed
  charges.......................        2.213                                                                      1.289
                                  ===========                                                                ===========

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                               BASIC AND DILUTED
                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                                   PRO FORMA                                      PRO FORMA
                                                 DIAGNOSTICS    WITH DIAGNOSTICS    DIAGNOSTICS    PREFERRED       WITH ALL
         BASIC EARNINGS            HISTORICAL      COMPANY        COMPANY ONLY       CO. L.P.       FOR CASH     TRANSACTIONS
         --------------            ----------    -----------    ----------------    -----------    ----------    ------------
Net income.......................  $  107,389    $   (3,004)       $  104,385       $ (160,947)                   $  (56,562)
Less: Preferred stock
  dividends......................                   (25,714)          (25,714)         (43,153)      (231,000)      (299,867)
                                   ----------    ----------        ----------       ----------     ----------     ----------
Net income available to common
  shareholders...................     107,389a      (28,718)           78,671a        (204,100)      (231,000)      (356,429)a
                                   ----------    ----------        ----------       ----------     ----------     ----------
DILUTED EARNINGS
Add: Effect of convertible
  bonds..........................
  Effect of options..............
  Preferred stock dividends*.....
                                   ----------    ----------        ----------       ----------     ----------     ----------
Income assuming conversions......     107,389b      (28,718)           78,671b        (204,100)      (231,000)      (356,429)b
                                   ==========    ==========        ==========       ==========     ==========     ==========
Weighted average shares
  outstanding:
  Basic..........................   6,092,009a                      6,092,009a                                     6,092,009a
                                   ----------    ----------        ----------       ----------     ----------     ----------
  Effect of convertible bonds....
  Effect of options..............      44,798                          44,798                                         44,798
  Effect of preferred shares*....
                                   ----------    ----------        ----------       ----------     ----------     ----------
  Diluted shares.................   6,136,807b                      6,136,807b                                     6,136,807b
                                   ----------    ----------        ----------       ----------     ----------     ----------
Income per common share:
  Basic..........................  $   0.0176a                     $   0.0129a                                    $  (0.0585)a
                                   ==========    ==========        ==========       ==========     ==========     ==========
  Diluted........................  $   0.0175b                     $   0.0128b                                    $  (0.0581)b
                                   ==========    ==========        ==========       ==========     ==========     ==========

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                               BASIC AND DILUTED
                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                   PRO FORMA                                      PRO FORMA
                                                 DIAGNOSTICS    WITH DIAGNOSTICS    DIAGNOSTICS    PREFERRED       WITH ALL
         BASIC EARNINGS            HISTORICAL      COMPANY        COMPANY ONLY       CO. L.P.       FOR CASH     TRANSACTIONS
         --------------            ----------    -----------    ----------------    -----------    ----------    ------------
Net income.......................  $1,781,613    $   98,541        $1,880,154       $ (283,959)                   $1,596,195
Less: Preferred stock
  dividends......................                   (51,428)          (51,428)         (86,305)      (462,000)      (599,733)
                                   ----------    ----------        ----------       ----------     ----------     ----------
Net income available to common
  shareholders...................   1,781,613a       47,113         1,828,726a        (370,264)      (462,000)       996,462a
                                   ----------    ----------        ----------       ----------     ----------     ----------
DILUTED EARNINGS ADD:
  Effect of convertible bonds....      35,200                          35,200                                         35,200
  Effect of options..............      15,017                          15,017                                         15,017
  Preferred stock dividends......                    51,428            51,428           86,305        462,000        599,733
                                   ----------    ----------        ----------       ----------     ----------     ----------
Income assuming conversions......   1,831,830b       98,541         1,930,371b        (283,959)                    1,646,412b
                                   ==========    ==========        ==========       ==========     ==========     ==========
Weighted average shares
  outstanding:
  Basic..........................   6,224,241a    6,224,241         6,224,241a       6,224,241      6,224,241      6,224,241a
                                   ==========    ==========        ==========       ==========     ==========     ==========
  Effect of convertible bonds....     500,000                         500,000                                        500,000
  Effect of options..............     192,000                         192,000                                        192,000
  Effect of preferred shares.....                   285,713           285,713          479,473      2,566,664      3,331,850
                                   ----------    ----------        ----------       ----------     ----------     ----------
  Diluted shares.................   6,916,241b    6,509,954         7,201,954b       6,703,714      8,790,905     10,248,091b
                                   ----------    ----------        ----------       ----------     ----------     ----------
Income per common share:
  Basic..........................  $   0.2862a                     $   0.2938a                                    $   0.1601a
                                   ==========    ==========        ==========       ==========     ==========     ==========
  Diluted........................  $   0.2649b                     $   0.2680b                                    $   0.1607b
                                   ==========    ==========        ==========       ==========     ==========     ==========

---------------
* The preferred shares were not included in the computation because they would be anti-dilutive.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma combined financial statements give effect to the Mergers using the purchase method of accounting, after giving effect to the pro forma adjustments and assumptions described in the accompanying notes. These unaudited pro forma financial statements have been prepared as if the Mergers had occurred on December 31, 1996.

NOTE 1. PRO FORMA ADJUSTMENTS FOR WENDT-BRISTOL DIAGNOSTICS COMPANY

     The market value of the Wendt-Bristol Diagnostics Company 171,429 minority common shares (approximately 14.5% of the total outstanding) was determined by converting the 171,429 shares into 42,857 shares (4:1 ratio) of Wendt-Bristol Health Services Preferred Stock with a stated value of $20 per share. The difference between the purchase price of $857,140 and the amount due to the minority shareholders of $414,680 results in an excess of cost over assets acquired (goodwill) of $442,460 being recorded on the balance sheet of Wendt-Bristol Health Services. Such amount is being amortized over fifteen years.

     The pro forma balance sheet includes adjustments for the payment of preferred dividends at the annual rate of $1.20 per share. The pro forma statements of operations include adjustments for depreciation, amortization of goodwill, and the inclusion of the minority share of earnings, now included in the consolidated statements of Wendt-Bristol Health Services Corporation.

NOTE 2. PRO FORMA ADJUSTMENTS FOR WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.

     The market value of the Wendt-Bristol Diagnostics Company L.P. 143,842 minority units was determined by converting the 143,842 units into 71,921 shares (2:1 ratio) of Wendt-Bristol Health Services Preferred Stock with a stated value of $20 per share. The difference between the purchase price of $1,438,420 and the amount due from the minority unitholders of $206,282 results in a fair market revaluation of fixed assets of $716,295 and an excess cost over assets acquired (goodwill) of $442,460 being recorded on the balance sheet of Wendt-Bristol Health Services. The fixed assets are depreciated over 10-40 years and the goodwill is amortized over fifteen years.

     The pro forma balance sheet includes adjustments for the payment of preferred dividends at the annual rate of $1.20 per share and for partnership distributions made in 1997. The pro forma statements of operations include adjustments for depreciation, amortization of goodwill, and the inclusion of the minority share of losses, net of tax, now included in the consolidated statements of Wendt-Bristol Health Services Corporation.

NOTE 3. PRO FORMA ADJUSTMENTS FOR THE SALE OF PREFERRED SHARES FOR CASH

     The pro forma balance sheet includes adjustments for the sale of 385,000 preferred shares for cash and for the payment of preferred dividends at the annual rate of $1.20 per share.

NOTE 4. RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges was calculated assuming a sale of 100% of the preferred stock offered for cash that would result in an increase of $7,700,000 of cash to the Company. Earnings related to the use of such cash have not been provided herein. On an initial pro forma basis, exclusive of earnings related to the utilization of the $7,700,000 cash, the earnings would be inadequate to cover fixed charges for the six months ended June 30, 1998 by approximately $511,000. Pro forma depreciation for this same period amounts to approximately $404,000.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   AS AT JUNE 30, 1998 AND DECEMBER 31, 1997

                                     ASSETS

                                                               JUNE 30,      DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash......................................................  $ 2,118,463    $   625,609
                                                              -----------    -----------
  Restricted cash...........................................      191,297        221,120
                                                              -----------    -----------
  Receivables:
    Trade, net of allowance for doubtful accounts of
     $185,000 (June) and $201,000 (December)................    2,426,566      2,878,726
    Notes receivable........................................      332,435      3,236,900
    Allocation due from limited partnership (Notes 2 and
     8).....................................................      628,000        440,000
    Miscellaneous...........................................      933,028      1,210,664
                                                              -----------    -----------
                                                                4,320,029      7,766,290
                                                              -----------    -----------
  Inventories...............................................      187,912        202,951
  Prepaid expenses and other................................      163,632        148,825
                                                              -----------    -----------
        Total current assets................................    6,981,333      8,964,795
                                                              -----------    -----------
Property, plant and equipment, at cost......................   14,394,625     13,081,583
  Less: Accumulated depreciation and amortization...........   (5,056,926)    (4,742,587)
                                                              -----------    -----------
                                                                9,337,699      8,338,996
                                                              -----------    -----------
Investments and other assets:
  Notes and other receivables, net of current portion.......      398,734        420,651
  Notes receivable from officers, employees and related
    parties, net of amounts payable.........................      866,941        902,271
  Life insurance premiums receivable........................    1,026,027        972,451
  Investment in unconsolidated affiliates...................      627,043        640,980
  Advances to unconsolidated affiliates.....................      677,854        451,110
  Excess of cost over assets of businesses and subsidiaries
    acquired, less amortization.............................      348,167        355,439
  Deferred charges..........................................      962,658        691,158
  Other assets..............................................      330,012        258,668
                                                              -----------    -----------
        Total investments and other assets..................    5,237,436      4,692,728
                                                              -----------    -----------
                                                              $21,556,468    $21,996,519
                                                              ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 3,287,550    $ 3,307,082
  Accrued expenses and other liabilities:
    Salaries and wages......................................      215,993        533,346
    Taxes, other than federal income taxes..................      160,017        219,885
    Interest................................................      122,803        117,313
    Other...................................................      293,600        874,814
  Long-term obligations classified as current...............      987,001        986,148
  Federal income taxes payable..............................       40,000         40,000
                                                              -----------    -----------
        Total current liabilities...........................    5,106,964      6,078,588
                                                              -----------    -----------
Long-term obligations, less amounts classified as current...    9,780,951      9,151,637
                                                              -----------    -----------
        Total liabilities...................................   14,887,915     15,230,225
                                                              -----------    -----------
Minority interests..........................................      338,712        321,168
                                                              -----------    -----------
Stockholders' equity:
  Common stock: $.01 par; authorized: 12,000,000 shares
    issued: 8,248,480 shares................................       82,485         82,485
  Capital in excess of par..................................   10,244,985     10,244,805
  Retained earnings (deficit)...............................   (1,230,094)    (1,337,483)
                                                              -----------    -----------
                                                                9,097,376      8,989,807
  Treasury stock, at cost, 2,225,001 shares (June) and
    2,067,254 shares (December).............................   (2,767,535)    (2,544,681)
                                                              -----------    -----------
        Total stockholders' equity..........................    6,329,841      6,445,126
                                                              -----------    -----------
                                                              $21,556,468    $21,996,519
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                SIX MONTHS ENDED           THREE MONTHS ENDED
                                                    JUNE 30,                    JUNE 30,
                                            ------------------------    ------------------------
                                               1998          1997          1998          1997
                                            ----------    ----------    ----------    ----------
Revenues:
  Net sales...............................  $  548,432    $1,420,408    $  261,445    $  736,429
  Service income..........................   4,922,457     9,052,493     2,627,064     4,540,943
                                            ----------    ----------    ----------    ----------
                                             5,470,889    10,472,901     2,888,509     5,277,372
                                            ----------    ----------    ----------    ----------
Costs and expenses:
  Cost of sales...........................     415,668     1,063,273       236,474       560,139
  Selling, general and administrative
     expenses, net........................   4,470,657     8,269,707     2,157,261     4,128,764
                                            ----------    ----------    ----------    ----------
                                             4,886,325     9,332,980     2,393,735     4,688,903
                                            ----------    ----------    ----------    ----------
Operating income before depreciation......     584,564     1,139,921       494,774       588,469
Depreciation..............................     372,419       513,053       179,267       280,092
                                            ----------    ----------    ----------    ----------
Operating income..........................     212,145       626,868       315,507       308,377
Equity in earnings of unconsolidated
  affiliates, net of minority interests in
  consolidated affiliates (Note 6)........     150,519       102,641        64,226        66,412
                                            ----------    ----------    ----------    ----------
                                               362,664       729,509       379,733       374,789
                                            ----------    ----------    ----------    ----------
Other income (expense):
  Interest expense........................    (264,717)     (613,341)     (161,699)     (299,295)
  Other, net..............................      12,942        52,256         2,182        34,952
                                            ----------    ----------    ----------    ----------
                                              (251,775)     (561,085)     (159,517)     (264,343)
                                            ----------    ----------    ----------    ----------
Income before income taxes................     110,889       168,424       220,216       110,446
Income tax expense........................      (3,500)      (11,700)       (5,100)       (5,300)
                                            ----------    ----------    ----------    ----------
Net income................................  $  107,389    $  156,724    $  215,116    $  105,146
                                            ==========    ==========    ==========    ==========
Income per common share: (Note 5)
  Basic...................................  $     0.02    $     0.03    $     0.04    $     0.02
                                            ==========    ==========    ==========    ==========
  Diluted.................................  $     0.02    $     0.02    $     0.03    $     0.02
                                            ==========    ==========    ==========    ==========
Weighted average shares outstanding:
  Basic...................................   6,092,009     6,241,865     6,045,854     6,247,161
                                            ==========    ==========    ==========    ==========
  Diluted.................................   6,136,807     6,291,130     6,600,689     6,285,869
                                            ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
Cash flows from operating activities:
  Net income................................................  $   107,389    $   156,724
                                                              -----------    -----------
  Adjustments required to reconcile net income to net cash
    provided by operating activities:
    Amortization, depreciation and other, net...............      379,691        554,087
    Provision for losses on notes and accounts receivable...       48,938         68,763
    Loss (gain) on disposition of assets....................        3,297        (18,621)
    Minority interest in earnings (losses) of consolidated
     affiliates.............................................     (169,456)        31,462
    Equity in net losses (earnings) of unconsolidated
     affiliates.............................................       18,937       (134,103)
    Changes in assets and liabilities:
      Receivables
         Purchase of receivables............................                    (607,229)
         Other changes......................................      680,858       (394,225)
      Merchandise inventories...............................       15,039         92,774
      Prepaid expenses and other current assets.............       (2,991)        (3,041)
      Accounts payable......................................      (19,532)       126,822
      Accrued expenses and other liabilities................     (952,945)    (1,113,049)
      Deferred charges and other............................     (342,838)       (70,219)
                                                              -----------    -----------
         Total adjustments..................................     (341,002)    (1,466,579)
                                                              -----------    -----------
Net cash used in operating activities.......................     (233,613)    (1,309,855)
                                                              -----------    -----------
Cash flows from investing activities:
  Proceeds from the sale of assets..........................                      40,000
  Advances to unconsolidated affiliates.....................     (226,744)
  (Increase) decrease in notes receivable...................    2,926,382       (153,215)
  Investment in unconsolidated affiliates...................       (5,000)      (457,300)
  Disbursements to related parties and former affiliates,
    net.....................................................      (18,246)       (24,196)
  Utilization of or (deposit to) restricted cash............       29,823       (129,257)
  Capital expenditures......................................     (168,805)      (151,023)
                                                              -----------    -----------
Net cash provided by (used in) investing activities.........    2,537,410       (874,991)
                                                              -----------    -----------
Cash flows from financing activities:
  Distributions to limited partners, net....................                    (143,842)
  Treasury stock purchased..................................     (234,490)
  Purchase of partnership units of subsidiary...............       (1,000)
  Proceeds from officer obligation..........................       50,000         90,000
  Principal payments of officer obligation..................      (50,000)      (115,000)
  Proceeds from stock options...............................                       4,375
  Principal payments of long-term obligations...............     (575,453)      (702,856)
  Proceeds from long-term obligations.......................                   3,554,934
  Net payments to securitization program....................                    (392,287)
                                                              -----------    -----------
Net cash provided by (used in) financing activities.........     (810,943)     2,295,324
                                                              -----------    -----------
Net increase in cash........................................    1,492,854        110,478
Cash at beginning of period.................................      625,609        890,670
                                                              -----------    -----------
Cash at end of period.......................................  $ 2,118,463    $ 1,001,148
                                                              ===========    ===========
Cash paid during the three months for:
  Interest, net of interest income..........................  $   259,227    $   565,573
  Income taxes..............................................  $    36,000    $    12,450
Supplemental disclosures of noncash investing and financing
  activity:
  A subsidiary and a partnership, of which the subsidiary is the managing general partner, purchased equipment which
    was financed by entering into installment finance
    agreements
    Increase in equipment cost, net.........................  $ 1,205,620    $   740,418
    Increase in long-term obligations.......................   (1,205,620)      (740,418)

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly The Wendt-Bristol Health Services Corporation ("Wendt-Bristol" or "Company") and subsidiaries consolidated financial position as at June 30, 1998 and December 31, 1997 and the consolidated results of its operations for the three and six months ended June 30, 1998 and 1997 as well as the cash flows for the respective six months. The results of operations for any interim period are not necessarily indicative of results for the full year. THESE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED IN THE WENDT-BRISTOL ANNUAL REPORT FILED AS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDED HEREIN.

 2. RECLASSIFICATIONS

     Certain amounts on the balance sheet at December 31, 1997 have been reclassified to conform with the presentation at June 30, 1998.

 3. INCOME TAXES

     Federal, state and local taxes are summarized as follows:

                                                 SIX MONTHS ENDED     THREE MONTHS ENDED
                                                     JUNE 30,              JUNE 30,
                                                ------------------    ------------------
                                                 1998       1997       1998       1997
                                                -------    -------    -------    -------
Federal taxes:
  Current expense (benefit)...................  $(3,000)   $          $          $
State and local taxes:
  Current expense.............................    6,500     11,700     5,100      5,300
                                                -------    -------    ------     ------
          Total expense (benefit).............  $ 3,500    $11,700    $5,100     $5,300
                                                =======    =======    ======     ======

 4. STOCKHOLDERS' EQUITY

     At June 30, 1998 there were 414,538 Common Stock purchase warrants outstanding, exercisable at $3.75 per warrant. Each warrant, upon exercise, provides two and three quarters (2 3/4) shares of the Company's common stock and a Series II warrant (issuable upon completion of appropriate Securities and Exchange Commission filings) exercisable for two shares at $3.00/share. The Warrants' expiration dates, as amended by the Board of Directors in April 1998, are May 1, 1999 for the initial Warrant and May 1, 2000 for the Series II Warrants. There were no warrants exercised during the six or three months ended June 30, 1998.

 5. EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standard Board issued statement of Financial Accounting Standards No. 128, "Earnings per Share," which changed the method used to calculate earnings per share. Basic earnings per share has been calculated as income available to common stockholders divided by the weighted average number of common shares outstanding. Diluted earnings per share has been calculated as diluted income available to common stockholders divided by the diluted weighted average number of common shares. Diluted weighted average number of common shares has been calculated using the treasury stock

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

method for Common Stock equivalents, which includes Common Stock issuable pursuant to stock options and Common Stock warrants. The following is provided to reconcile the earnings per share calculations:

                                                SIX MONTHS ENDED           THREE MONTHS ENDED
                                                    JUNE 30,                    JUNE 30,
                                            ------------------------    ------------------------
                                               1998          1997          1998          1997
                                            ----------    ----------    ----------    ----------
Income available to common stockholders...  $  107,389    $  156,724    $  215,116    $  105,146
  Effect of dilutive 5.5% convertible bond
     (net of tax).........................                              $    9,075
                                            ----------    ----------    ----------    ----------
Income available to common stockholders
  and assumed conversions.................  $  107,389    $  156,724    $  224,191    $  105,146
                                            ----------    ----------    ----------    ----------
Shares:
  Weighted average shares (basic).........   6,092,009     6,241,865     6,045,854     6,247,161
  Effect of dilutive securities Options...      44,798(A)     49,265(A)     49,540(A)     38,708(A)
     Warrants.............................            (B)           (B)      5,295              (B)
     Convertible Debt.....................            (C)           (C)    500,000              (C)
                                            ----------    ----------    ----------    ----------
Diluted weighted average shares...........   6,136,807     6,291,130     6,600,689     6,285,869
                                            ----------    ----------    ----------    ----------
Income per common share:
  Basic...................................  $     0.02    $     0.03    $     0.04    $     0.02
                                            ==========    ==========    ==========    ==========
  Diluted.................................  $     0.02    $     0.02    $     0.03    $     0.02
                                            ==========    ==========    ==========    ==========

---------------
(A) 1,000 stock options not associated with convertible debt were excluded from the computation of diluted EPS because the exercise price was greater than the average market price of the common shares.

(B) 414,538 warrants were excluded from the computation of diluted EPS because the exercise price was greater than the average market price of the common shares.

(C) 500,000 stock options associated with convertible debt were excluded because their exercise would be anti-dilutive.

 6. UNCONSOLIDATED AFFILIATES/MINORITY INTEREST

     The following table reflects the Company's proportionate share of the earnings (losses) of unconsolidated affiliates and the proportionate share of Minority interest attributable to investors in the (earnings) losses of consolidated affiliates.

                                             SIX MONTHS ENDED      THREE MONTHS ENDED
                                                 JUNE 30,               JUNE 30,
                                           --------------------    -------------------
                                             1998        1997        1998       1997
                                           --------    --------    --------    -------
Minority interest in (earnings) losses of
  consolidated affiliates, net of tax....  $169,456    $(31,462)   $ 85,745    $19,867
Equity in earnings (losses) of
  unconsolidated affiliates..............   (18,937)    134,103     (21,519)    46,545
                                           --------    --------    --------    -------
                                           $150,519    $102,641    $ 64,226    $66,412
                                           ========    ========    ========    =======

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Unaudited financial information of the affiliates which are accounted for by the equity method is summarized below:

Combined Balance Sheets

                                                             JUNE 30, 1998    JUNE 30, 1997
                                                             -------------    -------------
Current assets.............................................   $1,027,979       $  579,537
Property, plant and equipment net of accumulated
  depreciation.............................................    7,604,279          919,858
Other non-current assets...................................      329,757          271,128
                                                              ----------       ----------
          Total assets.....................................   $8,962,015       $1,770,523
                                                              ==========       ==========
Liabilities................................................   $7,883,071       $  642,716
Equity.....................................................    1,078,944        1,127,807
                                                              ----------       ----------
          Total liabilities and equity.....................   $8,962,015       $1,770,523
                                                              ==========       ==========

Combined Statements of Operations

                                          SIX MONTHS ENDED        THREE MONTHS ENDED
                                              JUNE 30,                 JUNE 30,
                                       ----------------------    ---------------------
                                          1998         1997        1998         1997
                                       ----------    --------    ---------    --------
Service revenues.....................  $1,223,396    $675,547    $ 674,393    $317,869
Operating income (loss)..............  $   10,504    $254,931    $ (21,033)   $ 84,316
Net income (loss)....................  $ (129,039)   $268,206    $(102,926)   $ 93,091

     As a result of the limited liability companies being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings. See Note
2. Income Taxes.

 7. WORKERS' COMPENSATION REFUND

     One-time refunds of previously paid premiums were received from the Ohio Bureau of Workers' Compensation during the second quarter of 1998 yielding a reduction of selling, general and administrative expenses of $436,000 for the three and six months ended June 30, 1998. These premium refunds were made to all participants due to better-than-expected investment returns in the insurance fund and are not expected to recur.

 8. ALLOCATION DUE FROM LIMITED PARTNERSHIP

     A subsidiary of the Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate that all income reallocated will be restored as a result of the priorities established in the partnership agreement.

 9. NEW ACCOUNTING PRONOUNCEMENTS

     On April 3, 1998 the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Costs of Start-up Activities" which states that the costs of start-up activities, including organization costs, should be expensed as incurred. Implementation of SOP 98-5 is required for financial statements issued for fiscal years beginning after December 15, 1998 with the initial application of this SOP being reported as a cumulative effect of a change in accounting principle. Currently, the Company has an asset of approximately $267,000 included in the caption "Deferred charges" on the balance sheet at June 30, 1998, of which $79,000 was capitalized during the first six months of 1998.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. PLANS TO ACQUIRE MINORITY INTERESTS

     On June 23, 1998 the Company announced its plans to acquire all of the limited partner interests in Wendt-Bristol Diagnostics Co. L.P., its ten year old, initial Diagnostic and Radiology Center located in Columbus, Ohio. Additionally, the Company intends to acquire the approximate 15% of the outstanding shares that it doesn't already own in the partnership's sole general partner: Wendt-Bristol Diagnostics Company.

     The Board of Directors has approved the issuance of the Company's authorized, but unissued convertible Series 1 Preferred Stock, with cumulative dividends at 6% per annum (payable quarterly) with the express intent to accomplish the acquisition of all of the minority interests in each of the two aforementioned affiliates.

     The Directors have further authorized the registration of the Preferred Shares by filing a registration statement with the Securities and Exchange Commission and a listing application with the American Stock Exchange. Such filings are anticipated utilizing the financial information contained herein along with the Annual Report for the twelve months ended December 31, 1997. It is anticipated that the issuance of the Preferred Shares and acquisition of the minority interests will be completed in the fourth quarter of 1998, subject to the approval of the limited partners, the shareholders of Wendt-Bristol Diagnostics Company, the effectiveness of a registration statement to be filed by the Company with the Securities and Exchange Commission regarding the Preferred Shares, and any necessary third party consents.

11. SUBSEQUENT EVENT

     On July 21, 1998, the Company sold 200,000 shares of common stock held in treasury, pursuant to Regulation S of the Securities Act of 1933. The net proceeds of such shares sold totaled $265,000.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NOTE: REFERENCE SHOULD BE MADE TO THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS HEREIN.

     Except for historical information contained herein, certain matters discussed herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, estimated, projection, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in the documents filed by the Company with the SEC. Many of these factors are beyond the Company's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

     Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

FINANCIAL CONDITION

     Management has positioned the Company to focus on continuing the aggressive expansion of its Diagnostic and Radiology business, including radiation therapy. During 1997 the Company ceased operations of its unprofitable home health care business and sold two of its three retail pharmacies in order to concentrate on its core business. In addition, on December 31, 1997, the company sold its two Columbus nursing homes and will use the cash from the gain on the sale to further expand into the diagnostic and radiology services industry. The sale of these two homes along with the cost savings from the closing of the home health operations further strengthened the liquidity of the Company and will allow management to focus on its diagnostic and radiology centers. In February 1998 the Company, through a subsidiary, opened its third diagnostic center in Central Ohio. This center, located in Granville, Ohio, provides enhanced diagnostic imaging techniques including magnetic resonance imaging (MRI), CT scans, ultrasound, bone densitometry, x-ray and mammography.

     The next medical center to open is the complex on Jasonway Road in Columbus, Ohio, scheduled for completion in the fourth quarter of 1998. This major facility will include the Company's second radiation oncology facility as well as an advanced diagnostic center including the first Positron Emission Tomography (PET) scanning unit in Central Ohio.

     In July 1998 the Company, through a subsidiary, broke ground on its Women's Health Center on Kenny Road. This center will focus on women's health and imaging services and will include an outpatient surgical suite for breast surgery. This 7,500 square foot center is scheduled to open in the first quarter of 1999.

     Working capital decreased approximately $1,012,000 from $2,886,000 at December 31, 1997 to $1,874,000 at June 30, 1998, due mostly from debt repayment ($575,000), treasury stock purchases

($234,000), and advances to unconsolidated affiliates ($227,000). Current assets decreased approximately $1,983,000 due mostly from decreases in notes receivable ($2,904,000) and accounts receivable ($452,000) offset by an increase in cash ($1,493,000). The increase in cash and decrease in notes receivable is due to the collection of the notes from the sale of the nursing homes while the decrease in accounts receivable is attributable to the collection of year-end receivables from the nursing homes that were sold. Current liabilities decreased approximately $972,000, due primarily from reductions in accrued wages ($317,000) related to the nursing homes and other accrued liabilities ($581,000) primarily related to the payment of costs associated with the sales of the nursing homes.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's liquidity position in the first half remains strong with working capital at $1,874,000 at June 30, 1998. During April 1998 the Company collected the remaining balance of approximately $2.9 million on the notes receivable due from the sale of the two nursing homes. Also in April 1998, the Company secured an equipment lease line of credit for $1,000,000 with a finance company. As of June 30, 1998, $270,000 has been drawn against this lease line.

     The Company and its subsidiaries, limited partnership, and limited liability companies, have committed to certain equipment upgrades or acquisitions that will be financed either through the current equipment financing relationship or through vendor programs. The cost of such equipment currently on order is approximately $4,500,000.

     During 1998, the Company, along with a partner, has commenced construction of a major 31,000 square feet, two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET Scanner in central Ohio), and a therapy and rehab center. A subsidiary of the Company has a participating partnership relationship (20%) in the rehab center, a 22 1/2% interest and management control and responsibility in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. The subsidiary also has a 50% interest in the land and buildings associated to the new center. In addition, the Company, through a subsidiary, is planning to expand one of its facilities by adding approximately 7,500 square feet. The adjoining addition (which will be financed with a commitment from a bank) is anticipated to cost approximately $800,000 and will be used to create one of the first major women's health centers in central Ohio.

     Management further believes the present resources will meet anticipated requirements for operations of the business. There are no further material commitments for capital expenditures.

YEAR 2000 COSTS

     The Company has addressed the year 2000 issues with its major equipment vendors and has assessed that any software upgrades necessary will be installed in a timely manner and at minimal incremental costs to the Company. Separately, the Company has been evaluating its internal accounting software; an alternate plan has been developed for the purchase of new software if the existing system cannot be year 2000 compliant in a timely manner. The costs of such software and implementation are approximately $30,000 and would be funded out of working capital. Accordingly, "Year 2000" issues are not expected to have any material impact on the Company's future financial condition or results of operations.

RESULTS OF OPERATIONS 1998 - 1997

     Consolidated revenues from operations for the six and three months ended June 30, 1998 decreased approximately $5,002,000 or 47.8% and $2,389,000 or 45.3%, respectively, from the same periods in 1997. Net sales decreased $872,000 or 61.4% while service revenues declined $4,130,000 or 45.6% for the first half and $1,914,000 or 42.1% for the quarter over the same periods last year. The decline in net sales is due to the reduction in the number of pharmacies from three in 1997 to one in 1998 while the decrease in service revenues is attributable to the sale of two nursing homes at December 31, 1997. Excluding the two sold nursing homes, service revenues for the first half of 1998 are up 8% as compared to 1997 due to the opening of the new center in February 1998.

     Cost of sales decreased approximately $648,000 or 60.9% for the six months and $324,000 or 57.8% for the three months ended June 30, 1998 as compared to the corresponding periods in 1997. Gross margin for the first six months decreased to 24.2% in 1998 from 25.1% in 1997. The decreases are due primarily to the 1997 sale of two retail pharmacies, whose sales are not included in the 1998 results.

     Selling, general and administrative expenses decreased approximately $3,799,000 or 45.9% for the six months and $1,972,000 or 47.8% for the three months ended June 30, 1998 as compared to the corresponding periods in 1997. The decrease is mostly due to the reduction in expenses caused by the sale of the two nursing homes and two pharmacies and a workers' compensation refund (see note 7) offset by increases in expenses at the Diagnostic center due to additional modalities, expenses of the new Granville Center, and the expansion of mobile mammography.

     Interest expense for the six and three months ended June 30, 1998 decreased approximately $349,000 or 56.8% and $138,000 or 46.0%, respectively, as compared to the same periods in 1997. The reduction is mostly due to the reduced debt from the mortgages on the two sold nursing homes and the interest income earned on the notes receivable from the sale of the homes.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The Wendt-Bristol Health Services Corporation
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of The Wendt-Bristol Health Services Corporation and Subsidiaries for the years ended December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wendt-Bristol Health Services Corporation and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 1997           1996
                                                              -----------    -----------
CURRENT ASSETS
  Cash......................................................  $   625,609    $   890,670
                                                              -----------    -----------
  Restricted cash (Note 3)..................................      221,120        381,025
                                                              -----------    -----------
  Receivables (Note 4):
    Trade, net of allowance for doubtful accounts of
     $201,000 in 1997 and $190,000 in 1996..................    2,878,726      2,014,403
    Notes receivable -- current.............................    3,236,900        120,613
    Miscellaneous...........................................    1,650,664        890,655
                                                              -----------    -----------
                                                                7,766,290      3,025,671
  Inventories...............................................      202,951        482,930
  Prepaid expenses and other current assets.................      148,825        250,947
                                                              -----------    -----------
         Total current assets...............................    8,964,795      5,031,243
                                                              -----------    -----------
PROPERTY, PLANT AND EQUIPMENT (NOTES 5 AND 7)...............   13,081,583     20,880,293
  Less accumulated depreciation and amortization............   (4,742,587)    (6,135,704)
                                                              -----------    -----------
                                                                8,338,996     14,744,589
                                                              -----------    -----------
INVESTMENTS AND OTHER ASSETS
  Notes and other receivables, net of current portion.......      420,651        359,007
  Notes receivable from officers and related parties (Notes
    11B and 11C)............................................      902,271        993,580
  Life insurance premiums receivable (Note 11D).............      972,451        865,299
  Investment in unconsolidated affiliates (Note 6)..........      640,980
  Advances to unconsolidated affiliates, net................      451,110
  Excess of cost over assets of businesses and subsidiaries
    acquired, less accumulated amortization.................      355,439        621,629
  Deferred charges..........................................      691,158        956,795
  Other assets..............................................      258,668        345,963
                                                              -----------    -----------
                                                                4,692,728      4,142,273
                                                              -----------    -----------
         Total assets.......................................  $21,996,519    $23,918,105
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable -- officer (Note 11E).......................  $              $    55,000
  Securitization program advances (Note 4)..................                     392,287
  Accounts payable..........................................    3,307,082      2,729,021
  Accrued expenses and other liabilities:
    Salaries and wages......................................      533,346        482,134
    Workers' compensation...................................       50,197        380,502
    Taxes, other than federal income taxes..................      219,885        726,106
    Interest................................................      117,313        118,640
    Stock purchase agreement payable (Note 2)...............                     325,000
    Other...................................................      824,617        841,643
  Long-term obligations classified as current (Note 7)......      986,148        750,758
  Federal income taxes payable (Note 9).....................       40,000
                                                              -----------    -----------
         Total current liabilities..........................    6,078,588      6,801,091
                                                              -----------    -----------
LONG-TERM OBLIGATIONS LESS AMOUNTS CLASSIFIED AS CURRENT
  (NOTE 7)..................................................    9,151,637     12,080,856
                                                              -----------    -----------
         Total liabilities..................................   15,230,225     18,881,947
                                                              -----------    -----------
MINORITY INTERESTS..........................................      321,168        294,128
                                                              -----------    -----------
CONTINGENCIES AND COMMITMENTS (NOTES 4, 7, 8 AND 12)
STOCKHOLDERS' EQUITY (NOTES 2 AND 10)
  Common stock, $.01 par, authorized 12,000,000 shares;
    issued 8,248,480 shares in 1997 and 8,243,480 shares in
    1996....................................................       82,485         82,435
  Capital in excess of par..................................   10,244,805     10,238,750
  Retained earnings (deficit)...............................   (1,337,483)    (3,119,096)
                                                              -----------    -----------
                                                                8,989,807      7,202,089
    Treasury stock, at cost, 2,067,254 shares in 1997 and
     2,007,460 shares in 1996...............................   (2,544,681)    (2,460,059)
                                                              -----------    -----------
                                                                6,445,126      4,742,030
                                                              -----------    -----------
         Total liabilities and stockholders' equity.........  $21,996,519    $23,918,105
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                         1997           1996           1995
                                                      -----------    -----------    -----------
REVENUES
  Net sales.........................................  $ 2,435,334    $ 2,816,386    $ 2,708,955
  Service income....................................   18,383,557     18,524,816     18,147,243
                                                      -----------    -----------    -----------
                                                       20,818,891     21,341,202     20,856,198
                                                      -----------    -----------    -----------
COSTS AND EXPENSES
  Cost of sales.....................................    1,820,352      2,071,596      1,920,118
  Selling, general and administrative expenses......   17,167,393     17,518,394     16,667,723
                                                      -----------    -----------    -----------
                                                       18,987,745     19,589,990     18,587,841
                                                      -----------    -----------    -----------
OPERATING INCOME BEFORE DEPRECIATION................    1,831,146      1,751,212      2,268,357
                                                      -----------    -----------    -----------
DEPRECIATION........................................      823,363        964,715        902,692
                                                      -----------    -----------    -----------
OPERATING INCOME....................................    1,007,783        786,497      1,365,665
                                                      -----------    -----------    -----------
OTHER INCOME (EXPENSE)
  Minority interests in loss (earnings), net of
     tax............................................      176,888        (76,860)      (171,701)
  Interest expense, net (Notes 4 and 7).............   (1,264,878)    (1,104,278)    (1,050,226)
  Equity in earnings of unconsolidated affiliates
     (Note 6).......................................      198,680
  Gain on sale of nursing homes assets (Note 1B)....    1,778,007
  Other, net........................................       84,633        109,254         21,008
                                                      -----------    -----------    -----------
                                                          973,330     (1,071,884)    (1,200,919)
                                                      -----------    -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES...................    1,981,113       (285,387)       164,746
INCOME TAX BENEFIT (EXPENSE) (NOTE 9)...............     (199,500)        39,109         51,979
                                                      -----------    -----------    -----------
NET INCOME (LOSS)...................................  $ 1,781,613    $  (246,278)   $   216,725
                                                      ===========    ===========    ===========
INCOME (LOSS) PER COMMON SHARE (NOTE 1) Basic.......  $      0.29    $     (0.04)   $      0.04
                                                      ===========    ===========    ===========
  Diluted...........................................  $      0.26    $     (0.04)   $      0.04
                                                      ===========    ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic.............................................    6,224,241      5,825,686      6,131,770
                                                      ===========    ===========    ===========
  Diluted...........................................    6,916,241      5,825,686      6,131,770
                                                      ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             COMMON      CAPITAL IN       RETAINED       TREASURY
                              STOCK     EXCESS OF PAR     EARNINGS         STOCK          TOTAL
                             -------    -------------    -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1994.....................  $82,407     $10,311,509     $(3,089,543)   $  (104,826)   $ 7,199,547
  Shares contributed to
     Retirement Plan
     (21,764 shares).......                  (40,257)                        50,157          9,900
  Warrants exercised for
     common stock..........       28           3,722                                         3,750
  Treasury stock acquired
     (2,500,000 shares)
     (Note 2 ).............                                              (2,887,347)    (2,887,347)
  Net income...............                                  216,725                       216,725
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1995.....................   82,435      10,274,974      (2,872,818)    (2,942,016)     4,542,575
  Shares contributed to
     Retirement Plan
     (16,262 shares).......                  (10,224)                        18,957          8,733
  Sale of treasury shares
     (500,000 shares) (Note
     10)...................                  (26,000)                       463,000        437,000
  Net loss.................                                 (246,278)                     (246,278)
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1996.....................   82,435      10,238,750      (3,119,096)    (2,460,059)     4,742,030
  Shares contributed to
     Retirement Plan (6,306
     shares)...............                    1,730                          7,728          9,458
  Treasury stock acquired
     (66,100 shares).......                                                 (92,350)       (92,350)
  Stock options exercised
     (5,000 shares)........       50           4,325                                         4,375
  Net income...............                                1,781,613                     1,781,613
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1997.....................  $82,485     $10,244,805     $(1,337,483)   $(2,544,681)   $ 6,445,126
                             =======     ===========     ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $ 1,781,613    $  (246,278)   $   216,725
                                                              -----------    -----------    -----------
  Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
    Amortization, depreciation and other, net...............      851,811        985,200        920,606
    Provision for losses on notes and accounts receivable...      153,995        110,620        105,528
    Gain on sale of nursing home assets.....................   (1,778,007)
    Gain on sale of other assets............................      (77,169)
    Life insurance premium reserve..........................                                   (376,000)
    Costs associated with acquisition of minority interest
     in limited partnership.................................                                    151,950
    Minority interest in earnings (losses) of consolidated
     subsidiaries...........................................     (176,888)        76,860        171,701
    Equity in earnings of unconsolidated affiliates.........     (198,680)
    Changes in assets and liabilities:
      Receivables:
        Sale (purchase) of receivables......................     (607,229)       970,550     (1,354,048)
        Other changes.......................................     (429,771)      (534,300)       314,009
      Inventories...........................................      279,979          6,112        (29,350)
      Prepaid expenses and other current assets.............      100,045        160,611        130,423
      Accounts payable......................................      578,061       (107,453)         3,693
      Accrued expenses and other liabilities................   (1,581,208)    (1,656,355)       716,346
      Federal income taxes payable..........................       40,000       (100,000)      (220,000)
      Deferred charges and other............................       35,812       (236,455)        23,607
                                                              -----------    -----------    -----------
        Total adjustments...................................   (2,809,249)      (324,610)       558,465
                                                              -----------    -----------    -----------
        Net cash provided by (used in) operations...........   (1,027,636)      (570,888)       775,190
                                                              -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of minority interest from limited partners.......                                   (250,000)
  Collection of miscellaneous receivable....................                                  1,700,000
  Advances to unconsolidated affiliates.....................     (451,110)
  Collection on sale of nursing homes assets................      750,000
  Proceeds from sale of other property, plant and equipment
    and investments.........................................      115,500
  Investment in unconsolidated affiliates...................     (442,300)
  Decrease (increase) in notes receivable...................     (149,137)       (33,788)       278,962
  Disbursements to related parties and former affiliates,
    net.....................................................      (62,669)      (232,575)      (184,390)
  Utilization of (deposit to) restricted cash...............     (104,382)       (70,113)       243,654
  Capital expenditures......................................     (569,676)      (544,866)      (504,321)
                                                              -----------    -----------    -----------
        Net cash provided by (used in) investing
        activities..........................................     (913,774)      (881,342)     1,283,905
                                                              ===========    ===========    ===========
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to limited partners, net....................     (143,842)                     (143,842)
  Purchase of common stock of subsidiary....................      (92,230)        (8,000)        (2,000)
  Proceeds from sale of treasury stock......................                     500,000
  Treasury stock purchased..................................      (92,350)
  Proceeds from officer obligation..........................       90,000        360,000
  Principal payments of officer obligation..................     (145,000)      (305,000)
  Proceeds from warrants and options exercised..............        4,375                         3,750
  Principal payments on long-term obligations...............   (1,157,251)      (875,659)    (1,589,240)
  Proceeds from borrowing on long-term obligations..........    3,604,934      2,243,447          4,520
  Net advances from (payments to) securitization program....     (392,287)       392,287       (478,500)
                                                              -----------    -----------    -----------
        Net cash provided by (used in) financing
        activities..........................................    1,676,349      2,307,075     (2,205,312)
                                                              -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.............................     (265,061)       854,845       (146,217)
CASH -- BEGINNING OF PERIOD.................................      890,670         35,825        182,042
                                                              -----------    -----------    -----------
CASH -- END OF PERIOD.......................................  $   625,609    $   890,670    $    35,825
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:
  Interest, net of interest income..........................  $ 1,266,205    $ 1,039,873    $ 1,060,226
  Income taxes..............................................  $    43,816    $   141,688    $   252,593
Supplemental Disclosures of Noncash
  Investing and Financing Activity (Note 15)

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. PRINCIPLES OF CONSOLIDATION

     The primary business of The Wendt-Bristol Health Services Corporation and its Subsidiaries (the "Company") is to provide health care services. Through subsidiaries and a limited partnership, The Wendt-Bristol Company ("W-B"), itself a subsidiary, operates three nursing homes (two disposed of at December 31, 1997), a home health care delivery service (ceased operations during 1997), a diagnostics center featuring fixed-site magnetic resonance imaging ("MRI"), CT Scan, Sonography and other modalities. Additionally, the Company operates a retail pharmacy in Ohio and is the landlord of a non-related manufacturing building (see Note 12A).

     A subsidiary of W-B is a member in three limited liability companies. One company operates a diagnostic center that features an open-field magnetic resonance imaging device. The second company operates a radiation therapy practice. The third company has acquired land for which it has commenced construction (in 1998) of a medical complex, a significant portion of which Company affiliates will rent and operate. Investments in affiliated companies, owned 22 1/2% to 50% inclusive are stated at cost of investment plus the Company's equity in undistributed net income since acquisition. The change in the equity in net income of these companies is included in equity in earnings of unconsolidated affiliates in the Consolidated Statements of Operations.

     The consolidated financial statements include the accounts of all companies of which The Wendt-Bristol Health Services Corporation or a wholly-owned subsidiary has majority ownership or management control. All material intercompany transactions have been eliminated in consolidation.

B. ACQUISITIONS AND DISPOSITIONS OF SUBSIDIARIES, SIGNIFICANT ASSETS, PARTNERSHIP INTERESTS OR OWNERSHIP INTERESTS

     Effective at the close of business on December 31, 1997, the Company sold all of the operating assets of two of its three nursing homes for a total purchase price of approximately $9.9 million. This was financed with cash of $750,000; assumption of mortgage debt of approximately $6.2 million and a note receivable of approximately $2.9 million. The entire note is expected to be paid in full on April 21, 1998. The following summarizes the operations of the two nursing homes for the years ended December 31, 1997, 1996 and 1995:

                                                          1997 (A)     1996      1995
                                                          --------    ------    ------
                                                                   (IN 000'S)
Revenues................................................   $9,123     $9,254    $8,508
Operating income........................................    1,091      1,049       479
Net income..............................................      495        110      (110)

---------------

(A) Excludes gain on sale of nursing home assets. During December 1996, the Wendt-Bristol Diagnostics Company ("Diagnostics") formed Wendt-Bristol Crosswoods, Ltd. During January 1997, Diagnostics invested $325,000 for a 50% interest in this new entity. Such funds were used to acquire operating assets, including an open field magnetic resonance imaging device. Operations of this new diagnostics center began in January 1997 and has expanded to include helical CT and additional modalities during 1997.

     During 1997, Diagnostics acquired a 22.5% interest in Wendt-Bristol at Park Oncology Center, Ltd., a venture that was formed to own and operate a radiation therapy center. Operations began during the fourth quarter 1997.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     During 1997, Diagnostics acquired a 50% interest in Jasonway, Ltd., a venture that was formed to construct and rent a medical and office complex. Construction is anticipated to be completed by third quarter 1998.

     During 1997, the Company ceased to operate its home health care delivery services. Loss from operations approximated $91,000, $124,000, and $47,000 for the years ended December 31, 1997, 1996, 1995, respectively, which is included in the Consolidated Statements of Operations.

     During March 1995, the Company acquired 345,000 common shares in a subsidiary of the Company, Diagnostics, for approximately $744,000 (see Note 2). The purchase of these common shares in addition to nominal subsequent activity has increased the Company's ownership to approximately 86%. The acquisition cost exceeded the underlying equity in net assets ("goodwill") by $146,700. See Note 1H for further discussion with respect to amortization.

     In 1995, the Company purchased the limited partnership interests for cash of $250,000. The purchase price in excess of the limited partnership's book basis approximating $151,000 has been expensed in the Consolidated Statement of Operations and included in the caption "Other, net".

C. STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997, 1996 or 1995.

D. CONCENTRATIONS OF CREDIT RISK

     Credit risk associated with cash balances in excess of federally-insured amounts is minimized by using several accounts at major financial institutions.

E. ACCOUNTS RECEIVABLE

     In May, 1996 the Company and certain of its subsidiaries entered into a financing arrangement involving the sale of their trade accounts receivable. This financing arrangement terminated through payment in March, 1997 (see Note
4).

     The agreement provided for the Company's sale of its health care trade accounts receivable, subject to various terms and conditions, with limited recourse, with the Company continuing to service the accounts. A sale was recorded when the health care accounts receivable were transferred to the purchaser, net of contractual allowances. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arises in the transaction.

     Certain receivables from the Company's medical services segment are due from third party payors, including Medicare, Medicaid and commercial insurance carriers, under contractual arrangements by which payment may be at a discount from billed charges, as is customary within the health care industry. The Company estimates and records allowances for such discounts to billed charges to recognize revenues based on amounts expected to be recovered.

     A significant portion of the income earned by the nursing homes is related to services provided to Medicaid patients. The income reported for the nursing homes is based on cost reports filed with the State of Ohio and such reports are subject to audit and adjustment by Medicaid auditors.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F. INVENTORIES

     Inventories are stated at the lower of cost or market, determined on the first-in, first-out basis. Inventories at December 31, 1997 and 1996 were $202,951 and $482,930, respectively. These inventories consist of retail pharmaceuticals, durable medical equipment and supplies.

G. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is computed using principally the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the primary lease term or the life of the related improvement, whichever period is shorter. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

H. EXCESS OF COST OVER ASSETS OF BUSINESSES AND SUBSIDIARIES ACQUIRED

     Costs of acquired businesses in excess of the value of net assets (i.e., goodwill) are amortized over periods ranging from 20 to 40 years, except for goodwill associated with the manufacturing real estate, which is being amortized over the estimated remaining life of the building. During the fourth quarter of 1997, the Company deducted the remaining goodwill of approximately $189,000 associated to its interest in Health America against the gain on the sale of the nursing homes. Amortization expense excluding this one-time adjustment for the years ended December 31, 1997, 1996, and 1995, approximated $28,400, $20,500 and $17,900, respectively. Accumulated amortization at December 31, 1997, 1996 and 1995, was $141,900, $163,000, and $141,200, respectively. Goodwill consists of an amount applicable to the manufacturing real estate and the purchase of common shares of Diagnostics Company (see Note 1B).

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. There were no such impairment adjustments at December 31, 1997, 1996 and 1995.

I. DEFERRED CHARGES

     The Company has included in deferred charges costs that are being amortized over future periods ranging from 5 to 11 years. Deferred charges are predominantly costs associated with financing, costs incurred for staff training, opening new facilities and a rent adjustment to properly recognize rental income on the leased manufacturing facility.

J. ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

K. INCOME (LOSS) PER SHARE

     Per share amounts were computed using the weighted average number of shares outstanding during each period for basic which was adjusted for the effect of dilutive potential common shares in the computation of diluted EPS. (See Note
10)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes, and are measured using the enacted tax rates and laws that will be in effect or expected to continue in effect when the differences are expected to reverse. (See Note 9).

M. FINANCIAL INSTRUMENTS AND FAIR VALUE

     The estimated fair value of amounts reported in the financial statements have been determined using available market information and valuation methodologies, as applicable (see Note 16).

     The Company enters into foreign currency contracts in order to reduce the impact of certain foreign currency fluctuations. The Company does not enter into financial instruments for trading or speculative purposes. Gains and losses related to qualifying hedges of firm commitments are deferred and are recognized as income or as adjustments of carrying amounts when the hedged transaction occurs.

N. STOCK BASED COMPENSATION

     The Company utilizes the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees" which utilizes the intrinsic value based method. The Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation", which utilizes a fair value based method is effective for the Company's year beginning January 1, 1996. The FASB requires disclosure for new employee stock options of the impact to the financial statements of utilizing the intrinsic value versus the fair value based method (see Note 10).

O. ACCOUNTING PRONOUNCEMENTS FOR 1998

     The FASB has issued three pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 -- "Reporting of Comprehensive Income"; SFAS No. 131 -- "Disclosures about Segments of an Enterprise and Related Information", and SFAS No. 132 -- "Employers' Disclosures about Pensions and Other Postretirement Benefits". The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.

NOTE 2. PRIVATE COMMON STOCK TRANSACTIONS

     On February 27, 1995, the Company, pursuant to a certain Stock Exchange Agreement (the "Agreement") by and between the Company and the Insurance Commissioner of the Commonwealth of Pennsylvania, as Statutory Liquidator (the "Statutory Liquidator") for Corporate Life Insurance Company ("CLIC") and successor to CLIC, agreed to sell to the Statutory Liquidator thirty thousand (30,000) preferred shares (par value $100 per share or a total of $3,000,000) owned by the Company in Life Holdings, Inc., in exchange for two million (2,000,000) shares of the Company's common stock and three hundred thousand (300,000) shares of common stock of Wendt-Bristol Diagnostics Company ("Diagnostics"), a majority-owned consolidated subsidiary of the Company, owned by CLIC. The closing of the transaction contemplated by the Agreement occurred on March 2, 1995. The value assigned to (i) the Company's 2,000,000 common shares of $2,481,091 ($1.24 per share) and (ii) the Diagnostics 300,000 common shares of $518,909 ($1.73 per share) equal $3,000,000. The Company's common shares have been included in Treasury Stock on the accompanying balance sheet for 1997, 1996 and 1995; while Diagnostic's common shares are recorded as an additional investment in a consolidated subsidiary, which is eliminated in consolidation except for goodwill.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In addition, as part of the transaction contemplated by the Agreement, the Company or its designee agreed to purchase from the Statutory Liquidator, within ninety (90) days, subject to extension, five hundred thousand (500,000) additional shares of common stock of the Company for a price of $.80 per share, and forty-five thousand (45,000) additional shares of common stock of Diagnostics for a price of $5.00 per share. This resulted in increases in Treasury Stock of the Company of $400,000 (see Note 10 for sale of treasury stock) and $225,000 recorded as a further increase in the investment in a consolidated subsidiary which is eliminated in consolidation except for goodwill. The remaining amount payable at December 31, 1996 of $325,000 along with additional costs was subsequently paid in its entirety during the first quarter of 1997.

     Upon the March 2, 1995 closing and acquisition of the additional 500,000 common shares of Company and 45,000 common shares of Diagnostics, the Company has reacquired all shares previously issued and/or sold in transactions with CLIC.

     At December 31, 1997, 1996 and 1995, the Company owns, through its wholly owned subsidiary, approximately 86%, 83%, and 83%, respectively, in Diagnostics. See above and Note 1B concerning Wendt-Bristol Company's acquisition of approximately 29% additional shares of Diagnostics in 1995 and other subsequent activity.

NOTE 3. RESTRICTED CASH

     The Company has restricted cash of $221,120 and $381,025 at December 31, 1997 and 1996, respectively. The amounts in a bank trust account were $179,934 and $171,654 at December 31, 1997 and 1996, respectively. These restricted assets were set aside to satisfy the New Jersey Department of Environmental Protection and Energy in connection with the reimbursement of clean-up expenses at the leased manufacturing facility located in Passaic, New Jersey. (See Item
1. Business and Note 12A.) The remainder of the cash in 1997 represents amounts in a brokerage margin account that is maintained in conjunction with foreign exchange futures contracts. The remainder of the restricted cash in 1996 represents amounts placed in escrow for "replacement" reserves at the mortgage agent for the Department of Housing and Urban Development ("HUD") for HUD insured financed skilled nursing facilities. See Note 1B concerning the sale of the two HUD facilities.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. RECEIVABLES

     The following schedule states current receivables by specific groups as indicated at December 31:

                                                                 1997          1996
                                                              ----------    ----------
Receivables:
  Trade (net of allowance for doubtful accounts) -- (a).....  $2,878,726    $2,014,403
                                                              ----------    ----------
Notes receivable -- current:
  Nursing homes sales(b)....................................   2,923,794
  Related parties(c)........................................      60,760        67,822
  Unconsolidated affiliates(d)..............................     180,000
  Others....................................................      72,346        52,791
                                                              ----------    ----------
          Total.............................................   3,236,900       120,613
                                                              ----------    ----------
Miscellaneous receivables:
  Nursing homes sale(b).....................................     326,990
  Securitization program reserves(e)........................                   232,131
  Due from limited partners(f)..............................     440,000
  Medicare settlements......................................     259,202       215,561
  Others -- (g).............................................     624,472       442,963
                                                              ----------    ----------
          Total.............................................   1,650,664       890,655
                                                              ----------    ----------
          Total current receivables.........................  $7,766,290    $3,025,671
                                                              ==========    ==========

---------------
(a) During May, 1996, the Company and certain of its subsidiaries entered into an agreement with a finance company to secure additional working capital funds. This agreement was terminated amicably through a pay-off in March, 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $5,478,000 in 1996. Uncollected sold receivable balances approximated $736,000 at December 31, 1996. Program fees and costs are included in "interest expense, net" and "selling, general and administrative" approximating 16% for the years ended December 31, 1997 and 1996, respectively, in the Consolidated Statement of Operations. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arise from these transactions.

    Additionally, the purchaser advanced funds that were in excess of purchased receivables of which $392,287 was outstanding at December 31, 1996 and was subsequently paid in 1997.

(b) At December 31, 1997, the Company sold two of its nursing homes assets. The current note receivable was expected to be received in full on April 21, 1998. (See Note 1B) The miscellaneous receivables represent escrow balances related to HUD financing for which the Company is anticipating reimbursement in 1998.

(c) The balance consists of the current portion of notes receivable for the sale of assets to a related party (See Notes 11B and 11C).

(d) The balance consists of notes receivable from unconsolidated affiliates. (See Notes 1A and 6).

(e) In connection with the securitization program above, the third party purchasing the receivables held reserves as additional collateral for the receivables purchased from the Company. These cash reserves were released in full upon termination of the securitization program.

(f) A subsidiary of the Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    that all income reallocated during the current year totaling $440,000 will be restored in 1998 as a result of the priorities established in the partnership agreement.

(g) The balance consists mostly (approximately $400,000 and $367,000 in 1997 and 1996, respectively) of a receivable due from the former owner of two of the nursing homes regarding final collection of the purchase price of the transaction. (See Note 12B).

     Total interest income for the years ended December 31, 1997, 1996 and 1995, amounted to approximately $204,000, $193,000, and $134,000, respectively, and is netted against interest expense in the accompanying Consolidated Statements of Operations.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996 and the estimated useful lives used in computing depreciation are as follows:

                                                      DECEMBER 31,            ESTIMATED
                                               --------------------------    USEFUL LIVES
                                                  1997           1996         (IN YEARS)
                                               -----------    -----------    ------------
Land and improvements........................  $ 1,385,529    $ 1,666,105          30
Buildings and improvements...................    4,910,500     11,941,568        3-40
Machinery and equipment......................    6,785,554      7,272,620        3-14
                                               -----------    -----------
                                                13,081,583     20,880,293
  Accumulated depreciation and
     amortization............................   (4,742,587)    (6,135,704)
                                               -----------    -----------
                                               $ 8,338,996    $14,744,589
                                               ===========    ===========

     Included in machinery and equipment and buildings and improvements are $746,000 and $167,000, respectively of assets not placed in service at December 31, 1996. These assets were placed in service during the third quarter of 1997.

     Included in property, plant and equipment at December 31, 1997 and 1996 are land, buildings and improvements of $4,517,834 and $4,453,608 with accumulated depreciation and amortization of $1,176,265 and $1,061,488, respectively, leased to the purchaser of its former manufacturing division (see Note 12A).

     Depreciation and amortization expense for the years ended December 31, 1997, 1996 and 1995 was $823,363, $964,715, and $902,692, respectively.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6. EQUITY IN UNCONSOLIDATED AFFILIATES

     Audited financial information of the affiliates which are accounted for by the equity method (See Note 1A) is summarized below:

                                                              DECEMBER 31, 1997
                                                              -----------------
                                                                 (IN 000'S)
                            COMBINED BALANCE SHEETS
Current assets..............................................     $1,046,000
Property, plant and equipment, net of accumulated
  depreciation..............................................      5,340,000
Other non-current assets....................................        380,000
                                                                 ----------
          Total assets......................................     $6,766,000
                                                                 ==========
Liabilities.................................................     $5,583,000
Equity......................................................      1,183,000
                                                                 ----------
          Total liabilities and equity......................     $6,766,000
                                                                 ==========

                       COMBINED STATEMENTS OF OPERATIONS
Service revenues............................................     $1,524,000
Operating income............................................        381,000
Net income..................................................        363,000

     A limited liability company in which the Company has a 50% interest with assets of $875,000, liabilities of $840,000 and equity of $35,000 is unaudited as of December 31, 1997. The limited liability company has acquired land for which a medical facility is under construction, therefore, it has no operations.

     As a result of the limited liability companies being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. LONG-TERM OBLIGATIONS

     At December 31, 1997 and 1996, long-term obligations are as follows:

                                                               1997           1996
                                                            -----------    -----------
5.5% subordinated convertible bond, interest only payable
  in quarterly installments, principal due December,
  2001....................................................  $ 1,000,000    $ 1,000,000
5.0% bonds, denominated in Swiss francs, interest only
  payable in quarterly installments, principal due
  February, 2002..........................................    3,416,934
8.875% mortgage, payable in monthly installments including
  interest through December, 2034. Paid off as real estate
  was sold on December 31, 1997...........................                   3,166,432
9% mortgage, payable in monthly installments including
  interest through June, 2027. Paid off as real estate was
  sold on December 31, 1997...............................                   2,931,243
9.41% mortgage, payable in monthly installments including
  interest through April, 2016............................      690,661        704,172
Variable rate mortgage -- interest at 11.50% and 11.25% at
  December 31, 1997 and 1996, respectively, payable in
  monthly installments including interest through April,
  2001, with any remaining balance due May 1, 2001........    1,546,509      1,646,649
Variable rate mortgage -- interest at 10.5% at December
  31, 1996, payable in monthly installments through
  December, 1997..........................................                      34,992
7.7% to 13% notes payable in monthly installments
  including interest, through February, 2004,
  collateralized by equipment.............................    3,483,681      3,195,597
12% notes payable in monthly installments including
  interest................................................                     128,578
Capitalized lease obligations.............................                      23,951
                                                            -----------    -----------
                                                             10,137,785     12,831,614
Less: current installments................................      986,148        750,758
                                                            -----------    -----------
Long-term portion.........................................  $ 9,151,637    $12,080,856
                                                            ===========    ===========

  Subordinated Convertible Bond

     Beginning February 2, 1997 through December 30, 2001, the subordinated convertible bond may be converted in units of not less than $100,000 into fully paid shares of the Company's common stock at a conversion ratio of $2.00 of principle for one share of common stock for the beneficial ownership of a non United States person, pursuant to Regulation S of the Securities Act of 1933.

  Other

     Aggregate future principal maturities of long-term debt and capital lease obligations are as follows: 1998 -- $986,148, 1999 -- $831,526,
2000 -- $938,203, 2001 -- $1,702,655, and thereafter -- $5,679,254.

     All land and real estate is collateralized by the mortgages payable.

     The Company incurred interest expense in the amount of $1,469,251, $1,297,630, and $1,183,945 in 1997, 1996 and 1995, respectively.

  Commitments

     The Company, its subsidiaries, and a limited partnership have committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships, vendor

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

programs or newly available resources. The cost of such equipment currently on order is approximately $2,500,000.

     In April 1998, the Company secured with a finance company an equipment lease line of credit for $1,000,000. The entire lease line is available.

     See Commitments and Contingencies Note 12D for debt guarantees made by the Company for entities which the Company has equity ownership interests.

NOTE 8. LEASE COMMITMENTS

     With the exception of the medical diagnostic center which is owned by a limited partnership, the Company leases all of the locations used in its businesses under leases expiring on dates ranging through July 2015.

     As of December 31, 1997, minimum annual rental commitments under noncancelable leases amount to:

                    OPERATING LEASES
1998.....................................................  $  590,619
1999.....................................................     549,156
2000.....................................................     478,409
2001.....................................................     366,901
2002.....................................................     344,302
Thereafter...............................................   4,120,816
                                                           ----------
                                                           $6,450,203
                                                           ==========

     In addition, the Company remains contingently liable for certain leases on locations that have been sold. These contingent leases include payments aggregating $104,000 over the next three years.

     Rental expense included in the Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995, was approximately $567,000, $569,000, and $564,000, respectively, net of annual sublease income of $870, $1,740, and $20,180, respectively. Amortization of assets recorded under capital leases is included in depreciation expense.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9. INCOME TAXES

     The Company has recognized a deferred tax liability, a deferred tax asset and a valuation allowance against the deferred tax assets. The components of these consolidated deferred tax items at December 31, 1997 and 1996 are as follows:

                                                                1997        1996
                                                              --------   ----------
Assets:
  Net operating loss carryforwards..........................  $781,700   $1,874,000
  Investment tax credit carryforwards.......................    25,900       28,400
  Bad debt allowance........................................    51,300       47,600
  Other.....................................................     3,000        3,000
                                                              --------   ----------
                                                               861,900    1,953,000
  Less: valuation allowance.................................                200,000
                                                              --------   ----------
                                                               861,900    1,753,000
                                                              --------   ----------
Liabilities:
  Depreciation and amortization.............................   109,300      604,500
  Costs capitalized in connection with acquisitions.........   605,000      884,600
  Other.....................................................    10,200       10,200
                                                              --------   ----------
                                                               724,500    1,499,300
                                                              --------   ----------
Net deferred tax asset......................................  $137,400   $  253,700
                                                              ========   ==========

     These deferred tax assets and liabilities have been offset for balance sheet presentation except for the "net deferred tax asset" which is included in the balance sheet caption "Other Assets". Management has utilized approximately $3.2 million of net operating loss carryforwards through the sale of two nursing home assets in 1997. Additionally, the valuation allowance was reduced by $200,000. These two factors combined to result in a deferred tax expense of $116,300 in 1997. Management has recognized a deferred tax benefit of $84,300 in 1996 by a reduction in the valuation allowance for the expected utilization of net operating losses during the carryforward period. Management has considered the provisions of SFAS No. 109 that allows for utilization of tax planning strategies associated with real estate. These strategies, if necessary, could consider a possible sale and/or sale/leaseback of such real estate to preclude the expiration of net operating losses without realization of a tax benefit. Realization of the deferred tax asset is dependent on generating sufficient taxable income including use of management's tax planning strategies prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that a significant amount of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if either the current estimates of future taxable income are reduced or management would be unable to effect an expected sale and/or sale/leaseback of real estate. Both of these conditions are currently necessary for consideration in the evaluation of the realizability of the deferred tax assets and estimated valuation allowance.

     Consolidated net operating losses available for tax purposes at December 31, 1997 are approximately $2,300,000, expiring $645,000 in 2004, $935,000 in
2006, $335,000 in 2008 and $383,000 in 2009. Investment tax credits available for tax purposes at December 31, 1997 are approximately $25,900 expiring at various dates from 1998 to 2000. In 1997 and 1996 as a result of consolidated taxable income the Company was able to utilize net operating losses of $3,160,000 and $27,000, respectively, of which $730,000 and $27,000, respectively, was pre-operating losses of an acquired subsidiary which was only to be used to offset taxable income by that subsidiary.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     As discussed in Note 2, the Company had previously sold a portion of its interest in Diagnostics and, as a result, Diagnostics began to file its income tax returns on a separate company basis. Diagnostics has no significant temporary differences that give rise to deferred tax assets or liabilities at December 31, 1997, 1996 and 1995.

     During 1995, see Note 2, the Company acquired additional common shares in Diagnostics, thereby allowing for its inclusion in the consolidated tax return of the Company.

     For the years ended December 31, 1997, 1996 and 1995 a reconciliation of the statutory rate and effective rate for the provision for income taxes consists of the following based on amounts that do not include minority interests:

                                                              NOT INCLUDING
                                                               DIAGNOSTICS
                                                              (PERCENTAGE)
                                                              -------------
DECEMBER 31, 1997
Federal statutory rate......................................       34.0
Minority interests..........................................       (3.7)
Equity in unconsolidated affiliates.........................       (4.2)
State and local income taxes, net of federal tax benefit....        1.1
Alternative minimum tax.....................................        2.5
Tax effect of permanent differences.........................       (5.0)
Valuation allowance.........................................      (12.4)
                                                                  -----
Effective rate..............................................       12.3
                                                                  =====
DECEMBER 31, 1996
Federal statutory rate......................................      (34.0)
Minority interests..........................................       13.6
State and local income taxes, net of federal tax benefit....        6.3
Tax effect of permanent differences.........................       44.0
Valuation allowance.........................................      (49.1)
                                                                  -----
Effective rate..............................................      (19.2)
                                                                  =====

                                                               DIAGNOSTICS
                                                              (PERCENTAGE)
                                                              -------------
DECEMBER 31, 1995
Federal statutory rate......................................   34.0    34.0
Minority interests..........................................   (8.1)   (8.2)
State and local income taxes, net of federal tax benefit....    1.3     1.1
Tax effect of permanent differences.........................  (26.0)    2.0
Valuation allowance.........................................  (43.6)     --
                                                              -----    ----
Effective rate..............................................  (42.4)   28.9
                                                              =====    ====

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The expense (benefit) for income taxes consists of the following:

                                                       1997        1996        1995
                                                     --------    --------    --------
Federal:
  Consolidated
     Current expense...............................  $ 40,000    $           $
     Deferred expense (benefit)....................   116,300     (84,300)
  Without Diagnostics
     Current expense...............................
     Deferred benefit..............................                           (74,540)
State:
  Consolidated
     Current expense...............................    43,200      45,191
  Without Diagnostics
     Current expense...............................                             7,006
  Diagnostics
     Current expense...............................                            15,555
                                                     --------    --------    --------
Total tax expense (benefit)........................  $199,500    $(39,109)   $(51,979)
                                                     ========    ========    ========

     The principal differences between the income or loss reported for financial reporting purposes and the income or loss reported for federal income tax purposes results from (i) accelerated depreciation methods being utilized for tax purposes, (ii) inventory capitalization methods required for tax purposes,
(iii) reserving for doubtful accounts receivable and certain other reserves, and
(iv) costs capitalized in connection with certain acquisitions for financial reporting purposes and not for tax purposes.

NOTE 10. STOCKHOLDERS' EQUITY

COMMON STOCK

     See Note 2 for reacquisition of 2,500,000 shares of Common Stock into treasury in 1995.

     In October 1996, the Company sold at $1.00 per share 500,000 shares of common stock held in treasury, pursuant to Regulation S of the Securities Act of 1933. The total cost of such shares sold totaled $463,000.

WARRANTS

     A. At December 31, 1997, there were 414,538 warrants outstanding. Each warrant, as a result of a November 1990 amendment, is exercisable for two and three quarters (2 3/4) shares of The Wendt-Bristol Health Services Corporation common stock. The Company has reserved 1,139,980 shares for such issue. The exercise price of $3.75 per warrant is the equivalent of $1.36 per share. Other terms of the warrants remain the same as when originally issued in 1986, including the anti-dilution provisions, except that the expiration date has been extended to May 1, 1999, and the redemption feature has been removed.

        Also, as a result of the November 1990 amendment, upon exercise of existing warrants, in addition to the common shares to be received upon such exercise, each warrant holder will receive, upon registration under the Securities Act of 1933, a newly-created Series II warrant which has been extended to May 2000, which enables the warrant holder upon exercise of the Series II warrant to purchase 2 shares of common stock at $3.00 per share.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     B. In conjunction with the issuance, pursuant to Regulation S of the Securities Act of 1933, of Series No. 1 bonds issued on February 14, 1997, the Company issued thirty-three (33) Series No. 1 warrants exercisable into a total of 300,000 shares of the common stock of the Company for $2.00 per share for the beneficial ownership of non U.S. persons.

STOCK OPTIONS

     The Company has previously adopted a qualified employee incentive stock option plan (the "Plan"). The Plan provides for 250,000 common shares to be made available for options granted to eligible officers, directors and employees. The options may be granted for a term not to exceed ten years (five years with respect to a 10% shareholder) and are not transferable or assignable. The exercise price of all options must be at least equal to the fair market value of the common stock at the date of grant, or 110% of such fair market value with respect to any optionee who is a 10% shareholder of the Company.

     The Board of Directors granted options for 10,000 shares to each outside Director upon their election. All such options have expired except for one block of options to purchase 10,000 shares at a price of $.375 with an expiration date of February 1, 2000. Beginning in 1992, 1,000 options were granted annually to each outside Director upon his anniversary month as an outside Director. As of December 31, 1997, 17,000 options were issued to outside directors. The annual expense for these outside directors using the fair value based method (SFAS No.
123) approximated $300.

     In June, 1993 the Board of Directors granted 80,000 options to purchase shares at a price of $1.25 to certain officers and key employees of which 65,000 are outstanding at December 31, 1997. These options will expire on June 3, 1998.

     In May, 1996 the Board granted options totaling 130,000 shares to certain officers and key employees of which 110,000 are outstanding at December 31, 1997. Such options are exercisable at a price of $.875 per share and expire on May 23, 2001.

     In 1997, 5,000 options were exercised at $.875 per share for total proceeds of $4,375. Additionally, 30,000 options with exercise prices of $.875 to $1.25 were terminated as the employees are no longer employed by the Company.

     No options were exercised in 1996 or 1995. There were 192,000 stock options outstanding at December 31, 1997 at prices ranging from $.375 to $1.4375 per share. At December 31, 1997 and 1996, options available for grant were 53,000 and 19,000, respectively.

     The Company utilizes the intrinsic value method under APB No. 25 to account for employee stock options. The Company has utilized the Black Scholes option pricing model for proforma footnote purposes with the following assumptions used for grants in all years. Dividend yield of 0%, risk-free interest rate of 6%, and expected option life of 5 years. Expected volatility was 74.6%. If the Company had utilized the fair value based method under FASB No. 123, the impact would not be significant to the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

EARNINGS PER SHARE

     The following is a reconciliation of the basic and diluted EPS for December 31, 1997. As noted below, basic and diluted EPS are the same for the years ended December 31, 1996 and 1995.

                                                   INCOME          SHARES        PER SHARE
                                                 (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                 -----------    -------------    ---------
BASIC EPS
  Income available to common stockholders......  $1,781,613       6,224,241        $.29
                                                                                   ====
  Effect of dilutive securities (net of tax)
     5.5% convertible bond.....................      35,200         500,000
  Options......................................      15,017         192,000
                                                 ----------       ---------
DILUTED EPS
  Income available to common stockholders and
     assumed conversions.......................  $1,831,830       6,916,241        $.26
                                                 ==========       =========        ====

     At December 31, 1997 and 1995, 1,440,980 and 1,248,980 stock options and warrants not associated with convertible debt were excluded from the computation of diluted EPS because the exercise price was greater than the average market price of the common shares. At December 31, 1996, all potential common stock would be anti-dilutive due to the net loss. At December 31, 1995, all outstanding stock options and warrants were excluded from diluted EPS because the exercise price was greater than the average market price of the common shares.

NOTE 11. RELATED PARTY TRANSACTIONS

A. PARTNERSHIP OWNERSHIP

     Certain officers and directors own, in the aggregate, less than 6% of the outstanding limited partnership interests of a limited partnership of which a subsidiary of the Company is the managing general partner.

B. SALE OF ASSETS TO A RELATED PARTY

     Effective January 1, 1995, the Company sold the operating assets of a subsidiary's retail liquor store and two lounges in Florida to MHK Corp., a company owned by certain of the Company's officers and directors. The purchase price was equivalent to the net book value of the net assets, with no gain or loss recognized, totaling $574,949, as adjusted for certain 1995 transactions.

     The purchase price is evidenced by a promissory note bearing interest at 9%. The note accrued interest from the effective date of the sale through June 30, 1996 at which time the total accrued interest of $77,618 was added to the original sale price for a total amended principal sum of $652,567. The note is payable in monthly installments of $8,266 including interest, from July 1, 1996 through June 1, 2006 with the balance fully amortized.

     At April 15, 1996, the Company combined all advances to MHK Corp. into a promissory note totaling $156,868 earning interest of 9% which accrues from July 1, 1996 until paid. The note will be payable in monthly installments, including interest, of $1,987 from July 1, 1996 through June 1, 2006 with the balance fully amortized.

     The notes receivable due from MHK Corp. are collateralized by the assets of a lounge and a retail liquor store. The Company has received additional collateral in the form of a security interest on real estate in Ohio, an assignment of the lease and rents associated to that property as well as the leasehold interest in a Florida property leased by MHK Corp. and subleased to a third party, and a pledge of the common stock of MHK Corp.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Management's current estimate of the business activities of these Florida operations combined with the rental operations is that they will earn sufficient cash flow to amortize the notes. No further advances or support is expected by the Company. If the notes are not being amortized, an allowance for non-collectibility will be considered absent other remedies not considered at this time.

C. NOTES RECEIVABLE FROM OFFICERS AND RELATED PARTIES

     At December 31, 1997 and 1996, the notes receivable amounts due from MHK Corp. approximate $730,000 and $800,000, respectively. Interest income totaling $68,328 and $76,668 for the year ended December 31, 1997 and 1996, respectively is included in "interest expense, net". Refer to Note 11B for the related party transactions and applicable collateral for 1995 activity.

     At December 31, 1997 and 1996, the President and CEO of the Company had outstanding advances totaling approximately $213,000 and $243,000, respectively. The President/CEO has granted a security interest in certain collateral to enhance the realization of the indebtedness, which is evidenced by a non-interest bearing promissory note. A representation has been made that the amount will not further increase and the existing balance will be reduced by $25,000 annually in 1998 and subsequent years.

     In addition, pursuant to a ten year lease entered into in 1985, the Company leased a warehouse facility from two of the officers and directors of MHK Corp. Effective May 1, 1992, a renewal option was exercised on the lease, extending its term to 2005. In January 1996, the officers sold a portion of the property and terminated the lease with the Company. The remaining parcel is pledged as additional collateral toward a note due the Company from the sale of the liquor operations (see Note 11B).

D. LIFE INSURANCE PREMIUMS RECEIVABLE

     The balance sheet includes $972,471 and $865,299 at December 31, 1997 and 1996 respectively, under the caption "Life insurance premiums receivable". The Company, pursuant to agreements, has purchased life insurance on the lives of certain officers and key employees on a "split-dollar" basis. The program is designed so that payments the Company makes on behalf of each officer are collateralized by assignments of the related life insurance policies (i.e., the accumulated policy cash value, the policy death benefit, or a combination thereof). The life insurance premiums receivables are noninterest-bearing. The insured parties own the policies and, with the consent of the Company, are permitted to borrow from the cash surrender values of the policies. Under the "split-dollar" agreements, the Company advances the premium payments and upon the death of the insured would receive the return of such advances from the death benefits or from cash value (without termination of the policy) at such other times (i.e. termination of employment) prior to the death of the insured.

     During 1995, the Company restored a $376,000 reserve that had been recorded in 1991 to reduce life insurance premiums receivable. Management believes the reserve is no longer necessary due to the improvement in operations and increased cash values over the last four years. By Amendment No. 1 to the "split-dollar" agreement, the applicable officers of the Company recognize the premiums receivable not collateralized by the policy cash surrender values of $375,500 at December 31, 1997, are their personal responsibility if not collected through the respective policies as long as the Company continues to maintain the policies. The Company has represented its intention and obligation to maintain the policies. The individuals have agreed to provide additional collateral, to the Company, by pledging common shares they own in the Company to enhance the realization of these receivables.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E. NOTES PAYABLE TO OFFICER

     In January 1996, the Company borrowed the sum of $300,000 from Marvin D. Kantor, a director and the Chairman of the Board of the Company. In September 1996, the Company borrowed an additional $60,000 (the "Loans"). The Loans were obtained to meet certain short-term working capital needs of the Company. The Loans bear interest at 8.5% per annum. The Loans are payable in monthly installments and are collateralized by a pledge of the Company's common stock held in Wendt-Bristol Diagnostics Company. The balance outstanding at December 31, 1996 was $55,000 and was repaid in full in 1997.

F. MANAGEMENT FEES FROM UNCONSOLIDATED AFFILIATES

     A subsidiary of the Company, Diagnostics, which owns equity interests in limited liability companies (See Note 1B), is the management agent for one of the companies. Management fees totaling $67,600 were included in the Consolidated Statements of Operations for the year ended December 31, 1997.

NOTE 12. COMMITMENTS AND CONTINGENCIES

A. REAL ESTATE RELATED TO PREVIOUSLY SOLD DIVISION

     In October 1991, the Company sold substantially all of the assets (other than real estate) of its manufacturing division located in New Jersey.

     As part of that transaction, the buyer entered into a lease on the physical facilities which initially included a purchase option. The buyer is responsible for taxes, maintenance, and insurance costs. Rental income has been recorded on a straight-line basis over the term of the lease.

     During September 1994, the buyer/tenant instituted arbitration proceedings against the Company. The Company and the tenant settled in June 1995. The settlement agreement provides (a) a revised term of ten years for the lease commencing January 1, 1995, (b) monthly rental of $28,000 for the first five years and $30,000 for the remaining five years, (c) identification of approximately $200,000 in repairs, of which the tenant has paid $40,000; such repairs were subsequently completed, (d) tenant's option to renew for an additional two years at $10,000 per month; if option not exercised, the tenant is obligated to pay $10,000 per month in the eleventh year despite the fact that premises are vacated and (e) tenant abandoned its option to purchase the premises as well as any role in the Company's compliance with the environmental laws of the State of New Jersey.

     As a result of compliance with the State of New Jersey environmental laws and in connection with the sale of the division, the Company is in the process of a clean-up of contamination caused by prior ownership whereby the property had been contaminated by leaking underground storage tanks and the discharge of certain industrial fluids into the sewage system. The Company spent approximately $56,000, $50,000, and $61,000 related to the clean-up during the years ended December 31, 1997, 1996 and 1995, respectively. Costs attributable to the project, incurred or accrued, have been capitalized. The Company's consulting engineers have completed a study of the contamination and have submitted a clean-up plan to the appropriate State of New Jersey department. In December 1995, the State of New Jersey granted a conditional approval of the plan with a two year monitoring period. The remaining estimated costs to complete the plan are approximately $100,000. Refer to Note 3 regarding restricted cash set aside to satisfy the New Jersey Department of Environmental Protection and Energy.

B. RENTAL AGREEMENT ON A NURSING HOME

     The landlord of a nursing home facility filed a complaint for Declaratory Judgment against a subsidiary of the Company seeking a judgment that the subsidiary is in default of the lease agreement and seeks the right to

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

purchase the license of the nursing home. The landlord had filed a Motion for Summary Judgment and was denied by the court. The subsidiary is presently current on its rent obligation but is disputing the calculation of the late rent charges imposed under the lease. Although not directly subject to this complaint, the Company is seeking payment of a receivable related to a Share Transfer Agreement with the subsidiary of the Company. Such amounts became due in February 1996, one year after final settlement of certain State of Ohio Medicaid receivables, as provided in the Agreement. See Item 3. Legal Proceedings for additional discussion.

     In the opinion of management, the ultimate costs and liability to the Company and its subsidiaries as a result of this legal proceeding will not be material. It is further believed that the receivable at December 31, 1997 totaling $400,000 (see Note 4(e)) will be realized through the ultimate settlement of the entire dispute in the near term.

C. INSURANCE COMMISSIONER OF THE COMMONWEALTH OF PENNSYLVANIA, AS THE STATUTORY LIQUIDATOR FOR CORPORATE LIFE INSURANCE COMPANY (UNAFFILIATED THIRD PARTY)

     On February 20, 1995, the Company entered into a Stock-Exchange Agreement with the Insurance Commissioner of the Commonwealth of Pennsylvania, as the Statutory Liquidator of Corporate Life Insurance Company (CLIC) (see Note 2). The Statutory Liquidator caused a Writ of Summons in the Commonwealth Court of Pennsylvania (Case No. 509-MD-1995) to be served on the Company indicating in its entirety that Statutory Liquidator has commenced an unspecified action against the Company which counsel for the Statutory Liquidator advised the Company that the Statutory Liquidator intends to seek performance in the action for the amounts due it from the Company. During 1996, the Company paid $300,000 toward the purchase of the shares, leaving a balance of $325,000 at December 31, 1996. The Company subsequently paid the balance during the first quarter of 1997.

     On March 19, 1997, the Insurance Commissioner of the Commonwealth of Pennsylvania, as the Statutory Liquidator of CLIC dismissed with prejudice the action it had commenced against the Company in the Commonwealth Court of Pennsylvania.

     Additionally, as a result of a Federal investigation of the activities of CLIC, the Company had been requested to furnish documents and information in its files related to transactions with CLIC and Life Holdings, Inc. The Company complied with this request and is cooperating fully with this on-going investigation.

D. DEBT GUARANTEES

     The Company or its subsidiaries is contingently liable as a guarantor of long-term debt and capital lease obligations totaling $1,775,000 for medical equipment that is currently in or will be placed in service by entities that a subsidiary, Wendt-Bristol Diagnostics Company ("Diagnostics"), has ownership interests varying from 22.5% to 50%. In addition, the Company is contingently liable for $3,500,000 as guarantor of debt on the construction of a medical and office complex that Diagnostics has a 50% ownership interest in.

     Additionally, the Company and Diagnostics are contingently liable for a two year lease agreement and the purchase price ($1,400,000) of a building used by an entity in which Diagnostics has a 22.5% ownership interest. The Company and Diagnostic are currently 100% contingently liable for the two year lease and purchase price.

NOTE 13. INDUSTRY SEGMENT DATA

     Industry segment data for years ended December 31, 1997, 1996 and 1995 included in Item 1 ("Industry Segments") of this report is an integral part of these financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14. RETIREMENT PLAN

     The Company adopted, effective July 1, 1989, a retirement plan, under
Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company to contribute, on an annual basis, 10% of the employees' eligible deferred compensation; such employer contribution is in the form of Company common stock. The Company values the actual shares transferred to the Plan from the treasury at the respective December 31 market value. During 1997, 1996 and 1995, the Company contributed 6,306, 16,262, and 21,764 shares, and recorded an expense of $9,458, $8,733, and $9,900, respectively.

NOTE 15. SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITY

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITY Note receivable from officers
  and related parties was reduced by assigning a
  non-related party note receivable
  Increase in notes receivable.......................  $   105,000
  Decrease in notes receivable from officers and
     related parties.................................      (46,826)
  Decrease in accrued interest payable...............      (58,174)
A subsidiary of the Company is a general partner in a
  limited partnership. Capital was reallocated from
  the general partner to the limited partners
  resulting in a receivable from the limited partners
  Increase in miscellaneous receivables..............  $   440,000
  Increase in minority interests.....................     (440,000)
A Partnership, which the Company is the general
  partner, transferred equipment, at net book value
  to an unconsolidated affiliate
  Increase in advances to unconsolidated affiliate...  $    40,000
  Decrease in property, plant and equipment, net.....      (40,000)
Two subsidiaries of the Company sold nursing home
  assets. Additionally, HUD replacement reserves are
  to be returned as part of the sale
  Increase in notes receivable, current..............  $ 2,923,794
  Increase in miscellaneous receivables..............      261,327
  Decrease in restricted cash........................     (264,287)
  Decrease in prepaid expenses.......................      (11,535)
  Decrease in property, plant and equipment, net.....   (7,064,636)
  Decrease in excess of cost over assets of
     businesses and subsidiaries acquired............     (189,096)
  Decrease in deferred charges and other assets......     (317,120)
  Increase in accrued expenses.......................     (394,367)
  Decrease in debt...................................    6,083,927
  Gain on sale of nursing home assets, net of cash
     proceeds ($750,000).............................   (1,028,007)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
A subsidiary and a partnership, of which the company
  is the managing general partner, purchased
  equipment which was financed by entering into an
  installment finance agreement
  Increase in equipment cost, net....................  $   942,415    $  875,626
  Increase in long-term obligations..................     (942,415)     (875,626)
Subsidiaries of the Company sold trade accounts
  receivable, a portion of which was used for certain
  related fees
  Increase in deferred costs.........................                 $   27,500
  Increase in miscellaneous accounts receivable
     reserves........................................                    185,507
  Decrease in notes payable..........................                     53,155
  Decrease in accounts receivable -- sold............                   (266,162)
Common stock of the Company (2,000,000 shares) and
  common stock of a subsidiary (300,000 shares) were
  exchanged for 30,000 shares of preferred stock, par
  value $100 per share, owned by the Company in Life
  Holdings, Inc.
  Decrease in investment in preferred stock, at
     cost............................................                               $(3,000,000)
  Decrease in minority interest......................                                   512,653
  Increase in treasury stock.........................                                 2,487,347
The Company purchased common stock (500,000 shares)
  of the Company for a price of $.80 per share and
  common stock of a subsidiary (45,000 shares) for a
  price of $5.00 per share
  Increase in accrued expenses and other
     liabilities.....................................                               $  (625,000)
  Increase in treasury stock.........................                                   400,000
  Increase in excess of cost of assets of businesses
     and subsidiaries acquired, less amortization....                               $   148,103
  Decrease in minority interest......................                                    76,897
A subsidiary of the Company sold the operating
  assets, net of associated liabilities to a related
  party in exchange for an interest bearing note
  (Note 11B)
  Increase in notes receivable from officers,
     employees and related parties, net of amounts
     payable:
     Note arising in transaction.....................                               $   574,949
     Other...........................................                                   (55,936)
  Decrease in accounts payable.......................                                    48,624
  Decrease in accrued expenses and other
     liabilities.....................................                                    83,006
  Decrease in trade and miscellaneous receivables....                                    (4,668)
  Decrease in inventories............................                                  (126,703)
  Decrease in prepaid expenses and other current
     assets..........................................                                   (38,409)
  Decrease in property, plant and equipment, net.....                                  (240,079)
  Decrease in deferred charges.......................                                      (500)
  Decrease in other assets...........................                                  (240,284)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
A partnership, of which the Company is the managing
  general partner, traded -- in a piece of equipment
  for a substantially improved model, which was
  financed by entering into an installment finance
  agreement, which included a refinancing of existing
  debt
  Increase in equipment cost, net....................                               $   642,692
  Increase in long-term obligations..................                                  (642,692)
A subsidiary of the Company incurred costs for the
  construction of an Alzheimer's and related
  syndromes facility with draws against a HUD-insured
  financing agreement
  Increase in property, plant and equipment..........                               $
  Increase in long-term obligations..................                                  (166,826)
  Increase in prepaid expenses and other current
     assets..........................................                                    45,116
  Decrease in accounts payable.......................                                   121,710

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standard Board ("FASB") Statement No. 107, "Disclosure about Fair Value of Financial Instruments", is effective for the Company's year ended December 31, 1995 and thereafter. The statement requires disclosure of fair value information about financial instruments. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities the carrying amounts approximate fair value due to their short maturities. For long-term notes receivable and notes payable, the Company believes the carrying value will approximate their fair value. For the subordinated note, the Company believes the carrying amount approximates fair value with the conversion feature to the Company's common stock available.

     At December 31, 1997 and 1996, management believes the carrying amount of these long-term receivables are not impaired and will be realized in the normal course of business in accordance with their contract terms. The fair value of debt is believed to be approximately equal to their current carrying value based on current market prices.

     At December 31, 1997, the Company had outstanding multiples of three month foreign exchange futures contracts that were to expire March, 1998. Management's intent is to continue to repurchase these contracts (currently holding June 1998 expirations) as a hedge against the Swiss Franc on 5,000,000 Swiss Franc 5% bonds payable in February, 2002. As these futures contracts are not for trading or speculative purposes, the Company has deferred the current loss of approximately $104,000 at December 31, 1997 until 2002 when the bond becomes due and a determination of the cumulative gain or loss is known.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Note: Reference should be made to the Notes to Consolidated Financial Statements herein.

FINANCIAL CONDITION

     Management has positioned the Company to focus on continuing the aggressive expansion of its Diagnostic and Radiology business, including radiation therapy. During 1997 the Company ceased operations of its unprofitable home health care business and sold two of its three retail pharmacies in order to concentrate on its core business. In addition, on December 31, 1997, the Company sold two of its three nursing homes and will use the cash from the gain on the sale to further expand into the diagnostic and radiology services industry. The sale of these two homes along with the cost savings from the closing of the home health operations further strengthened the liquidity of the Company and will allow management to focus on enhancing the operations and profits at its diagnostic and radiology centers. The previous statements regarding cost savings and profit enhancement are forward-looking statements that are subject to competitive and market influences that cannot be accurately predicted.

     Working capital increased approximately $4,656,000 during the year ended December 31, 1997. Current assets increased $3,934,000 while current liabilities decreased $722,000 at December 31, 1997 as compared to December 31, 1996. The increase in current assets was due mostly from increases in notes receivable (total $3,116,000 of which $2,924,000 is related to the sale of the two nursing homes), accounts receivable trade ($864,000) and miscellaneous receivables ($760,000), offset by declines in cash and inventories. Accounts receivable trade increased in 1997 over the prior year due mostly to the Company terminating its accounts receivable securitization program during the first quarter of 1997 and buying back all of the accounts receivable that were previously sold. Current liabilities decreased approximately $722,000 due mostly from decreases in securitization program advances ($392,000), accrued workers' compensation expenses ($330,000), accrued taxes other than federal income taxes ($506,000), and stock purchase agreement payable ($325,000) offset by increases in accounts payable ($578,000) and current portion of long-term debt ($235,000). The issuance of the long-term bonds (see below) allowed the Company to terminate the accounts receivable securitization program and reduce the amount of current liabilities.

LIQUIDITY AND CAPITAL RESOURCES

     The Company ended the year in a much stronger liquidity position due to several significant events that occurred in 1997. During February 1997, the Company issued 5% long-term bonds totaling 5,000,000 swiss francs ($3,417,000) to a group of European investors pursuant to Regulation S of the Securities Act of 1933. The proceeds from this issuance were used to repay its higher-interest accounts receivable securitization program advances (totaling approximately $1,462,000) with the remainder of the funds used toward general working capital requirements and expansion into new ventures in the diagnostic and radiology fields.

     At December 31, 1997 the Company, in two simultaneous and interdependent transactions, sold the assets of its two Columbus, Ohio nursing homes. Terms of the sale provided for a combined purchase price of $9,880,000 which resulted in a gain on the sale of approximately $1,778,000 (see note 1B). The buyers paid $750,000 at the time of closing, assumed mortgages and accrued interest totaling $6,206,000, and issued personally guaranteed notes for the balance of $2,924,000. These notes are anticipated to be collected in full on April 21, 1998.

     In April 1998 the Company secured with a finance company an equipment lease line of credit for $1,000,000. As of the issuance of this report, no draws have been made against this lease line.

     The Company and its subsidiaries, limited partnership and newly-formed
(1997) limited liability companies, have committed to certain equipment upgrades that will be financed either through current equipment financing relationships or vendor programs. In addition, the limited partnership, in which a subsidiary of the Company is the general partner, is planning to expand its facility by adding approximately

7,500 square feet. The adjoining addition is anticipated to cost approximately $800,000 and will be used to facilitate a women's health center.

     Management further believes the present resources available and anticipated through profitable operations will meet anticipated requirements for financing the growth of the business. There are no further material commitments for capital expenditures.

RESULTS OF OPERATIONS 1997-1996

     Consolidated revenues from operations for the year ended December 31, 1997 decreased approximately $522,000 or 2.4% from the previous year. Net sales declined $381,000 or 13.5% while service revenues decreased $141,000 or .8% from the comparable period in 1996. The decline in sales was due to the Company selling two of its retail pharmacies during 1997 while most of the decrease in service revenue was due to the decline in visits in the home health care subsidiary which ceased operations in April, 1997.

     Cost of sales decreased approximately $251,000 or 12.1% for the year as compared to 1996. Gross margin for the year ended December 31, 1997 was 25.3% as compared to 26.4% for the comparable period in 1996. The decline is attributable to pricing pressures in the competitive retail pharmacy markets and price reductions at the locations that closed during the year.

     Selling, general and administrative expenses decreased approximately $351,000 or 2.0% for the year ended December 31, 1997 as compared to 1996. The decrease is mostly due from decreased visits in the home health care agency offset by small increases elsewhere.

     Interest expense increased approximately $160,000 or 14.5% for the year ended December 31, 1997 as compared to 1996. In 1996 the Company did not have a working capital line of credit in place until late May and therefore, incurred interest expense relating only to equipment and mortgages for the first five months of 1996. The 1997 amounts includes the accounts receivable securitization program interest costs through the middle of March and the interest attributable to the convertible subordinated and Series I bonds (see note 7).

     Inflation has not had a significant effect on the net sales and revenues of the Company. While inflation has caused some increases in costs, there have been corresponding increases in selling prices and service fees, neither of which has been significant.

RESULTS OF OPERATIONS 1996-1995

     Consolidated revenues from operations for the year ended December 31, 1996 increased approximately $485,000 or 2.3% over 1995. Net sales increased approximately $107,000 or 4.0% as compared to the previous year. Service revenues increased approximately $378,000 or 2.1%, due mostly from revenue increases at the Alzheimer's Center partially offset by a decline in Home Health Care.

     Cost of sales increased approximately $151,000 or 7.9% for the year as compared to 1995. Gross margin for the year ended December 31, 1996 was 26.4% as compared to 29.1% for the comparable period in 1995. The decline is attributable to pricing pressures in the competitive retail pharmacy market.

     Selling, general and administrative expenses increased approximately $851,000 or 5.1% for the year ended December 31, 1996 as compared to 1995. The increase is primarily attributable to certain patient care costs, i.e. labor, remaining level during periods of diminished census as well as competitiveness in the out-patient services market. A further increase resulted from the $376,000 reduction to 1995 expenses as a result of the reversal of a reserve on the life insurance premiums receivable.

     Operating income decreased approximately $579,000 or 42.4% for the year ended December 31, 1996 as compared to the same period in 1995. The decrease is mostly attributable to the increase in selling, general and administrative expenses.

     Interest expense increased approximately $54,000 or 5.1% as compared to 1995, primarily from the higher debt balances due to the equipment refinancing and borrowings from the securitization program.

             THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   AS AT JUNE 30, 1998 AND DECEMBER 31, 1997

                                     ASSETS

                                                               JUNE 30,      DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash......................................................  $     1,087    $   156,289
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $122,000 and $101,000 (1998 and 1997).................    1,597,326      1,333,822
     Notes receivable, current portion......................      177,046        600,387
     Miscellaneous receivables..............................      721,869        713,883
                                                              -----------    -----------
                                                                2,496,241      2,648,092
                                                              -----------    -----------
  Prepaid expenses and other................................       89,864         83,757
                                                              -----------    -----------
          Total current assets..............................    2,587,192      2,888,138
                                                              -----------    -----------
Property, plant and equipment, at cost......................    8,979,842      7,711,144
  Less: Accumulated depreciation and amortization...........   (3,354,207)    (3,093,219)
                                                              -----------    -----------
                                                                5,625,635      4,617,925
                                                              -----------    -----------
Investments and other assets:
  Notes and other receivables, net of current portion.......      152,578        162,702
  Investment in unconsolidated affiliates...................      627,043        640,980
  Advances to affiliates, net...............................      451,982        698,118
  Deferred charges..........................................      568,976        486,658
  Other assets..............................................      102,603         54,118
                                                              -----------    -----------
          Total investments and other assets................    1,903,182      2,042,576
                                                              -----------    -----------
                                                              $10,116,009    $ 9,548,639
                                                              ===========    ===========
                                       LIABILITIES
Current liabilities:
  Long-term obligations classified as current...............  $   839,856    $   762,126
  Accounts payable..........................................    1,169,411      1,084,862
  Accrued expenses and other liabilities
     Salaries and wages.....................................       37,061        157,707
     Taxes, other than federal income taxes.................       66,948         80,934
     Interest...............................................       52,401         42,149
     Other..................................................      173,743        409,960
                                                              -----------    -----------
          Total current liabilities.........................    2,339,420      2,537,738
                                                              -----------    -----------
Long-term debt and capital lease obligations, less current
  portion...................................................    3,939,703      3,234,503
Advances due unconsolidated affiliates......................        5,080         25,756
                                                              -----------    -----------
          Total liabilities.................................    6,284,203      5,797,997
                                                              -----------    -----------
Stockholders' Equity
  Common stock, $.01 par, authorized 2,000,000 shares,
     issued and outstanding, 1,184,991 shares...............       11,850         11,850
  Capital in excess of par..................................      812,700        812,700
  Retained earnings.........................................    3,007,256      2,926,092
                                                              -----------    -----------
                                                                3,831,806      3,750,642
                                                              -----------    -----------
                                                              $10,116,009    $ 9,548,639
                                                              ===========    ===========

             THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                     SIX MONTHS ENDED         THREE MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  -----------------------   -----------------------
                                                     1998         1997         1998         1997
                                                  ----------   ----------   ----------   ----------
Revenues:
  Service income................................  $2,737,173   $3,937,207   $1,496,157   $2,001,843
Cost and expenses:
  Selling, general and administrative...........   2,316,471    2,923,524    1,242,022    1,484,273
                                                  ----------   ----------   ----------   ----------
Operating income before depreciation............     420,702    1,013,683      254,135      517,570
Depreciation....................................     286,781      330,689      136,436      189,261
                                                  ----------   ----------   ----------   ----------
Operating income................................     133,921      682,994      117,699      328,309
Other income (expense):
  Interest expense, net.........................    (215,716)    (314,323)    (132,399)    (157,271)
  Equity in earnings (losses) of unconsolidated
     affiliates.................................     (18,937)     134,103      (21,519)      46,545
  Minority interest in losses, net of tax.......     181,201       64,777       93,762       70,251
  Other, net....................................      (1,205)      19,822       (1,242)      18,826
                                                  ----------   ----------   ----------   ----------
                                                     (54,657)     (95,621)     (61,398)     (21,649)
Income before income taxes......................      79,264      587,373       56,301      306,660
Income tax benefit (expense)....................       1,900      (10,400)        (900)      (4,600)
                                                  ----------   ----------   ----------   ----------
Net income (loss)...............................  $   81,164   $  576,973   $   55,401   $  302,060
                                                  ==========   ==========   ==========   ==========
Income per common share.........................  $     0.07   $     0.49   $     0.05   $     0.25
                                                  ==========   ==========   ==========   ==========
Weighted average shares outstanding.............   1,184,991    1,184,991    1,184,991    1,184,991
                                                  ==========   ==========   ==========   ==========

             THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 1998           1997
                                                              -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $    81,164    $  576,973
                                                              -----------    ----------
  Adjustments required to reconcile net income to net cash
     used by operating activities:
     Depreciation and amortization..........................      286,781       333,317
     Minority interest in loss of consolidated subsidiary
      and partnership.......................................     (181,201)      (64,777)
     Equity in net losses (earnings) of unconsolidated
      affiliates............................................       18,937      (134,103)
     Gain on sale of assets.................................                    (18,621)
     Changes in assets and liabilities:
       Accounts Receivable:
          Sale (purchase) of accounts receivable............                   (356,871)
          Other changes.....................................     (271,490)     (213,058)
       Prepaid expenses and other current assets............       (6,107)       10,251
       Accounts payable.....................................       84,548      (140,791)
       Accrued expenses and other liabilities...............     (360,597)     (201,418)
       Deferred charges and other...........................       50,398       (68,321)
                                                              -----------    ----------
          Total adjustments.................................     (378,731)     (854,392)
                                                              -----------    ----------
            Net cash used in operating activities...........     (297,567)     (277,419)
                                                              -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in unconsolidated affiliates...................       (5,000)     (457,300)
  (Increase) decrease in notes receivable...................      433,465      (141,309)
  Deposit to restricted cash................................                    (20,387)
  Capital expenditures......................................      (88,871)      (40,768)
                                                              -----------    ----------
          Net cash provided by (used in) investing
            activities......................................      339,594      (659,764)
                                                              -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to limited partners.........................                   (143,842)
  Principal payments of long-term obligations...............     (422,689)     (378,158)
  Receipts from (advances to) affiliates, net...............      246,136     1,495,560
  Advances to unconsolidated affiliates, net................      (20,676)
                                                              -----------    ----------
          Net cash provided by (used in) financing
            activities......................................     (197,229)      973,560
                                                              -----------    ----------
Net increase (decrease) in cash.............................     (155,202)       36,377
Cash at beginning of period.................................      156,289         2,338
                                                              -----------    ----------
Cash at end of period.......................................  $     1,087    $   38,715
                                                              ===========    ==========
CASH PAID DURING THE THREE MONTHS FOR:
  Interest, net of interest income..........................  $   205,464    $  314,494
                                                              -----------    ----------
  Income taxes..............................................  $              $    4,150
                                                              -----------    ----------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITY:
  A partnership of which the Company is the managing general partner purchased equipment which was financed by
     entering into installment finance agreements.
  Increase in equipment cost, net...........................  $ 1,205,620    $  740,418
  Increase in long-term obligations.........................   (1,205,620)     (740,418)

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly the Wendt-Bristol Diagnostics Company and subsidiaries consolidated financial position as at June 30, 1998 and December 31, 1997 and the consolidated results of its operations for the three and six months ended June 30, 1998 and 1997 as well as the cash flows for the respective six months. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Wendt-Bristol Diagnostics Company 1997 audit report.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FINANCIAL CONDITION

     Management has positioned the Company to focus on continuing the expansion of its Diagnostic and Radiology business. On December 31, 1997, the Company sold its 75-bed nursing home, the Wendt-Bristol Center for Alzheimer's and related disorders, and will use the cash from this sale to further expand into additional diagnostic/radiology and radiation therapy centers. In February 1998 the Company opened its third diagnostic center in central Ohio. This center, located in Granville, Ohio, provides enhanced diagnostic imaging techniques including magnetic resonance imaging (MRI), CT scans, ultrasound, bone densitometry, x-ray and mammography.

     The next medical center scheduled to open is the two-building, 31,000 square foot complex on Jasonway Road in Columbus, Ohio, scheduled for completion in the fourth quarter of 1998 (see below). This facility will have advanced diagnostic imaging including the first Positron Emission Tomography (PET) scanning unit in central Ohio. In July 1998 the Company broke ground on its Women's Health Center on Kenny Road in Columbus, Ohio. This center will focus on women's health and imaging services and will include an outpatient surgical suite for breast surgery. This 7,500 square foot center is scheduled to open in the first quarter of 1999.

     Working capital decreased approximately $103,000 from $350,000 at December 31, 1997 to $248,000 at June 30, 1998. Current assets decreased approximately $301,000, due mostly from decreases in cash ($155,000) and receivables ($152,000) while current liabilities decreased $198,000, due mostly from a decrease in other accrued expenses ($236,000) which were primarily related to the nursing home that was sold.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's liquidity remains good during the first half of the year. In April 1998 the Company secured an equipment lease line of credit for $1,000,000 with a finance company. As of June 30, 1998, $270,000 has been drawn against this line.

     The Company, its limited partnership, and limited liability companies have committed to certain equipment upgrades or acquisitions that will be financed either through the current equipment financing relationship or through vendor programs. The cost of such equipment currently on order is approximately $4,500,000.

     During 1998, the Company, along with a partner, has commenced construction of a major 31,000 square feet two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (PET), and a therapy and rehab center. The Company has a participating partnership relationship (20%) in the rehab center, a 22 1/2% interest and management control and responsibility in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. The Company also has a 50% interest in the land and buildings associated to the new center. As previously indicated, the Company is planning to expand one of its facilities by adding approximately 7,500 square feet. The cost of this expansion is anticipated to be approximately $800,000 and will be financed with a commitment from a local bank.

     Management believes the present resources will meet anticipated requirements for operations of the business. There are no further material commitments for capital expenditures.

RESULTS OF OPERATIONS 1998-1997

     Revenues for the six and three months ended June 30, 1998 decreased approximately $1,200,000 or 30.5% and $506,000 or 25.3%, respectively, over the same periods in 1997 due to the sale of the nursing home at December 31, 1997. Exclusive of the nursing home, revenues for the first half of 1998 were up 31.4% over the same period last year due mostly to the revenues from the new location in Granville, Ohio.

     Selling, general and administrative expenses decreased approximately $607,000 or 20.8% for the six months and $242,000 or 16.3% for the three months ended June 30, 1998 as compared to the same periods in 1997. The decrease is mostly due to the reduction in expenses caused by the sale of the nursing home ($1,470,000) and a workers' compensation refund offset by increases in expenses at the Diagnostic Center due to additional modalities, expenses of the new Granville Center, and the expansion of mobile mammography.

     Interest expense for the six and three months ended June 30, 1998 decreased $99,000 or 31.4% and $25,000 or 15.8% respectively, over the same periods in 1997. The decrease is due to the reduced debt from the mortgage on the sold nursing home offset by additional interest expense on equipment purchases at the new location and at the Kenny Road location.

RESULTS OF OPERATIONS 1997-1996

     Revenues for the year ended December 31, 1997 increased approximately $243,000 or 3.2% over the same period in 1996. Lower net revenues, due to increased pricing pressures, at the diagnostic center offset a revenue increase of 7% at the nursing home.

     Selling, general and administrative expenses increased approximately $288,000 or 4.9% for the year ended December 31, 1997 as compared to the 1996. The increase is attributable to costs at the diagnostic center associated with additional modalities (angiography), which began in 1997 and have not yet met their anticipated volumes.

     Interest expense for year ended December 31, 1997 increased $114,000 or 20.3% over the same period in 1996. This was due to additional equipment and upgrades placed in service at the diagnostic center during 1997 along with a full year of interest expense in 1997 on a major equipment re-financing as compared to only nine months of expense in 1996.

RESULTS OF OPERATIONS 1996-1995

     Revenues for the year ended December 31, 1996 increased approximately $778,000 or 11.3% over the same period in 1995 due to a 22.9% increase in revenues at the nursing home and an increase of 3.2% at the diagnostic center.

     Selling, general and administrative expenses increased approximately $513,000 or 9.6% for the year ended December 31, 1996 as compared to 1995. The increase is attributable to costs associated with the increase in the volume of diagnostic procedures performed at the diagnostic center and increased staffing costs at the nursing home.

     Interest expense for year ended December 31, 1996 increased $88,000 or 18.5% over the same period in 1995. Most of the increase was attributable to the diagnostic center where the equipment was refinanced in March 1996 and the building refinanced in April 1996. In addition, the Company entered into an accounts receivable securitization program during May of the current year, financing the receivables for working capital needs.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Wendt-Bristol Diagnostics Company
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of Wendt-Bristol Diagnostics Company and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wendt-Bristol Diagnostics Company and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 15 as
to which the date is June 23, 1998

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 1997          1996
                                                              ----------    -----------
Current Assets
  Cash......................................................  $  156,289    $     2,338
  Restricted cash (Note 2)..................................                     81,546
  Receivables: (Notes 1, 3 and 4)
    Trade, net of allowance for doubtful accounts of
     $101,000...............................................   1,333,822        700,785
    Miscellaneous...........................................     713,883        167,718
    Notes receivable -- current.............................     600,387         22,906
                                                              ----------    -----------
                                                               2,648,092        891,409
  Prepaid expenses and other current assets.................      83,757        105,881
  Escrow accounts (Note 5)..................................                     35,674
                                                              ----------    -----------
         Total current assets...............................   2,888,138      1,116,848
                                                              ----------    -----------
Property, Plant and Equipment (Notes 1 and 6)...............   7,711,144     10,659,698
  Less accumulated depreciation.............................   3,093,219      3,237,844
                                                              ----------    -----------
                                                               4,617,925      7,421,854
                                                              ----------    -----------
Investments and Other Assets
  Notes receivable, net of current portion (Notes 3 and
    4)......................................................     162,702        181,816
  Investment in unconsolidated affiliates (Note 7)..........     640,980
  Advances to affiliates, net (Note 12).....................     698,118      1,954,282
  Excess of cost over assets of subsidiary acquired, less
    accumulated amortization (Note 1G)......................                    194,352
  Deferred charges (Note 1H)................................     486,658        653,922
  Other assets..............................................      54,118         18,432
                                                              ----------    -----------
                                                               2,042,576      3,002,804
                                                              ----------    -----------
                                                              $9,548,639    $11,541,506
                                                              ==========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Note payable (Notes 3 and 8)..............................  $             $   125,493
  Long-term obligations classified as current (Note 9)......     762,126        537,742
  Accounts payable..........................................   1,084,862        749,666
  Accrued expenses and other liabilities:
    Salaries and wages......................................     157,707        121,088
    Taxes, other than federal income taxes..................      80,934        210,789
    Interest................................................      42,149         68,119
    Other...................................................     409,960        374,278
  Deferred income (Note 1K).................................                     91,698
                                                              ----------    -----------
         Total current liabilities..........................   2,537,738      2,278,873
Long-Term Obligations Less Amounts Classified as Current
  (Note 9)..................................................   3,234,503      6,262,576
Advances Due Unconsolidated Affiliates......................      25,756
                                                              ----------    -----------
         Total liabilities..................................   5,797,997      8,541,449
                                                              ----------    -----------
Minority Interests (Note 11)
Contingencies and Commitments (Notes 9 and 14)
Stockholders' Equity
  Common stock, $.01 par, authorized 2,000,000 shares,
    issued and outstanding 1,184,991 shares.................      11,850         11,850
  Capital in excess of par..................................     812,700        812,700
  Retained earnings.........................................   2,926,092      2,175,507
                                                              ----------    -----------
                                                               3,750,642      3,000,057
                                                              ----------    -----------
                                                              $9,548,639    $11,541,506
                                                              ==========    ===========

   The accompanying notes are an integral part of these financial statements.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              ----------    ----------
REVENUES
  Net service income........................................  $7,932,358    $7,689,035
                                                              ----------    ----------
COSTS AND EXPENSES
  Selling, general and administrative expenses..............   6,163,506     5,875,348
  Depreciation and amortization.............................     638,321       680,316
                                                              ----------    ----------
                                                               6,801,827     6,555,664
                                                              ----------    ----------
OPERATING INCOME............................................   1,130,531     1,133,371
                                                              ----------    ----------
OTHER INCOME (EXPENSE)
  Interest expense, net (Notes 8 and 9).....................    (678,048)     (563,620)
  Loss on sale of nursing home assets (Note 1B).............    (264,739)
  Equity in earnings of unconsolidated affiliates (Note
     1B)....................................................     198,680
  Minority interest in losses, net of tax...................     304,926        20,448
  Other, net................................................      77,335        12,736
                                                              ----------    ----------
                                                                (361,846)     (530,436)
                                                              ----------    ----------
INCOME BEFORE TAXES.........................................     768,685       602,935
INCOME TAX EXPENSE (Note 11)................................      18,100        14,391
                                                              ----------    ----------
          NET INCOME........................................  $  750,585    $  588,544
                                                              ==========    ==========
INCOME PER COMMON SHARE -- BASIC AND DILUTED (Note 1M)......  $     0.63    $     0.50
                                                              ==========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING.........................   1,184,991     1,814,991
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                              COMMON      CAPITAL IN       RETAINED
                                               STOCK     EXCESS OF PAR     EARNINGS       TOTAL
                                              -------    -------------    ----------    ----------
BALANCE -- DECEMBER 31, 1995................  $11,850      $812,700       $1,586,963    $2,411,513
  Net income................................                                 588,544       588,544
                                              -------      --------       ----------    ----------

BALANCE -- DECEMBER 31, 1996................   11,850       812,700        2,175,507     3,000,057
  Net income................................                                 750,585       750,585
                                              -------      --------       ----------    ----------

BALANCE -- DECEMBER 31, 1997................  $11,850      $812,700       $2,926,092    $3,750,642
                                              =======      ========       ==========    ==========

   The accompanying notes are an integral part of these financial statements.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  750,585    $ 588,544
                                                              ----------    ---------
  Adjustments required to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..........................     638,321      680,316
     Minority interest in loss of consolidated subsidiary
      and partnership.......................................    (304,926)     (20,448)
     Equity in earnings on unconsolidated affiliates........    (198,680)
     Loss on sale of nursing home assets....................     264,739
     Gain on sale of other assets...........................     (18,621)
     Changes in assets and liabilities:
       Accounts receivable:
          Sale (purchase) of accounts receivable............    (338,053)     476,362
          Other changes.....................................    (230,099)    (354,167)
       Prepaid expenses and other current assets............      10,445      (15,424)
       Accounts payable.....................................     335,196     (355,499)
       Accrued expenses and other liabilities...............    (305,587)    (325,526)
       Federal income taxes payable.........................                 (100,000)
       Deferred charges and other...........................    (186,698)    (138,057)
                                                              ----------    ---------
          Total adjustments.................................    (333,963)    (152,443)
                                                              ----------    ---------
          Net cash provided by operating activities.........     416,622      436,101
                                                              ----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from notes receivable............................      21,774       23,913
  Investment in unconsolidated affiliates...................    (442,300)
  Note receivable due form unconsolidated affiliates........    (155,000)
  Repurchase of limited partner units.......................      (6,500)
  Deposit to restricted cash................................     (43,631)     (40,773)
  Capital expenditures......................................    (265,266)    (353,416)
                                                              ----------    ---------
          Net cash used in investing activities.............    (890,923)    (370,276)
                                                              ----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to limited partners.........................    (143,842)
  Principal payments on long-term obligations...............    (624,333)    (419,775)
  Proceeds from long-term debt..............................      50,000      727,908
  Advances (payments) on note payable.......................    (125,493)     125,493
  Receipts from (advances to) affiliates, net...............   1,256,164     (511,119)
  Advances from unconsolidated affiliates, net..............      65,756
  Partial collection on sale of nursing home assets.........     150,000
                                                              ----------    ---------
          Net cash provided by (used in) financing
            activities......................................     628,252      (77,493)
                                                              ----------    ---------

NET INCREASE (DECREASE) IN CASH.............................     153,951      (11,668)
CASH -- Beginning of period.................................       2,338       14,006
                                                              ----------    ---------
CASH -- End of period.......................................  $  156,289    $   2,338
                                                              ==========    =========

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997          1998
                                                              -----------    ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:
     Interest...............................................  $   678,048    $ 541,993
     Income taxes...........................................                   105,098

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITY
  The Company is a general partner in a limited partnership.
     Capital was reallocated from the general partner to the
     limited partners resulting in a receivable from the
     limited partners
     Increase in miscellaneous receivables..................  $   440,000    $
     Increase in minority interests.........................     (440,000)
  A Partnership, which the Company is the general partner,
     transferred equipment, at net book value to an
     unconsolidated affiliate
     Increase in advances to unconsolidated affiliate.......  $    40,000    $
     Decrease in property, plant and equipment, net.........      (21,379)
     Gain on sale of property, plant and equipment..........      (18,621)
  A subsidiary of the Company sold nursing home assets.
     Additionally, HUD replacement reserves are to be
     returned as part of the sale.
     Increase in notes receivable, current..................  $   425,141    $
     Increase in miscellaneous receivables..................      171,050
     Decrease in restricted cash............................     (125,177)
     Decrease in prepaid expenses and escrow accounts.......      (47,353)
     Decrease in property, plant and equipment, net.........   (3,440,197)
     Decrease in excess cost over assets of businesses and
      subsidiaries acquired.................................     (189,096)
     Decrease in deferred charges and other assets..........     (250,513)
     Increase in accrued expenses...........................     (130,365)
     Decrease in debt.......................................    3,171,771
     Loss on sale of nursing home assets, net of cash
      proceeds ($150,000)...................................     (414,739)
  Purchase of equipment with notes payable:
     Increase in property, plant and equipment..............  $   942,415    $ 875,626
     Increase in long-term obligations......................     (942,415)    (875,626)
     Sale of equipment to a related party for advance from
      affiliate:
     Increase in property, plant and equipment..............  $              $   9,709
     Decrease in advances to affiliates, net................                    (9,709)
  Transfer of equipment and related debt from a related
     party for advance to affiliate:
     Increase in property, plant and equipment..............  $              $  33,252
     Increase in long-term obligations......................                   (25,859)
     Decrease in advances to affiliates, net................                    (7,393)
  Sale of trade accounts receivable, a portion of which was
     used for certain related fees:
     Increase in deferred costs.............................  $              $  11,825
     Increase in advances to affiliates.....................                    15,675
     Increase in miscellaneous accounts receivable..........                    88,917
     Decrease in accounts receivable -- sold................                  (116,417)

   The accompanying notes are an integral part of these financial statements.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. PRINCIPALS OF CONSOLIDATION

     The primary business of Wendt-Bristol Diagnostics Company, an Ohio corporation, and its subsidiaries (the "Company") is to provide health care services. Health America, Inc. ("Wendt-Bristol Center"), a wholly owned subsidiary, operated a nursing home specializing in the care of persons with Alzheimer's and related syndromes (sold at December 31, 1997)(Note 14). Additionally, the Company is the general partner in Wendt-Bristol Diagnostics Company L.P., a limited partnership, ("Diagnostics L.P."), which owns and operates an outpatient medical diagnostics imaging and radiology center.

     The Company is a member in three limited liability companies. One company operates a diagnostic center that features an open-field magnetic resonance imaging device. The second company operates a radiation therapy practice. The third company has acquired land for which it has commenced construction (in
1998) of a medical complex, a significant portion of which Company affiliates will rent and operate. Investments in affiliated companies, owned 22 1/2% to 50% inclusive, are stated at cost of investment plus the Company's equity in undistributed net income since acquisition. The change in the equity in net income of these companies is included in equity in earnings of unconsolidated affiliates in the Consolidated Statements of Operations.

     The consolidated financial statements include the accounts of all companies of which Wendt-Bristol Diagnostics Company has majority ownership or management control (see Note II). All material intercompany transactions have been eliminated in consolidation.

     The Company is a majority-owned subsidiary of The Wendt-Bristol Company ("W-B Company"), a Delaware Corporation, which is wholly-owned by The Wendt Bristol Health Services Corporation, a Delaware Corporation that trades on the American Stock Exchange ("WMD"). At December 31, 1997 and 1996, W-B company owns approximately 86% and 83%, respectively, of the outstanding common stock.

B. ACQUISITIONS AND DISPOSITIONS OF OWNERSHIP INTERESTS AND SIGNIFICANT ASSETS

     Effective at the close of business on December 31, 1997, the Company sold all of the operating assets of its nursing home for a total purchase price of approximately $3.8 million. This was financed with cash of $150,000; assumption of mortgage debt of approximately $3.2 million and a note receivable of approximately $425,000. The entire note is expected to be paid in full on April 21, 1998. The following summarizes the operations of the nursing home for the years ended December 31, 1997 and 1996.

                                                              1997(A)     1996
                                                              -------    ------
                                                                 (IN 000'S)
Revenues....................................................  $3,712     $3,471
Operating income............................................     728        289
Net income (loss)...........................................     422        (24)

---------------

(A) Excludes loss on sale of nursing home assets

     During December 1996, the Company formed Wendt-Bristol Crosswood Ltd. During January 1997, the Company invested $325,000 for a 50% interest in this new entity. Such funds were used to acquire operating assets, including an open field magnetic resonance imaging device. Operations of this new diagnostics center began in January 1997 and has expanded to include helical CT and additional modalities during 1997.

     During 1997, the Company acquired a 22.5% interest in Wendt-Bristol at Park Oncology Center, Ltd., a venture that was formed to own and operate a radiation therapy center. Operations began during the fourth quarter 1997.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

     During 1997, the Company acquired a 50% interest in Jasonway, Ltd., a venture that was formed to construct a medical facility for long-term leasing to operators, including affiliates. Construction is anticipated to be completed by third quarter 1998.

C. STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997 or 1996.

D. CONCENTRATIONS OF CREDIT RISK

     Credit risk associated with cash balances in excess of federally insured amounts is minimized by using several accounts at major financial institutions.

E. ACCOUNTS RECEIVABLE

     Certain receivables from the Company's medical services segment are due from third party payors, including Medicare, Medicaid and commercial insurance carriers under contractual arrangements by which payment may be at a discount from billed charges, as is customary within the health care industry. The Company estimates and records allowances for such discounts to billed charges to recognize revenues based on amounts expected to be recovered.

     A significant portion of the income earned by the nursing home is related to services provided to Medicaid patients. The income reported for the nursing home is based on cost reports filed with the State of Ohio and such reports are subject to audit and adjustment by Medicaid auditors.

F. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is computed using principally the straight-line method over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

G. EXCESS OF COST OVER ASSETS OF SUBSIDIARY ACQUIRED

     Costs of the acquired subsidiary in excess of the value of net assets (i.e. goodwill) are amortized over a forty year period. At December 31, 1997, the Company included the remaining goodwill of approximately $189,000 associated to its interest in Health America in the loss on the sale of the nursing home assets. Amortization expense excluding this one-time adjustment for the years ended December 31, 1997 and 1996 was $5,256. Accumulated amortization at December 31, 1997 and 1996 was $-0- and $15,768, respectively.

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. There were no such impairment adjustments at December 31, 1997 and 1996.

H. DEFERRED CHARGES

     The Company has included in deferred charges costs that are being amortized over future periods of up to 40 years related to mortgage financing. They are predominantly costs associated with financing; costs incurred for staff training and other pre-opening items prior to admittance of patients at the new Wendt-Bristol Center; and pre-opening costs associated with a remodeled suite to accommodate an angiography/fluoroscopy unit at

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

Diagnostics L.P. Deferred charges associated with the Wendt-Bristol Center for mortgage financing and pre-opening costs approximating $250,000 were included as cost of the sale of nursing home assets. Additionally, a negative minority interest for the limited partners' interest in Diagnostic L.P. at December 31, 1997 and 1996 of $221,550 and $206,282, respectively (see Note 11) is included. The negative minority interest is created by the initial allocation of offering costs, the earnings allocation between the general and limited partners, and cash distributions to the limited partners.

L. MINORITY INTEREST

     The Company is the general partner for Wendt-Bristol Diagnostics Company, L.P. For financial reporting purposes, the Partnership's assets, liabilities and earnings are consolidated with those of the Company and the limited partners' interest in Diagnostic L.P. is included in the Company's financial statements as minority interest (see Note 1H).

J. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes, and are measured using the enacted tax rates and laws that will be in effect or expected to continue in effect when the differences are expected to reverse (see Note 11).

K. DEFERRED INCOME

     Deferred income represents patient service income (related to the nursing home sold December 31, 1997) and received before the service has been completed and earned.

L. ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

M. INCOME PER SHARE

     Per share amounts were computed using the weighted average number of shares outstanding during each period. The Company has no common stock equivalents outstanding at December 31, 1997 or 1996, therefore, basic and diluted earnings per share are equal.

N. FAIR VALUE

     The Company utilizes SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," which requires the disclosure of the fair market value of all financial instruments for which it deems practicable to estimate fair value. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. For non-current notes receivable and notes payable, the Company believes the carrying value will approximate their fair value based on the Company's incremental borrowing rates for similar types of borrowings. Advances due unconsolidated affiliates, net, does not accrue interest as the Company has typically incurred charges for various services of the unconsolidated affiliates.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

O. ACCOUNTING PRONOUNCEMENTS FOR 1998

     The FASB has issued three pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 "Reporting of Comprehensive Income;" SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information", and SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.

     The American Institute of Certified Public Accountants has issued a pronouncement for fiscal years beginning after December 15, 1998, with early application permitted, entitled "Reporting on the Costs of Start-Up Activities." Effective January 1, 1999, Diagnostics L.P. will record a change in accounting principle for all start-up costs recorded on the balance sheet at December 31, 1998. At December 31, 1997, start-up costs totaling approximately $108,000 have been capitalized net of accumulated amortization of approximately $4,000. Effective January 1, 1999, the unamortized balance of approximately $78,000 will be recorded as an expense in the Statements of Operations entitled "Change in Accounting Principle."

NOTE 2. RESTRICTED CASH

     The Company had restricted cash of $-0- and $81,546 at December 31, 1997 and 1996, respectively, representing an escrow for "replacement" reserves maintained at the mortgage agent for the U.S. Department of Housing and Urban Development ("HUD") for HUD insured financed skilled nursing facilities (see
Note 9). These deposits are included in Miscellaneous Receivables due to the sale of the nursing home assets on December 31, 1997 (see Note 3).

NOTE 3. RECEIVABLES

     The following schedule summarizes current receivables by specific groups as indicated at December 31:

                                                                 1997         1996
                                                              ----------    --------
Receivables:
  Trade (net of allowances for doubtful accounts) -- (A)....  $1,333,822    $700,785
Miscellaneous receivables:
  Nursing home sales (B)....................................     163,479
  Securitization program reserves (D).......................                 166,368
  Due from limited partners (E).............................     440,000
  Medicare settlements......................................      30,012
  Others....................................................      80,392       1,350
                                                              ----------    --------
          Total.............................................     713,883     167,718
                                                              ----------    --------
Notes receivable -- current:
  Nursing home sales (B)....................................     425,141
  Unconsolidated affiliates (C).............................     155,000
  Others....................................................      20,246      22,906
                                                              ----------    --------
          Total.............................................     600,387      22,906
                                                              ----------    --------
          Total current receivables.........................  $2,648,092    $891,409
                                                              ==========    ========

---------------
A. During May, 1996, the Company and its subsidiary entered into an agreement with a finance company to secure additional working capital funds. This agreement was terminated amicably through a pay-off in March, 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $2,540,000 in 1996. Uncollected sold receivable balances approximated $484,000 at December 31, 1996.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

    Program fees and costs are included in "interest expense, net" and "selling, general and administrative" approximating 16% for the years ended December 31, 1997 and 1996, respectively, in the Consolidated Statement of Operations. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arise from these transactions.

     Additionally, the purchaser advanced funds that were in excess of purchased receivables of which $125,493 was outstanding at December 31, 1996 and was subsequently paid in 1997.

B. At December 31, 1997, the Company sold its nursing home assets. The current note receivable is anticipated to be collected in full on April 21, 1998. (See Note 1B) The miscellaneous receivables represent escrow balances related to HUD financing for which the Company is anticipating reimbursement in 1998.

C. The balance consists of notes receivable from unconsolidated affiliates. (See Notes 1A, 7 and 12).

D. In connection with the securitization program above, the third party purchasing the receivables held reserves as additional collateral for the receivables purchased from the Company. These cash reserves were released in full upon termination of the securitization program.

E. The Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate that all income reallocated during the current year totaling $440,000 will be restored in 1998 as a result of the priorities established in the partnership agreement.

     Total interest income including related party (see Note 12) for the years ended December 31, 1997 and 1996, amounted to approximately $38,000 and $89,000, respectively, and is netted against interest expense in the accompanying Consolidated Statements of Operations.

NOTE 4. NOTES RECEIVABLE

     Notes receivable (all due in monthly installments) at December 31, 1997 and 1996 are as follows:

                                                                1997        1996
                                                              --------    --------
Notes receivable............................................  $763,089    $204,722
Less current installments...................................   600,387      22,906
                                                              --------    --------
          Long-term portion.................................  $162,702    $181,816
                                                              ========    ========

     Notes receivable due from third parties which originated with the sale of assets by related entities of the General Partner totaling $182,948 and $204,722, at December 31, 1997 and 1996, respectively, are collateralized by the assets sold. If the notes receivable are not timely paid to the Partnership, the related company and the Wendt-Bristol Health Services Corporation, as parent, guarantees payment. The notes receivable are due between 1998 through 2007, with interest rates ranging from 8% to 10%.

     Approximately $425,000 of the note receivable is due from the sale of the nursing home assets (see Note 3).

NOTE 5. ESCROW ACCOUNTS

     Escrow accounts represent funded reserves maintained under the terms of an agreement with the Federal Housing Administration ("FHA"). The escrow balances at December 31, 1997 and 1996 were $-0- and $35,674, respectively. The balances consist of escrows for real estate taxes, property insurance and mortgage insurance protection. These deposits are included in Miscellaneous Receivables at December 31, 1997 due to the sale of the nursing home assets on December 31, 1997 (see Notes 1B and 3).

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996 and the estimated useful lives used in computing depreciation are as follows:

                                                                              ESTIMATED
                                                                             USEFUL LIVES
                                                   1997          1996         (IN YEARS)
                                                ----------    -----------    ------------
Land and improvements.........................  $  312,765    $   473,841          30
Buildings and improvements....................   1,256,694      4,249,374      3 - 40
Machinery and equipment.......................   6,141,685      5,936,483      3 - 14
                                                ----------    -----------
                                                 7,711,144     10,659,698
Accumulated depreciation and amortization.....   3,093,219      3,237,844
                                                ----------    -----------
                                                $4,617,925    $ 7,421,854
                                                ==========    ===========

     Depreciation and amortization expense for property, plant and equipment for the year ended December 31, 1997 and 1996 was $550,034 and $601,756, respectively, see Note 1F.

NOTE 7. EQUITY IN UNCONSOLIDATED AFFILIATES

     Audited financial information of the affiliates which are accounted for by the equity method (See Note 1A) is summarized below:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
COMBINED BALANCE SHEETS
Current assets..............................................   $1,046,000
Property, plant and equipment, net of accumulated
  depreciation..............................................    5,340,000
Other non-current assets....................................      380,000
                                                               ----------
          Total assets......................................   $6,766,000
                                                               ==========
Liabilities.................................................   $5,583,000
Equity......................................................    1,183,000
                                                               ----------
          Total liabilities and equity......................   $6,766,000
                                                               ==========

COMBINED STATEMENTS OF OPERATIONS
Service revenues............................................   $1,524,000
Operating income............................................      381,000
Net income..................................................      363,000

     A limited liability company in which the Company has a 50% interest with assets of $875,000, liabilities of $840,000 and equity of $35,000 is unaudited as of December 31, 1997. The limited liability company has acquired land for which a medical facility is under construction; therefore, it has no operations.

     As a result of the limited liability companies being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings.

NOTE 8. NOTE PAYABLE

     Advances, in the form of an unsecured note payable, bear interest at 12% per annum with an additional servicing fee approximating 4% per annum, were outstanding at December 31, 1996 totaling $125,493. The note payable was paid in full subsequent to year end (see Note 3).

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

NOTE 9. LONG-TERM OBLIGATIONS

     At December 31, 1997 and 1996, long-term obligations are as follows:

                                                                 1997          1998
                                                              ----------    ----------
8.875% mortgage, payable in monthly installments of $24,261, including interest, through December, 2034. Paid off as
  real estate was sold on December 31, 1997.................  $             $3,166,432
Variable rate mortgage, interest at 10.5% payable in monthly
  installments through December 31, 1997....................                    34,995
Equipment note payable -- interest at 10.5% payable in
  monthly installments of $13,412, including interest,
  through December, 2002, collateralized by equipment.......     633,938       723,787
9.41% mortgage, payable in monthly installments of $6,600
  plus interest through April, 2016.........................     690,661       704,172
Equipment notes payable -- interest varying from 7.68% to
  12.98%, payable in monthly installments totaling $14,284,
  including interest, through February, 2004, collateralized
  by equipment..............................................     771,578       871,302
Equipment notes payable -- interest varying from 10.55% to
  12.9%, payable in monthly installments totaling $16,605,
  including interest, through December, 2002, collateralized
  by equipment..............................................     866,493
Note payable -- interest at 12.59% payable in monthly
  installments of $29,391, including interest, through
  March, 2002, collateralized by equipment..................     936,808     1,156,318
Note payable -- interest at 12.59% payable in monthly
  installments of $3,034, including interest, through
  February, 2002, collateralized by equipment...............      97,151       119,361
Capitalized lease obligations...............................                    23,951
                                                              ----------    ----------
                                                               3,996,629     6,800,318
Less current installments...................................     762,126       537,742
                                                              ----------    ----------
                                                              $3,234,503    $6,262,576
                                                              ==========    ==========

     All land and real estate serve as collateral to the mortgages payable.

     Aggregate future principal payments of long-term debt at December 31, 1997 are as follows:

                                                             TOTAL
                                                           ----------
1998.....................................................  $  762,126
1999.....................................................     675,778
2000.....................................................     764,748
2001.....................................................     537,275
2002.....................................................     429,085
Thereafter...............................................     827,617
                                                           ----------
                                                           $3,996,629
                                                           ==========

     Interest expense for 1997 and 1996 for long-term debt and capital lease obligations was $756,313 and $652,658, respectively.

  Commitments

     The Company, its subsidiaries, and a limited partnership have committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships, vendor programs or newly available resources. The cost of such equipment currently on order is approximately

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

$2,500,000. The Wendt-Bristol Health Services Corporation has guaranteed $263,000 of these commitments at December 31, 1997.

     See Commitments and Contingencies Note 14 for debt guarantees made by the Company for entities which the Company has equity ownership interests.

NOTE 10. LEASE COMMITMENTS

     The Company and its two Diagnostic Centers have several noncancelable lease agreements, accounted for as operating leases, expiring through 2007. As of December 31, 1997, the minimum rental payments due under such leases are as follows:

1998......................................................  $121,663
1999......................................................   120,048
2000......................................................   109,661
2001......................................................    82,657
2002......................................................    60,058
Thereafter................................................   280,835
                                                            --------
                                                            $774,922
                                                            ========

     Rent expense for 1997 and 1996 was $30,187 and $33,520, respectively.

NOTE 11. INCOME TAXES

     The Company has recorded a deferred tax liability and a deferred tax asset. The components of these deferred tax items, at 34%, at December 31, 1997 and 1996 are as follows:

                                                               1997       1996
                                                              -------    -------
Assets:
  Net operating loss carryforwards..........................  $          $21,000
  Bad debt allowance........................................   34,000     34,000
                                                              -------    -------
                                                               34,000     55,000
  Less: valuation allowance.................................   29,000
                                                              -------    -------
                                                              $ 5,000    $55,000
                                                              =======    =======
Liabilities:
  Property and equipment basis..............................  $ 5,000    $55,000
                                                              =======    =======

     The deferred tax assets and liabilities have been offset for balance sheet presentation. Net operating losses of the consolidated group have been allocated to the Company to eliminate any deferred taxes otherwise required.

     Consolidated net operating losses available for tax purposes at December 31, 1997 are approximately $2,300,000, expiring $645,000 in 2004, $935,000 in
2006, $335,000 in 2008 and $383,000 in 2009. Investment tax credits available for tax purposes at December 31, 1997 are approximately $25,900 expiring at various dates from 1998 to 2000. In 1997 and 1996 as a result of consolidated taxable income the Company was able to utilize net operating losses of $3,160,000 and $27,000, respectively, of which $730,000 and $27,000, respectively was pre-operating losses of an acquired subsidiary, which was only able to be used to offset taxable income of that subsidiary.

     The principal differences between the income reported for financial reporting purposes and the income or loss reported for federal income tax purposes and direct write-off method for bad debts for tax purposes versus the reserve method for accounting purposes.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES

     The effective rate for the provision for income taxes is less than the federal statutory rate primarily due to the utilization of available current-year net operating losses of other members of its consolidated tax group.

     The components of income tax expense for the years ended December 31, 1997 and 1996 are as follows:

                                                                1997         1996
                                                              ---------    ---------
Federal:
  Current...................................................  $ 257,000    $ 220,000
  Benefit of net operating losses...........................   (257,000)    (220,000)
                                                              ---------    ---------
State and Local:
  Current...................................................     18,100       14,391
                                                              ---------    ---------
          Total tax expense.................................  $  18,100    $  14,391
                                                              =========    =========

     For the years ended December 31, 1997 and 1996 a reconciliation of the statutory rate and effective rate for the provision for income taxes consists of the following:

                                                              1997     1996
                                                              -----    -----
Federal statutory rate......................................   34.0%    34.0%
Minority interests..........................................   22.5      1.4
State and local income taxes, net of federal tax benefit....    1.3      0.8
Tax effect of permanent differences.........................   14.1      4.1
Tax credits and other.......................................  (47.8)   (37.8)
Change in valuation allowance...............................  (20.2)
                                                              -----    -----
                                                                3.9%     2.5%
                                                              =====    =====

NOTE 12. RELATED PARTY TRANSACTIONS

A. PARTNERSHIP OWNERSHIP

     Certain officers and directors of The Wendt-Bristol Health Services Corporation own, in the aggregate, approximately 6% of the outstanding limited partnership interests of Diagnostics L.P.

B. MANAGEMENT FEES

     W-B Company provides various management services to the Company related to Diagnostics L.P. for a contractual fee that amounted to $160,691 and $164,341 for the years ended December 31, 1997 and 1996, respectively.

     A subsidiary of The Wendt-Bristol Health Services Corporation provided various management services related to the Wendt-Bristol Center for a contractual fee that amounted to $72,544 for the years ending December 31, 1997 and 1996.

     The Company, which owns equity interest in limited liability companies (see
Note 1A), is the management agent for one of the companies. Management fees totaling $67,600 were included in the Consolidated Statements of Operations for the year ended December 31, 1997.

C. ADVANCES

     During the years ended December 1997 and 1996, Diagnostics L.P. advanced funds to various entities controlled by W-B Company in excess of defined management fees and permitted distributions. At December 31, 1996, the related party receivable balance including interest due to the Partnership was $936,427. At December 31, 1997, there was a related party payable balance totaling $27,428. The related party

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARIES balance was reduced through a combination of payments, credits for management fees and permitted distributions to the partners.

D. OTHER

     Diagnostics L.P. sold medical equipment to an unconsolidated affiliate of the general partner which resulted in a gain on sale of property and equipment totaling $18,621 and reduced advances from unconsolidated affiliates by $40,000 which is included in the consolidated statement of operations.

     The Company advanced funds to an unconsolidated affiliate (Wendt-Bristol at Park Oncology Center, Ltd.) through a note receivable accruing interest at 8% for $155,000. The entire balance outstanding at December 31, 1997 approximated $161,000. It is anticipated that the principle and interest will be received in 1998 when the unconsolidated affiliate obtains a permanent loan.

     The Company advanced funds to an unconsolidated affiliate (Wendt-Bristol at Crosswoods, Ltd.) through a non-interest bearing note receivable for $20,000. It is anticipated that the balance will be received in 1998.

NOTE 13. RETIREMENT PLAN

     Wendt-Bristol Health Services Corporation adopted, effective July 1, 1989, a retirement plan, under Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company to contribute, on an annual basis, 10% of the employees' eligible deferred compensation; such employer contribution is in the form of Wendt-Bristol Health Services Corporation common stock. During 1997 and 1996, the Company contributed 1,360 and 2,595 shares of Wendt-Bristol Health Services Corporation common stock, respectively, and recorded an expense of $2,039 and 1,395, respectively for the transfer of these shares to the plan.

NOTE 14. COMMITMENTS AND CONTINGENCIES

     The Company or The Wendt-Bristol Health Services Corporation ("WBHSC") is contingently liable as a guarantor of long-term debt and capital lease obligations totaling $1,775,000 for medical equipment that will be placed in service by entities the Company has ownership interests varying from 22.5% to 50%. In addition, the Company is contingently liable for $3,500,000 as guarantor of debt on the construction of a medical facility that the Company has a 50% ownership interest.

     Additionally, the Company and WBHSC are contingently liable for a two year lease agreement and the purchase price ($1,400,000) of a building used by an entity in which the Company has a 22.5% ownership interest. The Company and WBHSC are currently 100% contingently liable for the two year lease and purchase price.

NOTE 15. PROPOSED PURCHASE OF MINORITY INTEREST STOCKHOLDER'S COMMON STOCK

     The Wendt-Bristol Health Services Corporation ("WBHSC") announced on June 23, 1998 that it is proceeding with plans to acquire the approximate 15% of the outstanding shares of Wendt-Bristol Diagnostics Company that it does not already own through a subsidiary (Wendt-Bristol Company). WBHSC has approved (subject to the satisfactory completion of the appropriate filings with the Securities and Exchange Commission and any other required approvals) the issuance of authorized but unissued convertible Preferred Stock with a stated value of $20 per share with cumulative dividends at $1.20 per share, payable quarterly to accomplish the acquisition of the common stock that is not held by Wendt-Bristol Company. A special meeting of the common stockholders is expected in the fourth quarter of 1998 for purposes of approving the transaction.

                   THE WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.

                                 BALANCE SHEET
                   AS AT JUNE 30, 1998 AND DECEMBER 31, 1997

                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)
                                          ASSETS
Current assets:
  Cash......................................................   $      500      $      500
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $121,000 and $100,000 (1998 and 1997).................    1,185,915         978,759
     Notes receivable, current portion......................       22,046          20,246
     Miscellaneous receivables..............................       17,694          25,743
                                                               ----------      ----------
                                                                1,225,655       1,024,748
                                                               ----------      ----------
  Prepaid expenses and other................................       49,968          82,170
                                                               ----------      ----------
          Total current assets..............................    1,276,123       1,107,418
Property, plant and equipment, at cost......................    7,346,960       7,313,435
  Less: Accumulated depreciation and amortization...........   (3,311,449)     (3,085,823)
                                                               ----------      ----------
                                                                4,035,511       4,227,612
                                                               ----------      ----------
Investments and other assets:
  Notes and other receivables, net of current portion.......      152,578         162,702
  Deferred charges and other costs..........................      186,657         178,834
          Total investments and other assets................      339,235         341,536
                                                               ----------      ----------
                                                               $5,650,869      $5,676,566
                                                               ==========      ==========

                                       LIABILITIES
Current liabilities:
  Current portion of long-term debt and capital lease
     obligations............................................   $  646,243      $  641,341
  Accounts payable..........................................      569,322         517,421
  Advances from unconsolidated affiliates, net..............       37,058          29,017
  Advances from affiliates, net.............................      312,012          27,428
  Accrued expenses and other liabilities....................      268,381         296,731
                                                               ----------      ----------
          Total current liabilities.........................    1,833,016       1,511,938
                                                               ----------      ----------
Long-term debt and capital lease obligations, less current
  portion...................................................    2,886,851       3,117,614
                                                               ----------      ----------
          Total liabilities.................................    4,719,867       4,629,552
                                                               ----------      ----------
Partners' Capital
  General Partner...........................................    1,145,265       1,261,277
  Limited partners' deficit.................................     (214,263)       (214,263)
                                                               ----------      ----------
          Total partners' capital...........................      931,002       1,047,014
                                                               ----------      ----------
                                                               $5,650,869      $5,676,566
                                                               ==========      ==========

                   THE WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.

                            STATEMENT OF OPERATIONS
           FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                SIX MONTHS ENDED           THREE MONTHS ENDED
                                                    JUNE 30,                    JUNE 30,
                                            ------------------------    ------------------------
                                               1998          1997          1998          1997
                                            ----------    ----------    ----------    ----------
Revenues:
  Service income..........................  $2,159,482    $2,082,994    $1,105,683    $1,046,405
Cost and expenses:
  Selling, general and administrative.....   1,834,561     1,567,719       954,224       821,922
                                            ----------    ----------    ----------    ----------
Operating income before depreciation......     324,921       515,275       151,459       224,483
Depreciation..............................     251,419       256,895       117,844       152,364
                                            ----------    ----------    ----------    ----------
Operating income..........................      73,502       258,380        33,615        72,119
Other income (expense):
  Interest expense, net...................    (187,706)     (153,354)     (103,844)      (81,785)
  Other, net..............................      (1,807)       19,677        (1,807)       18,681
                                            ----------    ----------    ----------    ----------
                                              (189,513)     (133,677)     (105,651)      (63,104)
                                            ----------    ----------    ----------    ----------
Income before income taxes................    (116,011)      124,703       (72,036)        9,015
Income tax expense........................                     2,500                         200
                                            ----------    ----------    ----------    ----------
Net income (loss).........................  $ (116,011)   $  122,203    $  (72,036)   $    8,815
                                            ==========    ==========    ==========    ==========

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                                AND SUBSIDIARIES

                            STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
Cash flows from operating activities:
  Net income (loss).........................................  $(116,011)    $ 122,203
                                                              ---------     ---------
  Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization..........................    251,419       256,895
     Gain on disposal of property and equipment.............                  (18,621)
     Changes in operating assets and liabilities:
       (Increase) decrease in assets:
          Trade receivables:
            Sale (purchase) of accounts receivable..........                 (356,871)
            Other changes...................................   (207,156)     (133,467)
          Miscellaneous receivables.........................      8,049        15,942
          Prepaid expenses and other current assets.........     32,202       (11,017)
          Deferred charges and other costs..................     (7,824)      (64,751)
       Increase (decrease) in liabilities:
          Accounts payable..................................     51,901      (172,680)
          Accrued expenses and other liabilities............    (28,350)      (33,825)
                                                              ---------     ---------
            Total adjustments...............................    100,241      (518,395)
                                                              ---------     ---------
            Net cash used in operating activities...........    (15,770)     (396,192)
                                                              ---------     ---------
Cash flows from investing activities:
  Purchases of property and equipment.......................    (27,343)      (33,869)
  Collections on notes receivable...........................      8,324        13,691
                                                              ---------     ---------
            Net cash used in investing activities...........    (19,019)      (20,178)
                                                              ---------     ---------
Cash flows from financing activities:
  Principal payments of long-term obligations...............   (273,787)     (216,034)
  Capital distributions to general partner..................                 (143,842)
  Capital distributions to limited partners.................                 (143,842)
  Advances from (to) affiliates and non-unconsolidated
     affiliates, net........................................    308,576       950,152
                                                              ---------     ---------
            Net cash provided by financing activities.......     34,789       446,434
                                                              ---------     ---------
Net increase (decrease) in cash.............................          0        30,064
Cash at beginning of period.................................        500           542
                                                              ---------     ---------
Cash at end of period.......................................  $     500     $  30,606
                                                              =========     =========
Cash paid during the six months for:
  Interest, net of interest income..........................  $ 188,749     $ 151,832
  Income taxes..............................................  $   4,150     $   4,150
Supplemental disclosures of noncash investing and financing
  activity:
  Purchase of equipment with notes payable
     Increase in property, plant and equipment..............  $ 336,422     $ 740,418
     Increase in long-term debt.............................   (336,422)     (740,418)
  Transfer of fixed assets to affiliated company through
     advances from affiliates:
     Decrease in property, plant and equipment..............  $(304,447)    $
     Decrease in advances from affiliates...................    304,447

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly the Wendt-Bristol Diagnostics Company L.P. financial position as at June 30, 1998 and December 31, 1997 and the results of its operations for the three and six months ended June 30, 1998 and 1997 as well as the cash flows for the respective six months. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Wendt-Bristol Diagnostics Company L.P. 1997 audit report.

MANAGEMENT'S DISCUSSION AND ANALYSIS

  Financial Condition

     Working capital decreased approximately $152,000 from a deficit of $405,000 at December 31, 1997 to a deficit of $557,000 at June 30, 1998, due mostly from the net loss of $116,000 after depreciation of $251,419 for the six months ended June 30, 1998. Current assets increased approximately $169,000, due mostly from an increase in receivables ($201,000) while current liabilities increased $321,000, due mostly from an increase in advances from affiliates ($285,000).

  Liquidity and Capital Resources

     The Company's liquidity weakened during the first half due to the loss in the first six months. The Company's affiliates advanced funds to help finance the growth in modalities and receivables due to increased billings and a slowing of collections. Management believes the present resources will meet anticipated requirements for operations of the business and there are no further material commitments for capital expenditures.

  Results of Operations 1998 -- 1997

     Revenues for the six and three months ended June 30, 1998 increased approximately $76,000 or 3.7% and $59,000 or 5.7%, respectively, over the same periods in 1997 due to an increased number of procedures in the second quarter of 1998.

     Selling, general and administrative expenses increased approximately $267,000 or 17.0% for the six months and $132,000 or 16.1% for the three months ended June 30, 1998 as compared to the same periods in 1997. The increases are primarily attributable to costs associated with additional modalities which began in 1997 that have not yet reached their anticipated volumes.

     Interest expense for the six and three months ended June 30, 1998 increased $34,000 or 22.4% and $22,000 or 27.0% respectively, over the same periods in 1997. The increase is due to the financing cost of new angiography equipment and other equipment upgrades placed in service during the second half of 1997.

  Results Of Operations 1997 -- 1996

     Revenues for the year ended December 31, 1997 decreased approximately $75,000 or 1.8% over the same period in 1996. A higher volume of procedures was offset by pricing pressures from large insurance companies, which resulted in a net decline compared to the prior year.

     Selling, general and administrative expenses increased approximately $366,000 or 11.7% for the year ended December 31, 1997 as compared to 1996. The increase is primarily attributable to costs associated with additional modalities (angiography) which began in 1997 and have not yet met their anticipated volumes.

     Interest expense for the year ended December 31, 1997 increased $129,000 or 53.0% over the same period in 1996. This was due to additional equipment and upgrades that were acquired and placed in service during 1997 along with a full year of interest expense in 1997 on a major equipment re-financing as compared to only nine months of expense in the prior year.

  Results of Operations 1996 -- 1995

     Revenues for the year ended December 31, 1996 increased approximately $131,000 or 3.2% over the same period in 1995 due to a higher volume of procedures slightly offset by declining prices due to the impact of competition in the market.

     Selling, general and administrative expenses increased approximately $189,000 or 6.5% for the year ended December 31, 1996 as compared to 1995. The increase is primarily attributable to costs associated with the increase in the volume of diagnostic procedures performed.

     Interest expense for the year ended December 31, 1996 increased $90,000 or 58.5% over the same period in 1995. This was due to the equipment refinancing in March 1996, the building refinancing in April 1996, and the accounts receivable securitization program put into place during May of the current year.

To the General and Limited partners
Wendt-Bristol Diagnostics Company L.P.
(A Limited Partnership)
Columbus, Ohio

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheets of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are freed of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then needed in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 8, as to which the date if June 23, 1998

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS
  Cash......................................................  $      500    $      542
  Receivables: (Note 2)
     Trade (net of allowances for contractual adjustments
      and doubtful accounts)................................     978,759       373,300
     Notes receivable, current portion......................      20,246        22,906
     Miscellaneous receivables..............................      25,743       167,718
  Prepaid expenses and other current assets.................      82,170        78,543
                                                              ----------    ----------
          Total current assets..............................   1,107,418       643,009
                                                              ----------    ----------
PROPERTY, PLANT AND EQUIPMENT (Note 3)......................   7,313,435     6,711,692
  Less accumulated depreciation.............................   3,085,823     2,918,784
                                                              ----------    ----------
                                                               4,227,612     3,792,908
                                                              ----------    ----------
OTHER ASSETS
  Notes receivable, net of current portion (Note 2).........     162,702       181,816
  Deferred charges and other costs..........................     178,834       150,260
  Advances to affiliates (Note 6)...........................          --       936,427
                                                              ----------    ----------
          Total other assets................................     341,536     1,268,503
                                                              ----------    ----------
                                                              $5,676,566    $5,704,420
                                                              ==========    ==========

                          LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Current portion of long-term debt and capital lease
     obligations (Note 4)...................................  $  641,341    $  459,458
  Accounts payable..........................................     517,421       431,354
  Advances from unconsolidated affiliates, net..............      29,017            --
  Advances from affiliates, net.............................      27,428            --
  Accrued expenses and other liabilities....................     296,731       327,387
                                                              ----------    ----------
          Total current liabilities.........................   1,511,938     1,218,199
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, LESS CURRENT
  PORTION (Note 4)..........................................   3,117,614     2,996,123
                                                              ----------    ----------
          Total liabilities.................................   4,629,552     4,214,322
                                                              ----------    ----------
COMMITMENTS (Notes 2, 3 and 5)
PARTNERS' CAPITAL (Note 6)
  General partner...........................................   1,261,277     1,696,281
  Limited partners' deficit.................................    (214,263)     (206,183)
                                                              ----------    ----------
          Total partners' capital...........................   1,047,014     1,490,098
                                                              ----------    ----------
                                                              $5,676,566..  $5,704,420
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997          1996
                                                      ----------    ----------
REVENUES
  Service income..................................    $4,142,908    $4,217,924
COSTS AND EXPENSES
  Selling, general and administrative.............     3,480,507     3,114,939
                                                      ----------    ----------
OPERATING INCOME BEFORE DEPRECIATION..............       662,401     1,102,985
DEPRECIATION......................................       463,727       454,719
                                                      ----------    ----------
OPERATING INCOME..................................       198,674       648,266
                                                      ----------    ----------
OTHER INCOME (EXPENSE)
  Interest expense, net (Notes 2 and 4)...........      (371,777)     (243,067)
  Other...........................................        19,903         6,829
                                                      ----------    ----------
                                                        (351,874)     (236,238)
                                                      ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES.................      (153,200)      412,028
INCOME TAXES (NOTE 1F)
  Current:
     Local........................................         2,200         7,300
                                                      ----------    ----------
NET INCOME (LOSS).................................    $ (155,400)   $  404,728
                                                      ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          GENERAL       LIMITED
                                                         PARTNER'S     PARTNERS'
                                                          CAPITAL       CAPITAL        TOTAL
                                                         ----------    ----------    ----------
BALANCES -- DECEMBER 31, 1995..........................  $1,271,104    $ (185,734)   $1,085,370
ADDITIONS (DEDUCTIONS)
  Net income (loss)....................................     425,177       (20,449)      404,728
                                                         ----------    ----------    ----------
BALANCES -- DECEMBER 31, 1996..........................   1,696,281      (206,183)    1,490,098
ADDITIONS
  Net income...........................................     149,527      (304,927)     (155,400)
  Reallocated income (Note 1B).........................    (440,689)      440,689            --
  Distributions........................................    (143,842)     (143,842)     (287,684)
                                                         ----------    ----------    ----------
BALANCES -- DECEMBER 31, 1997..........................  $1,261,277    $ (214,263)   $1,047,014
                                                         ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $ (155,400)   $ 404,728
                                                              ----------    ---------
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................     500,718      486,181
     Gain on disposal of property and equipment.............     (18,621)          --
     Change in operating assets and liabilities:
       (Increase) decrease in assets:
          Trade receivables:
            Sale (purchase) of receivables..................    (338,053)     476,372
            Other changes...................................    (267,406)    (258,036)
          Miscellaneous receivables.........................     141,975      (78,801)
          Prepaid expenses and other current assets.........      (3,627)     (14,991)
          Deferred charges and other costs..................     (65,565)    (115,334)
       Increase (decrease) in liabilities:
          Accounts payable..................................      86,067     (390,146)
          Distribution payable..............................          --     (143,842)
          Accrued expenses and other liabilities............     (30,656)       8,034
                                                              ----------    ---------
            Total adjustments...............................       4,832      (30,563)
                                                              ----------    ---------
            Net cash provided by (used in) operating
               activities...................................    (150,568)     374,165
                                                              ----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment........................    (125,316)    (325,826)
  Collections on notes receivable...........................      21,774       23,913
                                                              ----------    ---------
            Net cash used in investing activities...........    (103,542)    (301,913)
                                                              ----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt..............................          --      591,910
  Principal payments on long-term debt and capital lease
     obligations............................................    (491,120)    (352,318)
  Capital distributions to general partner..................    (143,842)          --
  Capital distributions to limited partners.................    (143,842)          --
  Advances from (to) affiliates and non-consolidated
     affiliates, net........................................   1,032,872     (311,802)
                                                              ----------    ---------
            Net cash provided by (used in) financing
               activities...................................     254,068      (72,210)
                                                              ----------    ---------
NET INCREASE (DECREASE) IN CASH.............................         (42)          42
Cash -- Beginning of year...................................         542          500
                                                              ----------    ---------
Cash -- End of year.........................................  $      500    $     542
                                                              ==========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:
     Interest...............................................  $  349,100    $ 220,696
     Income taxes...........................................  $       --    $  12,650
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING
  ACTIVITIES
  Purchase of equipment with notes payable:
     Increase in property, plant and equipment..............  $  794,494    $ 875,626
     Increase in long-term debt.............................    (794,494)    (875,626)
  Sale of trade accounts receivable, a portion of which was
     used for certain related fees:
     Increase in deferred costs.............................  $       --    $  11,825
     Increase in advances to affiliates.....................          --       15,675
     Increase in miscellaneous accounts receivable..........          --       88,917
     Decrease in accounts receivable -- sold................          --     (116,417)
  Transfer of fixed asset and related debt from an
     affiliated company through advances to affiliates:
     Increase in property, plant and equipment..............  $       --    $  33,252
     Increase in notes payable..............................          --      (25,859)
     Decrease in advances to affiliates.....................          --       (7,393)

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BUSINESS ORGANIZATION AND ACCOUNTING POLICIES

     The Wendt-Bristol Diagnostics Company L.P. (Diagnostics L.P.) is a limited partnership which owns and operates an outpatient medical diagnostics and imaging center in Columbus, Ohio (the Center). The partnership was formed May 28, 1987 and shall continue in existence until the close of business on December 31, 2017, or until the earlier termination of the partnership in accordance with the partnership agreement. The general partner, who has a 50% ownership interest, is Wendt-Bristol Diagnostics Company, an Ohio corporation, which is a majority-owned subsidiary of The Wendt-Bristol Company, a Delaware corporation, which is wholly-owned by The Wendt-Bristol Health Services Corporation, a Delaware corporation.

     Ownership of Diagnostics L.P. consists of depository unitholders representing limited partner interests. Each depository unit represents an original capital contribution of $10. The limited partners own 50% of Diagnostics L.P. A depository unitholder's capital account is subsequently adjusted for earnings, losses, distributions and any reallocation required under the Limited Partnership Agreement ("Agreement") as discussed in "Allocation of Profits and Losses". (See Note 1B.)

     Diagnostics L.P. has contracted under a management agreement with the general partner for general management services. The agreement, which is renewed annually, provides for a basic management fee payable at 10% of collections as well as reimbursement of out-of-pocket expenses incurred in providing certain services.

     The accounting policies that affect significant elements of the financial statements are summarized below:

     A. Distributions and Allocations -- Diagnostics L.P. makes cash distributions after payment of all expenses and partnership obligations, including the general partner's management fee and appropriate reserves established by the general partner. Effective January 1992, the general partner's distributive share of cash flow available for distribution (as defined) is 50%, with the remaining 50% allocated to the depository unitholders. At all times, distributions to the general partner will be subject to the depository unitholders' receipt of an amount equal to an eight percent annual preferred return on their original capital contributions.

     B. Allocation of Profits and Losses -- Items of revenue and expenses (excluding depreciation) were allocated 25% to the general partner and 75% to the depository unitholders through December 1991. As a result of the cumulative return of 100% of the unitholders' original investment, beginning January 1, 1992, items of revenues and expenses (excluding depreciation) are allocated 50% to the general partner and 50% to the depository unitholders. Depreciation expense is allocated 99% to the depository unitholders.

         If the limited partners' tax basis capital accounts become negative, the income and loss allocation methodology changes in accordance with the agreement to allow for additional income to be allocated to the limited partners to eliminate the negative tax basis capital accounts. To the extent there is an allocation of additional income by the general partner to the limited partners, this allocation can be restored to the general partner's capital account from operations or upon dissolution of the partnership. All other allocation methods are ceased until the general partner has restored its capital account to its original balance before the required income allocation. The most significant difference between the financial statement and tax basis limited partners' capital accounts is the reduction of the limited partners' capital accounts for financial statements for the cost of the public offering. (See Note 1G.)

     C. Third-Party Reimbursement -- Diagnostics L.P. is a provider of services under contractual arrangements with Medicare, Medicaid and various commercial insurance carriers. Service income includes

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         amounts estimated by management to be reimbursable by these programs under the provisions of various payment formulas. Amounts collected by Diagnostics L.P. for services related to patients covered by such programs are generally less than the established billing rates. The differences between established billing rates and amounts received is recorded as a reduction in service income. See Note 2 related to allowance for contractual adjustments.

     D. Property and Equipment -- Property, equipment and capital leases are recorded at cost and depreciated on a straight-line basis over the expected useful lives of the assets. The carrying amounts of assets sold, retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts. Any resulting gain or loss is included in other income.

         Depreciation and amortization are computed on a straight-line basis using estimated useful lives of 31.5 to 40 years on the building and improvements, 7 to 17 years on furniture, fixtures and equipment and 5 years on computer equipment.

     E.  Deferred Charges and Other Costs -- Deferred charges consist of costs
         (a) incurred to secure mortgage and other financing, (b) fees paid to the general partner for reimbursement of expenses incurred for the development of the Center, and (c) preopening costs associated with a remodeled suite to accommodate an angiography/flouroscopy unit at Diagnostics L.P. These costs are being amortized on a straight-line basis over lives ranging from five to ten years. (See Note 1L.)

     F. Income Taxes -- Diagnostics L.P. is organized as a partnership and therefore is not subject to federal income taxes. Each partner reports on their federal income tax return their distributive share of the income, gains, losses, deductions and credits of the partnership, whether or not any actual distribution is made to him during the taxable year. Taxable income or loss of the partnership will be allocated to the depository unitholders for inclusion in their respective federal income tax returns for all applicable years.

         As a result of the passage of the Revenue Act of 1987 on December 22, 1987, the partnership could be treated as a corporation for federal tax purposes upon the earlier of (a) the addition of a substantial new line of business, or (b) for years beginning after December 31, 1997 once the partnership meets the criteria to qualify as a publicly traded partnership as defined under the Internal Revenue Code. Diagnostics L.P. would not have met the applicable criteria to be treated as a publicly traded partnership which would cause it to be taxed as a corporation for the year ended December 31, 1997. However, the regulations require that the criteria be tested monthly. Therefore, at the end of any month, Diagnostics L.P. could become taxable as a corporation instead of a partnership.

         If the partnership qualifies as a publicly traded partnership, Diagnostics L.P. will then be required to pay taxes on its taxable income, partnership distributions will be taxable as dividends to the depository unitholders, and the taxable income or loss of the partnership will not be allocated to the depository unitholders for inclusion in their respective tax returns.

         The Partnership is, however, subject to city income taxes. The current income tax expense of $2,200 for 1997 and $7,300 for 1996 is based on local income taxes for the reported amounts of pre-tax income for the periods.

     G. Cost of Public Offering -- The cost of the original public offering of $214,263 is reflected as a reduction in the limited partners' capital on the balance sheet.

     H. Statement of Cash Flows -- For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997 or 1996.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     I. Concentrations of Credit Risk -- Concentrations of credit risk associated with cash balances in excess of federally-insured amounts is minimized by continuous monitoring of available balances.

     J. Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     K. Fair Value of Financial Instruments -- On January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments", which requires the disclosure of the fair market of all financial instruments for which it deems practicable to estimate fair value. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. For long-term notes payable, the Company believes the carrying value will approximate their fair value, based on the Company's incremental borrowing rates for similar types of borrowings. At December 31, 1997, management believes the carrying amount of long-term receivables are not impaired and will be realized in the normal course of business in accordance with their contract terms.

     L. Accounting Pronouncements for 1998 and 1999 -- The Financial Accounting Standards Board ("FASB") has issued pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 -- "Reporting of Comprehensive Income", and SFAS No. 132 -- "Employers' Disclosures About Pensions and Other Postretirement Benefits". The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.

         The American Institute of Certified Public Accountants has issued a pronouncement for fiscal years beginning after December 15, 1998, with early application permitted, entitled "Reporting on the Costs of Start-Up Activities". Effective January 1, 1999, Diagnostics L.P. will record a change in accounting principle for all start-up costs recorded on the balance sheet at December 31, 1998. At December 31, 1997, start-up costs totaling approximately $97,000 have been capitalized net of accumulated amortization of approximately $11,000. Effective January 1, 1999, the unamortized balance of approximately $86,000 will be recorded as an expense in the Statements of Operations entitled "Change in Accounting Principle".

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2.  RECEIVABLES

     The following schedule summarizes current and noncurrent receivables at December 31, 1997 and 1996:

                                                                 1997         1996
                                                              ----------    ---------
Current receivables:
  Trade(a)..................................................  $1,478,759    $ 763,300
  Less allowance for doubtful accounts......................    (100,000)    (100,000)
  Less allowance for contractual adjustments................    (400,000)    (290,000)
                                                              ----------    ---------
                                                              $  978,759    $ 373,300
                                                              ==========    =========
Miscellaneous receivables:
  Securitization program reserves(b)........................  $       --    $ 166,368
  Others....................................................      25,743        1,350
                                                              ----------    ---------
                                                              $   25,743    $ 167,718
                                                              ==========    =========
Notes receivable (all due in monthly installments):
  Notes receivable(c).......................................  $  182,948    $ 204,722
  Less current installments.................................     (20,246)     (22,906)
                                                              ----------    ---------
     Long-term portion......................................  $  162,702    $ 181,816
                                                              ==========    =========

---------------
(a) During May 1996, the Partnership entered into an agreement with a finance company to secure additional working capital funds. The agreement provided for the Partnership's sale of its health care trade receivables, subject to various terms and conditions, with limited recourse, with the Partnership continuing to service accounts. A sale was recorded when the health care accounts receivable were transferred to the purchaser, net of contractual allowances. Such sales are not included in the Statements of Operations and no gain or loss arises in the transaction. This agreement ended in March 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $2,540,000 in 1996. Uncollected sold receivable balances approximated $484,000 at December 31, 1996. Program fees and costs, included in "interest expense net", approximated 16% for the years ended December 31, 1997 and 1996.

(b) In connection with the securitization program above, the third party purchasing the receivables held reserves additional collateral for the receivables purchased from the Partnership. These cash reserves were released in full upon termination of the securitization program in March 1997.

(c) Notes receivable due from third parties originated with the sale of assets by related entities of the general partner. The notes are collateralized by the assets sold. If the notes receivable are not timely paid to the Partnership, the related company the Wendt-Bristol Health Services Corporation, as parent, guarantees payment.

     The notes receivable are due between 1998 through 2007, with interest rates ranging from 8% to 10%.

(d) Interest income including related party interest (see Note 6) for 1997 and 1996 was $28,776 and $89,038, respectively.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996, at cost, are as follows:

                                                         1997          1996
                                                      ----------    ----------
Land and improvements...............................  $  175,756    $  175,756
Building and improvements...........................   1,162,361     1,136,608
Medical equipment...................................   5,975,318     5,399,328
                                                      ----------    ----------
                                                       7,313,435     6,711,692
Accumulated depreciation............................   3,085,823     2,918,784
                                                      ----------    ----------
                                                      $4,227,612    $3,792,908
                                                      ==========    ==========

     Depreciation expense for 1997 and 1996 amounted to $463,727 and $454,719, respectively.

     The Partnership has committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships or vendor programs. The cost of such equipment currently on order is approximately $72,000.

NOTE. 4.  LONG-TERM DEBT

     Long-term debt as of December 31, 1997 and 1996 is summarized as follows:

                                                                 1997          1996
                                                              ----------    ----------
Equipment notes payable -- interest varying from 10.25% to
  12.90%, payable in monthly installments totaling $14,817
  including interest, through April 2003, collateralized by
  equipment.................................................  $  725,970    $       --
Equipment note payable -- interest at 7.91%, payable in
  monthly installments of $13,442 including interest,
  through December 2002, collateralized by equipment........     633,938       723,787
9.41% mortgage, payable in monthly installments of $6,600
  plus interest, through April 2016.........................     690,661       704,172
Equipment notes payable -- interest varying from 8.42% to
  12.98%, payable in monthly installments totaling $14,284
  including interest, through February, 2004, collateralized
  by equipment..............................................     771,578       871,302
Equipment note payable -- interest at 12.59%, payable in
  monthly installments of $29,391 including interest,
  through March, 2002, collateralized by equipment..........     936,808     1,156,318
                                                              ----------    ----------
                                                               3,758,955     3,455,579
Less current installments...................................     641,341       459,458
                                                              ----------    ----------
Long-term portion...........................................  $3,117,614    $2,996,121
                                                              ==========    ==========

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Aggregate future principal payments of long-term debt are as follows:

                                                             TOTAL
                                                           ----------
1998.....................................................  $  641,341
1999.....................................................     654,000
2000.....................................................     729,975
2001.....................................................     504,169
2002.....................................................     401,853
Thereafter...............................................     827,617
                                                           ----------
                                                           $3,758,955
                                                           ==========

     Interest expense for 1997 and 1996 for long-term debt was $406,234 and $332,105, respectively.

  Commitments

     The Partnership has committed to certain equipment acquisitions that will be financed by current equipment financing relationships. The cost of such equipment currently on order approximates $72,000. The general partner has guaranteed approximately $49,000 of these purchase commitments.

NOTE 5.  LEASE COMMITMENTS

     The Partnership has several noncancelable lease agreements, accounted for as operating leases, expiring through 2001. As of December 31, 1997, the minimum rental payments due under such leases are as follows:

1998......................................................   $54,430
1999......................................................    49,812
2000......................................................    39,425
2001......................................................    17,206
2002......................................................     1,296
                                                            --------
                                                            $162,169
                                                            ========

     Rent expense for 1997 and 1996 was $23,930 and $28,199, respectively.

NOTE 6.  RELATED PARTY TRANSACTIONS

     Advances to and borrowings from various entities controlled by the parent company of the general partner were made to fund the operating cash needs of the affiliates and the partnership. At December 31, 1997, the related party payable balance, including interest, was $27,428. During 1997 and 1996, net payments or receipts and other adjustments to affiliated companies amounted to receipts and adjustments for 1997 of $963,855 and payments of $320,084 for 1996.

     Certain officers and directors of the parent company of the general partner, in the aggregate, own approximately 6% of the outstanding depository units in Diagnostics L.P.

     The parent company of the general partner provides various management services through the general partner to Diagnostics L.P. for a contractual fee paid to the general partner calculated at 10% of collected receivables; such fees amounted to $401,728 and $410,852 for the years ended December 31, 1997 and 1996, respectively.

     Advances from unconsolidated affiliates, net, in which the general partner owns equity interests ranging from 22.5% to 50% totaling $27,428 at December 31, 1997 represent net payments and other adjustments.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Diagnostics LP sold medical equipment to an unconsolidated affiliate of the general partner which resulted in a gain on sale of property and equipment totaling $18,621 and reduced advances from unconsolidated affiliates of $40,000 which is included in the Statement of Operations for the year ended December 31, 1997.

NOTE 7.  RETIREMENT PLAN

     Wendt-Bristol Health Services Corporation adopted, effective July 1, 1989, a retirement plan, under Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company to contribute, on an annual basis, 10% of the employee's eligible deferred compensation; such employer contribution is in the form of Wendt-Bristol Health Services Corporation common stock. During 1997, the partnership contributed 585 shares of Wendt-Bristol Health Services Corporation, and recorded an expense of $878 for the transfer of these shares to the plan.

NOTE 8.  PROPOSED PURCHASE OF LIMITED PARTNERSHIP INTEREST

     The Wendt-Bristol Health Services Corporation ("WBHSC") announced on June 23, 1998 that it is proceeding with plans to acquire all of the limited partnership interests in Diagnostics L.P. WBHSC has approved (subject to the satisfactory completion of the appropriate filings with the Securities and Exchange Commission and any other required approvals) the issuance of authorized, but unissued convertible Preferred Stock with a stated value of $20.00 per share and cumulative dividends at $1.20 per share per annum payable quarterly to accomplish the acquisition of the limited partnership interest that are not held by WBHSC. A special meeting of the unitholders is expected in the fourth quarter of 1998 for purposes of approving the transaction.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Accounting Fees                                               $  8,000
         Printing and Engraving                                        $  6,000
         Legal Fees                                                    $ 20,000
         Registration, Filing and Listing Fees                         $  6,000
         Miscellaneous                                                 $ 10,000

                  TOTAL                                                $ 50,000


ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is required to indemnify the directors, officers, employees and agents of the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Company. In the case of a criminal action, indemnification will be provided if the individual had no reason to believe his conduct was unlawful. However, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless the court in which such action or suit was brought determines otherwise. If successful on the merits, such persons shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the matter.

         Whether an individual has met the standards of conduct set forth above is left to the determination of a majority of the disinterested members of the board of directors, unless a quorum is not available or an independent legal opinion dictates otherwise, in which case the determination will be reached by the shareholders of the Company. The payment of such expenses may be made prior to the final disposition of the matter, upon the authorization of the board of directors and the receipt of an undertaking by such individual to repay the advance amount if indemnification is ultimately determined to be inappropriate.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

         The Company has engaged in the following recent sales of unregistered securities:

         SERIES 1 REGISTERED BONDS (See warrants below)

         Date:                      February 14, 1997.

         Amount: A series of thirty-three (33) bonds totaling Five Million Swiss Francs (Fr 5,000,000.00) in the following denominations:

                                    (i)               Bond No.1 = 1 Million
                                                      Swiss Francs (Fr
                                                      1,000,000.00)

                                    (ii)              Bonds No. 2 and No. 3 =
                                                      Five Hundred Thousand
                                                      Swiss Francs (Fr
                                                      500,000.00)

                                    (iii)             Bonds No. 4 - No. 33 = One
                                                      Hundred Thousand Swiss
                                                      Francs (Fr 100,000.00).

         Underwriter:               No underwriter. The bonds were issued to
                                    European investors.

         Consideration:             The total offering price for the bonds was
                                    Five Million Swiss Francs (Fr 5,000,000.00) with no underwriting discounts or commissions. The Company converted the Five
                                    Million Swiss Francs (Fr 5,000,000.00) into
                                    Three Million Four Hundred Seventeen
                                    Thousand and xx/100 Dollars
                                    (US $3, 417,000.00).

         Exemption:                 The exemption relied upon was Regulation S.
                                    The bonds were sold in an offshore
                                    transaction to European investors and were issued in the name of a Swiss bank.
                                    Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sales qualify for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificates are properly
                                    legended as required by Regulation S and inform the holder of the transactional requirements imposed during the restricted period.

         SERIES 1 WARRANTS          Included in issuance of above bonds

         Date:                      February 14, 1997

         Amount: A series of thirty-three (33) warrants convertible into the Common Stock of The Wendt-Bristol Health Services Corporation at a rate of Two U.S. Dollars (US $2.00) per share in the following increments:

                                    (i) Warrant No. 1 = 60,000 shares

                                    (ii) Warrants No. 2 and No. 3 = 30,000
                                         shares

                                    (iii) Warrants No. 4 - No. 33 = 6,000
                                          shares.

         Underwriter:               No underwriter. The warrants were issued to
                                    European investors.

         Consideration:             The consideration for the Series 1 Bonds
                                    included the warrants. The warrants are
                                    exercisable at a price of Two Dollars
                                    (US $2.00) per share of common stock with no underwriting discounts or commissions.

         Exemption:                 The exemption relied upon was Regulation S.
                                    The warrants were sold in an offshore
                                    transaction to a European investor and were issued in the name of a Swiss bank.
                                    Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sale qualifies for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificate is properly legended as required by Regulation S (see Section 1.4 of Exhibit 1 hereto), the appropriate certification is required to exercise the conversion rights, and the issuer has adopted procedures to ensure compliance with Regulation S.



         SUBORDINATED CONVERTIBLE BOND

         Date:                      December 23, 1996

         Amount:                    1 bond of One Million and no/100 Dollars
                                    ($1,000,000.00)

         Underwriter:               No underwriter. The class of persons to whom
                                    the securities were sold were accredited investors.

         Consideration:             A total offering price of One Million and
                                    no/100 Dollars ($1,000,000.00) with no
                                    underwriting discounts or commissions.

         Exemption:                 The exemption relied upon was Regulation S
                                    due to the fact that the security was sold in an offshore transaction to a European investor to be held by a Swiss bank, complying with the requirement that an offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States.
                                    Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United
                                    States' market for the sale of the
                                    securities were conducted. Furthermore, the sale qualifies for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificate is properly legended as required by Regulation S, the appropriate certification is required to exercise the conversion rights, and have adopted procedures, such as the exercise of conversion rights only through the President of the issuer, to ensure compliance with Regulation S.

ITEM 16: EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibit Index

                  EXHIBIT NUMBER    DESCRIPTION
                  --------------    -----------

                           2.1      Merger Agreement by and among The
                                    Wendt-Bristol Health Services Corporation,
                                    Wendt-Bristol Acquisition, Inc. and
                                    Wendt-Bristol Diagnostics Company

                           2.2      Merger Agreement by and among The
                                    Wendt-Bristol Health Services Corporation,
                                    Wendt-Bristol Acquisition LLC and
                                    Wendt-Bristol Diagnostics Company, L.P.

                           3.1 Certificate of Incorporation of registrant. Filed as Exhibit B to the Company's Proxy Statement (June 27, 1988) and incorporated herein by reference pursuant to Rule 411(c)

                           3.2 By-Laws of the Company. Filed as Exhibit C to the Company's Proxy Statement (June 27,
                                    1988) and incorporated herein by reference pursuant to Rule 411(c)

                           4        The Wendt-Bristol Health Services
                                    Corporation Terms of Series 1 Cumulative
                                    Dividend Convertible Preferred Stock

                           4.1      See Exhibits numbered Exhibit 3.1 and 3.2

                           4.2 Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company, Corna & Co., Inc. and Mellon Securities Trust Company, as Warrant Agent. Filed as Exhibit
                                    4.2 to Registration Statement on Form S-1 of
                                    The Wendt-Bristol Company (Reg. No. 33-8399, filed October 15, 1986) and incorporated herein by reference to Rule 411(c)

                           4.3 Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company, Pittsburgh National Bank, N.A., and The Fifth Third Bank, as Warrant Agent. Filed as
                                    Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference pursuant to Rule 411(c)

                           9 Voting Trust Agreement, dated December 4, 1992, between The Wendt-Bristol Health Services Corporation, Corporate Life Insurance Company and Marvin D. Kantor, as Voting Trustee. Filed as Exhibit 9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference pursuant to Rule 411(c)

                           10.1 Employee Stock Option Plan, as amended. Filed as Exhibit 28.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference pursuant to Rule 411(c)

                           10.2 Loan and Security Agreement, dated March 27, 1996, between Ethan Allen Care Center, Inc. dba Bristol House of Springfield and DVI Capital Company relating to equipment financial. Filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.3 Asset Purchase Agreement, dated April 15, 1996, between Congress Liquors, Inc. and MHK Corp. Filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.4 Mortgage and security agreement dated April 1, 1996, between Wendt-Bristol Diagnostics Co. L.P. and National City Bank. Filed as
                                    Exhibit 10.11 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.5 Mortgage and security agreement dated April 19, 1996 between The Wendt-Bristol Health Services Corporation and Grand Pacific Finance Corp. Filed as Exhibit 10.12 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.6 Receivables purchase and sale agreement dated May 30, 1996 between The Wendt-Bristol Company, et al, and HealthPartners Funding L.P., relating to the health care receivables securitization program. Filed as
                                    Exhibit 10.13 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.7 Amendment to Receivables Purchase and Sale Agreement dated August 29, 1996 between The Wendt-Bristol Company, et al, and HealthPartners Funding L.P., relating to the health care receivables financing program. Filed as Exhibit 10.14 to the Company's Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.8 Convertible subordinated bond, dated December 23, 1996, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns. Filed as Exhibit 1 to the Company's Form 8-K dated December 23, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.9 Series 1 Bond dated February 14, 1997, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns, with
                                    Schedule 1. Filed as Exhibit 1 to the
                                    Company's Form 8-K dated February 14, 1997 and incorporated herein by reference pursuant to Rule 411(c)

                           10.10 Series 1 Warrant dated February 14, 1997, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns, with
                                    Schedule 1. Filed as Exhibit 2 to the
                                    Company's Form 8-K dated February 14, 1997 and incorporated herein by reference pursuant to Rule 411(c)

                           10.11 Temco National Corporation 401(k) Profit Sharing Plan. Filed as Exhibit 28.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference pursuant to Rule 411(c)

                           10.12 Sale and Subservicing Agreement, dated as of February 5, 1993, among The Wendt-Bristol Company, et al, NPF IV, Inc. and National Premier Financial Services, Inc., relating to the health care receivables securitization program. Filed as Exhibit
                                    28.6 to the Company's Annual Report on Form
                                    10-K for the year ended December 31, 1992, and incorporated herein by reference pursuant to Rule 411(c)

                           10.13 Stock Purchase Agreement, dated June 4, 1993, between The Wendt-Bristol Health Services Corporation and Corporate Life Insurance Company. Filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference pursuant to Rule 411(c)

                           10.14 Installment Business Loan Note, dated January 30, 1996, between The Wendt-Bristol Company and Marvin D. Kantor related to working capital loan. Filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c).

                           10.15 Stock Pledge Agreement dated January 30, 1996, between The Wendt-Bristol Company and Marvin D. Kantor related to working capital loan. Filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.16 Loan and Security Agreement, dated March 27, 1996, between Wendt-Bristol Diagnostics Company, L.P. and DVI Capital Company relating to equipment financing. Filed as
                                    Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.17 Loan and Security Agreement, dated March 27, 1996, between Health America, Inc. dba Wendt-Bristol Center and DVI Capital Company relating to equipment financing. Filed as
                                    Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c).

                           10.18 Loan and Security Agreement, dated March 27, 1996, between American Care Center, Inc. dba Bristol House of Columbus and DVI Capital Company relating to equipment financing. Filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           12       Statement regarding computation of ratios

                           13       Annual Report to security holders

                           21       Subsidiaries of Registrant

                           23.1 Consent of Hausser + Taylor LLP relating to The Wendt-Bristol Health Services Corporation

                           23.2 Consent of Hausser + Taylor LLP relating to Wendt-Bristol Disgnostics Company

                           23.3 Consent of Hausser + Taylor LLP relating to Wendt-Bristol Diagnostics Company L.P.

                           24       Power of attorneys

                           27       EDGAR Financial Data Schedule


                  (b)      Financial Statement Schedules

                           Condensed Financial Information...................S-1

                           Valuation and Qualifying Accounts.................S-2

                  (c)      Reports

                           Independent Auditors' Reports.....................R-1

ITEM 22. UNDERTAKINGS

                  None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 29, 1998.

THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
(Registrant)

By: /s/ Marvin D. Kantor
   --------------------
      Marvin D. Kantor, Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                               CAPACITY
----------                               --------

/s/ Marvin D. Kantor                     Chairman of the Board; Director
----------------------------
Marvin D. Kantor

/s/ Sheldon A. Gold                      President (Principal Executive
----------------------------             Officer); Director
Sheldon A. Gold

/s/ Harold T. Kantor                     Vice Chairman of the Board; Director
----------------------------
Harold D. Kantor

/s/ Reed A. Martin                       Executive Vice President; Chief
----------------------------             Operating Officer; Director
Reed A. Martin

/s/ Paul H. Levine                       Director
----------------------------
Paul H. Levine

/s/ Clemente Del Ponte                   Director
----------------------------
Clemente Del Ponte

/s/ Charles R. Cicerchi                  Vice President of Finance; Principal
----------------------------             Accounting and Financial Officer
Charles R. Cicerchi

/s/ Gerald M. Penn                       Director
----------------------------
Gerald M. Penn

                   WENDT-BRISTOL HEALTH SERVICES CORPORATION

                   SELECTED HISTORICAL FINANCIAL INFORMATION
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                AT OR FOR
                              THE SIX MONTHS               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                  ENDED        --------------------------------------------------------------
                              JUNE 30, 1998       1997         1996         1995         1994         1993
                              --------------   ----------   ----------   ----------   ----------   ----------
                               (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues..................    $    5,471     $   20,819   $   21,341   $   20,856   $   19,487   $   19,488
  Income (loss) from
    continuing operations...    $      107     $    1,782   $     (246)  $      217   $      204   $     (238)
  Income (loss) from
    continuing operations
    per common share (A)....    $     0.02     $     0.26   $    (0.04)  $     0.04   $     0.03   $    (0.03)
  Cash dividends declared
    per common share........    $       --     $       --   $       --   $       --   $       --   $       --
  Ratio of earnings to fixed
    charges.................         1.248          2.213        0.810        1.183        1.141        0.815

BALANCE SHEET DATA:
  Book value per common
    share...................    $     1.05     $     1.04   $     0.76   $     0.79   $     0.88   $     0.86
         Total assets.......    $   21,556     $   21,997   $   23,918   $   22,807   $   26,508   $   23,920
  Long-term debt............    $    9,781     $    9,152   $   12,081   $    7,881   $    7,965   $    9,249
  Redeemable preferred
    stock...................    $       --     $       --   $       --   $       --   $       --   $       --
  Stockholders' equity
    (deficit)...............    $    6,330     $    6,445   $    4,742   $    4,543   $    7,200   $    6,964
  Shares outstanding at end
    of period...............     6,023,479      6,181,226    6,236,020    5,719,758    8,195,244    8,141,796

---------------

(A) Calculated on a diluted share basis

           WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                COLUMN A                      COLUMN B      COLUMN C      COLUMN D         COLUMN E
                --------                     ----------    ----------    ----------        ---------
                                                           ADDITIONS
                                             BALANCE AT    CHARGED TO                       BALANCE
                                             BEGINNING     COSTS AND                        AT END
                                             OF PERIOD      EXPENSES     DEDUCTIONS        OF PERIOD
                                              --------      --------      --------         --------
December 31, 1997
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $190,000      $146,000      $135,000(a)      $201,000
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $200,000      $     --      $200,000         $     --
                                              ========      ========      ========         ========
December 31, 1996
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $340,000      $114,620      $264,620(a)      $190,000
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $300,000      $     --      $100,000         $200,000
                                              ========      ========      ========         ========
December 31, 1995
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $250,000      $105,528      $ 15,528(a)(b)   $340,000
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $400,000      $     --      $100,000         $300,000
                                              ========      ========      ========         ========

Notes:  (a) Write-off of uncollectible amounts

        (b) Net of reserves of approximately $150,000 which are no longer connected with a financing arrangement involving the securitization of accounts receivable.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The Wendt-Bristol Health Services Corporation
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of The Wendt-Bristol Health Services Corporation and Subsidiaries for the years ended December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wendt-Bristol Health Services Corporation and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /S/ HAUSSER + TAYLOR LLP
Columbus, Ohio
April 20, 1998

To the General and Limited partners
Wendt-Bristol Diagnostics Company L.P.
(A Limited Partnership)
Columbus, Ohio

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheets of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are freed of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then needed in conformity with generally accepted accounting principles.

                                          /S/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 8, as to which the date if June 23, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Wendt-Bristol Diagnostics Company
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of Wendt-Bristol Diagnostics Company and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wendt-Bristol Diagnostics Company and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 15 as
to which the date is June 23, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                    ----------------------------------------


                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    ----------------------------------------



                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION


                    ----------------------------------------



                                    EXHIBITS


                    ----------------------------------------

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                                                                                                       PAGE IN
                                                                                                       MANUALLY
                                                                                                       SIGNED
EXHIBIT                                                                                                ORIGINAL
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

2.1               Merger Agreement by and among The Wendt-Bristol Health Services Corporation,
                  Wendt-Bristol Acquisition, Inc. and Wendt-Bristol Diagnostics Company

2.2               Merger Agreement by and among The Wendt-Bristol Health Services Corporation,
                  Wendt-Bristol Acquisition LLC and Wendt-Bristol Diagnostics Company, L.P.

3.1               Certificate of Incorporation of registrant. Filed as Exhibit B to the
                  Company's Proxy Statement (June 27, 1988) and incorporated  herein by reference
                  pursuant to Rule 411(c)                                                                         -

3.2               By-Laws of the Company. Filed as Exhibit C to the Company's Proxy Statement
                  (June 27, 1988) and incorporated herein by reference pursuant to Rule 411(c)                    -

4                 The Wendt-Bristol Health Services Corporation Terms of Series 1 Cumulative
                  Dividend Convertible Preferred Stock

4.1               See Exhibits numbered Exhibit 3.1 and 3.2                                                       -

4.2               Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company,
                  Corna & Co., Inc. and Mellon Securities Trust Company, as Warrant  Agent.
                  Filed as Exhibit 4.2 to  Registration Statement on Form S-1 of The
                  Wendt-Bristol Company (Reg. No. 33-8399, filed October 15, 1986) and
                  incorporated herein by reference to Rule 411(c)                                                 -

4.3               Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company,
                  Pittsburgh National Bank, N.A., and The Fifth Third Bank, as Warrant Agent.
                  Filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference pursuant to Rule
                  411(c)                                                                                          -
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
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
9                 Voting Trust Agreement, dated December 4, 1992, between The Wendt-Bristol
                  Health Services Corporation, Corporate Life Insurance Company and Marvin D.
                  Kantor, as Voting Trustee. Filed as Exhibit 9 to the Company's Annual Report
                  on Form 10-K for the year ended  December 31, 1993 and incorporated herein by
                  reference pursuant to Rule 411(c)                                                               -

10.1              Employee Stock Option Plan, as amended. Filed as  Exhibit 28.1 to the
                  Company's Annual Report on Form 10-K for the year ended December 31,
                  1991, and incorporated herein by reference pursuant to Rule 411(c)                              -

10.2              Loan and Security  Agreement, dated March 27, 1996, between Ethan Allen Care
                  Center, Inc. dba Bristol House of Springfield and DVI Capital Company relating to equipment financial. Filed as Exhibit 10.10 to the Company's Annual Report
                  on Form 10-K for the year ended  December 31, 1995 and  incorporated  herein by
                  reference pursuant to Rule 411(c)                                                               -

10.3              Asset Purchase Agreement, dated April 15, 1996, between Congress Liquors, Inc.
                  and MHK Corp. Filed as Exhibit 10.11 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1995 and incorporated herein by reference
                  pursuant to Rule 411(c)                                                                         -

10.4              Mortgage and security agreement dated April 1, 1996, between Wendt-Bristol
                  Diagnostics Co. L.P. and National City Bank. Filed as Exhibit 10.11 to the
                  Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated
                  herein by reference pursuant to Rule 411(c)                                                     -

10.5              Mortgage and security agreement dated April 19, 1996 between The Wendt-Bristol
                  Health Services Corporation and Grand Pacific Finance Corp. Filed as Exhibit
                  10.12 to the Company's Form 10-Q for the quarter ended June 30, 1996 and
                  incorporated herein by reference pursuant to Rule 411(c)                                        -

10.6              Receivables purchase and sale agreement dated May 30, 1996 between  The
                  Wendt-Bristol Company, et al, and HealthPartners Funding L.P., relating to the health care receivables securitization  program. Filed as Exhibit 10.13 to the
                  Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated
                  herein by reference pursuant to Rule 411(c)                                                     -
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
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
10.7              Amendment to Receivables Purchase and Sale Agreement dated August 29,
                  1996 between The Wendt-Bristol Company, et al, and HealthPartners
                  Funding L.P., relating to the health care receivables financing program. Filed as Exhibit 10.14 to the Company's Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference pursuant
                  to Rule 411(c)                                                                                 -

10.8              Convertible subordinated bond, dated December 23, 1996, by and between The
                  Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust,
                  or registered assigns. Filed as Exhibit 1 to the Company's Form 8-K dated
                  December 23, 1996 and incorporated herein by reference pursuant to Rule 411(c)                 -

10.9              Series 1 Bond dated February 14, 1997, by and between The Wendt-Bristol Health
                  Services Corporation and Societe Generale Bank & Trust, or registered assigns, with Schedule 1. Filed as Exhibit 1 to the Company's Form 8-K dated  February
                  14, 1997 and incorporated herein by reference pursuant to Rule 411(c)                          -

10.10             Series 1 Warrant dated  February  14, 1997, by and between The Wendt-Bristol
                  Health Services Corporation and Societe Generale Bank & Trust, or registered assigns, with Schedule 1. Filed as Exhibit 2 to the  Company's Form 8-K dated
                  February 14, 1997 and incorporated herein by reference pursuant to Rule 411(c)                 -

10.11             Temco National Corporation 401(k) Profit Sharing Plan. Filed as Exhibit 28.2
                  to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1991, and incorporated herein by reference pursuant to Rule 411(c)                             -

10.12             Sale and Subservicing Agreement, dated as of February 5, 1993, among The
                  Wendt-Bristol Company, et al, NPF IV, Inc. and National Premier Financial
                  Services, Inc., relating to the health care receivables  securitization program. Filed as Exhibit  28.6 to the Company's Annual Report on Form 10-K
                  for the year ended  December 31, 1992, and incorporated herein by reference
                  pursuant to Rule 411(c)                                                                        -

10.13             Stock Purchase Agreement, dated June 4, 1993, between The Wendt-Bristol Health
                  Services Corporation and Corporate Life Insurance Company. Filed as Exhibit
                  10.4 to the Company's Annual Report on Form 10-K for the year ended December 31,
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
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
                  1993 and incorporated herein by reference pursuant to Rule 411(c)                           -

10.14             Installment Business Loan Note, dated January 30, 1996, between  The
                  Wendt-Bristol Company and Marvin D. Kantor related to working  capital  loan.
                  Filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference  pursuant to Rule
                  411(c).                                                                                     -

10.15             Stock Pledge Agreement dated January 30, 1996, between The Wendt-Bristol
                  Company and Marvin D. Kantor related to working capital loan.  Filed as
                  Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)              -

10.16             Loan and Security Agreement, dated March 27, 1996, between Wendt-Bristol
                  Diagnostics Company, L.P. and DVI Capital Company relating to  equipment financing. Filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K
                  for the year ended December 31, 1995 and incorporated herein by  reference
                  pursuant to Rule 411(c)                                                                     -

10.17             Loan and Security  Agreement, dated March 27, 1996, between  Health  America,
                  Inc. dba Wendt-Bristol  Center and DVI Capital Company relating to equipment financing. Filed as Exhibit 10.8 to the  Company's Annual Report on Form 10-K
                  for the year ended  December 31, 1995 and incorporated herein by  reference
                  pursuant to Rule 411(c)                                                                     -

10.18             Loan and Security Agreement, dated March 27, 1996, between  American  Care
                  Center, Inc. dba Bristol House of Columbus and DVI Capital Company relating to equipment  financing.  Filed as Exhibit 10.9 to the Company's  Annual Report on
                  Form 10-K for the year ended December 31, 1995 and incorporated  herein by
                  reference pursuant to Rule 411(c)                                                           -

12                Statement regarding computation of ratios

13                Annual Report

21                Subsidiaries of Registrant

23.1              Consent of Hausser + Taylor LLP relating to The  Wendt-Bristol  Health Services
                  Corporation
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

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
23.2              Consent of Hausser + Taylor LLP relating to Wendt-Bristol Diagnostics Company

23.3              Consent of Hausser + Taylor LLP relating to Wendt-Bristol Diagnostics
                  Company L.P.

24                Power of attorneys

27                EDGAR Financial Data Schedule
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